Execution Version CREDIT AGREEMENT Dated as of May 2, 2025 by and among VSE CORPORATION, as the Borrower, EACH SUBSIDIARY OF THE BORROWER FROM TIME TO TIME PARTY HERETO, as Guarantors, THE LENDERS FROM TIME TO TIME PARTY HERETO, as Lenders, CITIZENS BANK, N.A., as Administrative Agent and Collateral Agent, BANK OF AMERICA, N.A., as Documentation Agent and CITIZENS BANK, N.A., MANUFACTURERS AND TRADERS TRUST COMPANY, PNC CAPITAL MARKETS LLC, RBC CAPITAL MARKETS1, TD BANK, N.A, TRUIST SECURITIES, INC. and WELLS FARGO SECURITIES, LLC, as Joint Lead Arrangers and Joint Bookrunners 1 RBC Capital Markets is a marketing name for the investment banking activities of Royal Bank of Canada and its affiliates.

Execution Version ARTICLE I DEFINITIONS; CERTAIN TERMS ........................................................................................ 1 Section 1.01 Definitions .......................................................................................................................... 1 Section 1.02 Terms Generally ............................................................................................................... 61 Section 1.03 Certain Matters of Construction ........................................................................................ 62 Section 1.04 Accounting and Other Terms ............................................................................................ 62 Section 1.05 Time References ............................................................................................................... 63 Section 1.06 Rounding ........................................................................................................................... 64 Section 1.07 Timing of Payment and Performance ............................................................................... 64 Section 1.08 Limited Condition Transactions ....................................................................................... 64 Section 1.09 Divisions ........................................................................................................................... 65 Section 1.10 Rates ................................................................................................................................. 65 Section 1.11 Treatment of Unrestricted Subsidiaries ............................................................................ 66 Section 1.12 Certain Calculations and Tests.......................................................................................... 66 ARTICLE II THE LOANS ......................................................................................................................... 66 Section 2.01 Commitments and Incremental Facilities ......................................................................... 66 Section 2.02 Making the Loans ............................................................................................................. 72 Section 2.03 Repayment of Loans; Evidence of Debt ........................................................................... 73 Section 2.04 Interest .............................................................................................................................. 75 Section 2.05 Reduction of Commitment; Prepayment of Loans ........................................................... 77 Section 2.06 Fees ................................................................................................................................... 80 Section 2.07 Inability to Determine Interest Rates ................................................................................ 81 Section 2.08 Extended Term Loans; Extended Revolving Commitments ............................................. 83 Section 2.09 Taxes ................................................................................................................................. 87 Section 2.10 Increased Costs and Reduced Return ................................................................................ 90 Section 2.11 Changes in Law; Impracticability or Illegality ................................................................. 91 Section 2.12 Mitigation Obligations; Replacement of Lenders ............................................................. 92 ARTICLE III LETTERS OF CREDIT ....................................................................................................... 93 Section 3.01 General .............................................................................................................................. 93 Section 3.02 Notice of Issuance, Amendment, Extension; Certain Conditions ..................................... 93 Section 3.03 Expiration Date ................................................................................................................. 94 Section 3.04 Participations .................................................................................................................... 94 Section 3.05 Reimbursement ................................................................................................................. 95 Section 3.06 Obligations Absolute ........................................................................................................ 95 Section 3.07 Disbursement Procedures.................................................................................................. 96 Section 3.08 Interim Interest .................................................................................................................. 96 Section 3.09 Replacement and Resignation of an Issuing Bank ............................................................ 96 Section 3.10 Cash Collateralization ....................................................................................................... 97 Section 3.11 Letters of Credit Issued for Account of Restricted Subsidiaries ....................................... 97 ARTICLE IV APPLICATION OF PAYMENTS; DEFAULTING LENDERS ........................................ 97 Section 4.01 Payments; Computations and Statements ......................................................................... 97 Section 4.02 Sharing of Payments ......................................................................................................... 98 Section 4.03 Apportionment of Payments ............................................................................................. 99 Section 4.04 Defaulting Lenders ........................................................................................................... 99 ARTICLE V CONDITIONS TO LOANS ................................................................................................ 100 Section 5.01 Conditions Precedent to Effectiveness ............................................................................ 100 Section 5.02 Conditions Precedent to All Loans after the Closing Date ............................................. 102

TABLE OF CONTENTS
(continued)

Page

ARTICLE VI REPRESENTATIONS AND WARRANTIES		103
Section 6.01	Representations and Warranties	103
(a)	Organization, Good Standing, Etc.	103
(b)	Authorization, Etc.	103
(c)	Governmental Approvals.	103
(d)	Enforceability of Loan Document.	103
(e)	Capitalization.	103
(f)	Litigation	104
(g)	Financial Statements	104
(h)	Compliance with Law, Etc	104
(i)	ERISA	104
(j)	Taxes, Etc	104
(k)	Regulations T, U and X	105
(l)	Insurance	105
(m)	Properties	105
(n)	Employee and Labor Matters	105
(o)	Environmental Matters	105
(p)	Government Contracts	106
(q)	Use of Proceeds	106
(r)	Solvency	106
(s)	Intellectual Property	106
(t)	No Default; no MAE	106
(u)	Investment Company Act	106
(v)	Senior Indebtedness	106
(w)	Security Documents	106
(x)	Anti-Corruption Laws; Sanctions; Patriot Act	107
(y)	Full Disclosure	107
(z)	Affected Financial Institutions	107
(aa)	Outbound Investment Rules	107
ARTICLE VII COVENANTS OF THE LOAN PARTIES		108
Section 7.01	Affirmative Covenants	108
(a)	Reporting Requirements	108
(b)	Additional Guarantors and Collateral Security	110
(c)	Compliance with Laws; Payment and Performance of Obligations	111
(d)	Preservation of Existence, Etc.	111
(e)	Keeping of Records and Books of Account	112
(f)	Inspection Rights	112
(g)	Maintenance of Properties, Etc.	112
(h)	Maintenance of Insurance	113
(i)	Obtaining of Permits, Etc	113
(j)	Environmental	113
(k)	Notices	113
(l)	[Reserved]	115
(m)	[Reserved]	115
(n)	Use of Proceeds	115
(o)	Designation of Restricted Subsidiaries	115
(p)	Lender Meetings	116
(q)	Further Assurances	116

TABLE OF CONTENTS
(continued)

		Page
(r)	Federal Assignment of Claims Act	117
Section 7.02	Negative Covenants	117
(a)	Liens, Etc.	117
(b)	Indebtedness	118
(c)	Fundamental Changes; Dispositions	118
(d)	Change in Nature of Business	119
(e)	Loans, Advances, Investments, Etc.	119
(f)	Sale and Leaseback Transactions	119
(g)	Amendments of Subordinated Indebtedness	119
(h)	Restricted Payments	119
(i)	Federal Reserve Regulations; Investment Company Act	119
(j)	Transactions with Affiliates	120
(k)	Limitations on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries	120
(l)	Limitations on Negative Pledges	122
(m)	Modifications of Organizational Documents	123
(n)	Outbound Investment Rules	123
ARTICLE VIII FINANCIAL COVENANTS		123
Section 8.01	Financial Covenants.	123
ARTICLE IX EVENTS OF DEFAULT		124
Section 9.01	Events of Default	124
Section 9.02	[Reserved]	126
Section 9.03	Application of Payments	127
ARTICLE X AGENTS		128
Section 10.01	Appointment	128
Section 10.02	Nature of Duties; Delegation	129
Section 10.03	Rights, Exculpation, Etc.	129
Section 10.04	Reliance	130
Section 10.05	Indemnification	130
Section 10.06	Agents Individually	130
Section 10.07	Successor Agent	131
Section 10.08	Collateral Matters	131
Section 10.09	Agency for Perfection	133
Section 10.10	No Reliance on any Agent's Customer Identification Program	133
Section 10.11	No Third-Party Beneficiaries	134
Section 10.12	No Fiduciary Relationship	134
Section 10.13	Certain ERISA Matters	134
Section 10.14	Credit Bidding	135
Section 10.15	Collateral Agent May File Proofs of Claim	136
Section 10.16	Posting of Communications	136
Section 10.17	Erroneous Payments	137
ARTICLE XI GUARANTY		140
Section 11.01	Guaranty	140
Section 11.02	Guaranty Absolute	140
Section 11.03	Waiver	141

TABLE OF CONTENTS (continued) Page Section 11.04 Continuing Guaranty; Assignments ................................................................................ 141 Section 11.05 Subrogation ..................................................................................................................... 141 Section 11.06 Contribution .................................................................................................................... 142 ARTICLE XII MISCELLANEOUS ......................................................................................................... 143 Section 12.01 Notices, Etc ..................................................................................................................... 143 Section 12.02 Amendments, Etc ............................................................................................................ 144 Section 12.03 No Waiver; Remedies, Etc. ............................................................................................. 146 Section 12.04 Expenses; Attorneys’ Fees .............................................................................................. 146 Section 12.05 Right of Set-off ............................................................................................................... 148 Section 12.06 Severability ..................................................................................................................... 148 Section 12.07 Assignments and Participations ...................................................................................... 148 Section 12.08 Counterparts .................................................................................................................... 153 Section 12.09 GOVERNING LAW ....................................................................................................... 153 Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE ................ 153 Section 12.11 WAIVER OF JURY TRIAL, ETC ................................................................................. 154 Section 12.12 [Reserved.] ...................................................................................................................... 154 Section 12.13 Reinstatement; Certain Payments ................................................................................... 154 Section 12.14 Indemnification; Limitation of Liability for Certain Damages ....................................... 154 Section 12.15 Records ........................................................................................................................... 155 Section 12.16 Binding Effect ................................................................................................................. 155 Section 12.17 Highest Lawful Rate ....................................................................................................... 156 Section 12.18 Confidentiality ................................................................................................................ 157 Section 12.19 Public Disclosure ............................................................................................................ 157 Section 12.20 Integration ....................................................................................................................... 157 Section 12.21 USA PATRIOT Act ........................................................................................................ 157 Section 12.22 Keepwell ......................................................................................................................... 158 Section 12.23 Currency Indemnity ........................................................................................................ 158 Section 12.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions ............... 158 Section 12.25 Acknowledgement Regarding Any Supported QFCs ..................................................... 159

NAI-5000687194v2 v SCHEDULE AND EXHIBITS Schedule 1.01(A) Lenders and Lenders’ Commitments Schedule 1.01(D) Immaterial Subsidiaries Schedule 6.01(e) Capitalization; Subsidiaries Schedule 7.02(a) Existing Liens Schedule 7.02(b) Existing Indebtedness Schedule 7.02(e) Existing Investments Schedule 7.02(k) Limitations on Dividends and Other Payment Restrictions Exhibit A Form of Joinder Agreement Exhibit B Form of Assignment and Acceptance Exhibit C Form of Notice of Borrowing Exhibit D Form of Solvency Certificate Exhibit E-1 Form of Term Note Exhibit E-2 Form of Revolving Loan Note Exhibit F Form of Interest Election Request Exhibit G Form of Compliance Certificate Exhibit H Form of Tax Compliance Certificates

CREDIT AGREEMENT Credit Agreement, dated as of May 2, 2025, by and among VSE CORPORATION, a Delaware corporation (the “Borrower”), each subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” hereunder or otherwise guaranties all or any part of the Obligations (as hereinafter defined), each a “Guarantor” and, collectively, the “Guarantors”), the lenders from time to time party hereto (each a “Lender” and, collectively, the “Lenders”), CITIZENS BANK, N.A. (“Citizens”), as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and collateral agent for the Lenders and the other Secured Parties (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”, together with the Administrative Agent, each an “Agent” and, collectively, the “Agents”). RECITALS The Borrower has requested, and the Lenders have agreed to make available to the Borrower revolving credit facilities (including a letter of credit subfacility and a swingline subfacility) and a term loan facility upon and subject to the terms and conditions set forth in this Agreement (A) to repay Existing Indebtedness (as defined below) and discharge and release all guarantees and liens thereunder (the “Refinancing”), (B) to pay all or a portion of the fees and expenses in connection with the Refinancing and the transactions contemplated under the Loan Documents (as defined below) (the “Transaction Costs”) and (C) for the general working capital and other general corporate purposes of the Loan Parties and their respective Restricted Subsidiaries. The Loan Parties desire to secure all of their Obligations under the Loan Documents by granting to Collateral Agent, for the benefit of the Secured Parties, a security interest in and Lien upon substantially all of their property constituting Collateral. In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows: ARTICLE I DEFINITIONS; CERTAIN TERMS Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms: “ABR” means the highest of (a) the Federal Funds Effective Rate, as published by the NYFRB, plus 1/2 of 1%, (b) the prime commercial lending rate of the Administrative Agent (which such rate is an index or base rate and will not necessarily be its lowest or best rate charged to its customers or other banks) and (c) the Daily SOFR Rate (as defined below) plus 1.00%; provided that, notwithstanding the foregoing, in no event shall ABR be less than the Floor. “ABR Borrowing” means a Borrowing of ABR Loans. “ABR Loan” means each portion of a Loan that bears interest at a rate determined by reference to the ABR.

2 “ABR Revolving Loan” means each portion of a Revolving Loan that bears interest at a rate determined by reference to the ABR. “Account Receivable” means, with respect to any Person, any and all rights of such Person to payment for goods sold or leased and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto. “Acquisition” means the acquisition (whether by means of a merger, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person. “Acquisition Agreement” means any definitive agreement pursuant to which an Acquisition is to be consummated. “Additional Amount” has the meaning specified therefor in Section 2.09(a). “Additional Lender” means, at any time, any bank, other financial institution or institutional investor or fund that, in each case, is not an existing Lender and that agrees to provide any portion of any Refinancing Amendment Debt pursuant to a Refinancing Amendment in accordance with Section 2.01(d). “Adjusted Covenant Period” has the meaning assigned to such term in Section 8.01(a). “Administrative Agent” has the meaning specified therefor in the preamble hereto. “Administrative Agent’s Account” means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything herein to the contrary, unless expressly stated otherwise, in no event shall any Agent, any Lender or any of their respective affiliates be considered an “Affiliate” of any Loan Party. “Agent” and “Agents” have the respective meanings specified therefor in the preamble hereto. “Agreement” means this Credit Agreement, including all amendments, restatements, amendments and restatements, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

3 “All-In Yield” means, as to any Indebtedness, the effective yield on such Indebtedness, taking into account the applicable interest rate margins, any interest rate floors or similar devices, all recurring fees and all other fees, including upfront or similar fees or original issue discount (amortized over the shorter of (a) the life of such Indebtedness and (b) the four years following the date of incurrence thereof) payable generally to applicable lenders, but excluding any customary arrangement, structuring, ticking, underwriting, amendment or other fees payable in connection therewith that are payable to one or more arrangers (or their Affiliates) in their respective capacities as such (regardless of whether such fees are paid to or shared in whole or in part to any lender) and any other fee that is not generally shared with all relevant lenders, ratably and customary consent fees paid generally to consenting lenders. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery, corruption or money laundering. “Applicable Margin” means: (a) from the Closing Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 7.01(a)(iii) in respect of the fiscal quarter ending June 30, 2025, with respect to the interest rate of the Revolving Loans and Initial Term Loans that are (i) SOFR Loans, 1.75% per annum and (ii) ABR Loans, 0.75% per annum and (b) thereafter, the following percentages per annum, based upon Total Net Leverage Ratio as specified in the most recent Compliance Certificate pursuant to Section 7.01(a)(iii): Total Net Leverage Ratio Term SOFR Rate ABR Greater than or equal to 3.50:1.00 2.25% 1.25% Greater than or equal to 3.00:1.00 but less than 3.50:1.00 2.00% 1.00% Greater than or equal to 2.25:1.00 but less than 3.00:1.00 1.75% 0.75% Greater than or equal to 1.50:1.00 but less than 2.25:1.00 1.50% 0.50% Less than 1.50:1.00 1.25% 0.25% Any increase or decrease in the Applicable Margin resulting from a change in the Total Net Leverage Ratio shall become effective as of the third Business Day following the date a Compliance Certificate is delivered pursuant to Section 7.01(a)(iii). Notwithstanding anything to the contrary contained in this definition, the determination of the applicable rate for any period shall be subject to the provisions of Section 2.10(b). If the Borrower fails to provide a Compliance Certificate when due as required by Section 7.01(a)(iii) for the most recently completed fiscal quarter of the Borrower preceding the applicable calculation date, the Applicable Margin from the date on which such Compliance Certificate was required to have been delivered shall be based on the highest pricing level until such time as such Compliance Certificate is delivered, at which time the pricing level shall be determined by reference to the Total Net Leverage Ratio as of the last day of the most recently completed fiscal quarter of the Borrower preceding such calculation date.

4 Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 7.01(a)(i), (ii) or (iii) is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall promptly (and in any case within five (5) Business Days) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Total Net Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall promptly (and in any case within five (5) Business Days) and retroactively be obligated to pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Article IV. “Arrangers” means, collectively, Citizens Bank, N.A., as left lead arranger, and Manufacturers and Traders Trust Company, PNC Capital Markets LLC, RBC Capital Markets, TD Bank, N.A, Truist Securities, Inc. and Wells Fargo Securities, LLC, as co-lead arrangers. “Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Administrative Agent and the Borrower, in each case, if applicable, in accordance with Section 12.07 hereof and substantially in the form of Exhibit B hereto or such other form acceptable to the Administrative Agent and the Borrower. “Authorized Officer” means, with respect to any Person, the chief executive officer, chief operating officer, president, chief financial officer, secretary, director (in the case of a non-U.S. Person, if applicable, or, for a U.S. Person, when used as an officer title), treasurer or other officer performing similar functions, president, vice president, assistant vice president, senior managing director, managing director or controller of such Person. “Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Credit Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (iv) of Section 2.07(b). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bank Product Agreements” means those certain cash management service agreements entered into from time to time among any Loan Party, on the one hand, and a Bank Product Provider, on

5 the other hand, in connection with any of the Bank Products, including any Lender-Provided Hedge Agreement. “Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any Loan Party, or their respective Subsidiaries, to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising. Notwithstanding any of the foregoing, Bank Product Obligations shall not include any Excluded Hedge Liabilities. “Bank Product Provider” means the Administrative Agent, any Lender or any Affiliate thereof at the time such Affiliate entered into any Bank Product Agreement, in each case, that provides Bank Products to any Loan Party. “Bank Products” means any service or facility extended to the Borrower by any Bank Product Provider, including: (a) credit cards, (b) credit card processing services, (c) debit cards and stored value cards, (d) purchase cards and commercial cards, (e) ACH transactions, (f) cash management and treasury management services and products, including controlled disbursement, accounts or services, lockboxes, automated clearinghouse transactions, overdrafts, interstate depository network services, or (g) Lender-Provided Hedge Agreements and other foreign exchange or “FX” cash management products. “Bankruptcy Code” means Title 11 of the United States Code, and any successor statute or any similar federal or state law for the relief of debtors. “Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (i) of Section 2.07(b). Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof. “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (a) Daily Simple SOFR; or (b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate and an adjustment as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment; provided, that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion. If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

6 “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities. “Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of the Benchmark, or any Benchmark Replacement, any technical, administrative or operational changes (including, for example and not by way of limitation or prescription, changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition, the definition of “Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.10, and other technical, administrative or operational matters) that the Administrative Agent in consultation with the Borrower decides may be appropriate in connection with the use or administration of the Benchmark or to reflect the adoption and implementation of any Benchmark Replacement or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents) “Benchmark Replacement Date” means a date and time determined by Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

7 “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.07(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.07(b). “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code to which Section 4975 of the Internal Revenue Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Board of Directors” means with respect to (a) any corporation or exempted company the board of directors of the corporation or exempted company or any committee thereof duly authorized to

8 act on behalf of such board, (b) a partnership, the board of directors or equivalent governing body of the general partner of the partnership, (c) a limited liability company, the sole manager, managing member or members or any controlling committee or board of managers or equivalent governing body of such company or the sole member or the managing member thereof, and (d) any other Person, the board or committee of such Person serving a similar function. “Borrower” means VSE Corporation, a Delaware corporation, together with its successors and assigns permitted hereunder. “Borrowing” means Loans of the same Class and Type made, converted or continued on the same date and, in the case of SOFR Loans meeting the foregoing requirements, as to which a single Interest Period is in effect. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to be closed for business in New York City, New York, United States of America. “Capital Expenditures” means, with respect to any Person for any period, the sum of the aggregate of all expenditures by such Person and its Subsidiaries during such period which should be capitalized in accordance with GAAP and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person; provided, that the term “Capital Expenditures” shall not include any such expenditures which constitute any of the following: (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment to the extent financed with the proceeds of asset sales or other dispositions that are not required to be applied to prepay Term Loans pursuant to Section 2.05(c)(vi) only to the extent of such proceeds, (iv) expenditures that are accounted for as capital expenditures by the Borrower or any other Loan Party and that actually are paid for or reimbursed by a Person other than the Borrower or such other Loan Party, (v) the book value of any asset owned by the Borrower or any of its Restricted Subsidiaries prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided, that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a capital expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in capital expenditures when such asset was originally acquired, (vi) any capitalized interest expense reflected as additions to property, plant or equipment in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries,

9 (vii) any non-cash compensation or other non-cash costs reflected as additions to property, plant or equipment in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries, (viii) expenditures made with Qualified Equity Interests or the net cash proceeds of any issuance of Qualified Equity Interests; or (ix) the consideration paid in connection with a Permitted Acquisition or other Investment permitted hereby, or made by the Person being acquired prior to the closing date of such Permitted Acquisition or other Investment. “Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP (but subject to Section 1.04(a)) to be capitalized on the balance sheet of such Person. “Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP. “Captive Insurance Subsidiary” means any Subsidiary formed solely for the purpose of facilitating self-insurance programs of the Borrower and/or its Restricted Subsidiaries. “Cash Equivalents” means any of the following: (a) Dollars; (b) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the government of the United States of America or (ii) issued by any agency of the United States of America and the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; (c) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody’s or A-1 by Standard & Poor’s (or, if at any time neither Moody’s nor Standard and Poor’s shall be rating such obligations, carrying an equivalent rating by a nationally recognized rating agency); (d) certificates of deposit, time deposits, Eurodollar time deposits or overnight bank deposits maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A-1 by Standard & Poor’s or A by Moody’s (or, if at any time neither Moody’s nor Standard and Poor’s shall be rating such obligations, carrying an equivalent rating by a nationally recognized rating agency); (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (d) of this definition; (g) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (d) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (h) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; and (l) marketable tax exempt securities rated P-1 or higher by Moody’s or A1 or higher by Standard & Poor’s, in each case, maturing within 270 days from the date of acquisition thereof.

10 “CEA” means the Commodity Exchange Act (7 U.S.C. §1 et seq.) and any successor statute. “CFC” has the meaning specified therefor in the definition of “Excluded Foreign Subsidiary”. “CFC Holdco” has the meaning specified therefor in the definition of “Excluded Foreign Subsidiary”. “CFTC” means the Commodity Futures Trading Commission. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith (whether or not having the force of law) and (ii) all requests, rules, regulations, guidelines, interpretations or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law) shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued, promulgated or implemented. “Change of Control” means each occurrence of any of the following: (a) any Person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Closing Date) shall own, directly or indirectly, beneficially or of record, shares representing 40% or more of the aggregate ordinary voting power or economic interests represented by the issued and outstanding Equity Interests of the Borrower on a fully diluted basis, or (b) a majority of the seats (other than vacant seats) on the Board of Directors (or equivalent governing body) of the Borrower shall at any time be occupied by Persons who were neither (i) nominated, approved or appointed by the Board of Directors (or equivalent governing body) of the Borrower nor (ii) nominated, approved or appointed by individuals so nominated, approved, or appointed. For purposes of this definition, any direct or indirect parent company of the Borrower shall not itself be considered a “Person” or “group”; provided that no “Person” or “group” beneficially owns, directly or indirectly, 40% or more of the total voting power of the Equity Interests of such parent company. “Citizens” has the meaning specified therefor in the preamble hereto. “Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or Loans comprising such Borrowing, are Term Loans, Revolving Loans or Incremental Loans; provided that Incremental Term Loans that have different terms and conditions shall be construed to be in different Classes. “Closing Date” means May 2, 2025. “Closing Date Financial Statements” means (a) the audited consolidated balance sheet of the Borrower and its Restricted Subsidiaries for the fiscal year ended December 31, 2024 and the related

11 audited consolidated statements of income, cash flows and shareholders’ equity of the Borrower and its Restricted Subsidiaries and (b) the unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of the Borrower and its Restricted Subsidiaries, covering any of the first three fiscal quarters that have ended after the most recent Fiscal Year covered by the financial statements set forth in clause (a) and at least 45 days before the Closing Date. “Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person pursuant to any Loan Document as security for all or any part of the Obligations, but excluding any Excluded Collateral. “Collateral Account” has the meaning specified therefor in Section 3.10. “Collateral Agent” has the meaning specified therefor in the preamble hereto. “Commercial Contract” means any written contract to which a Loan Party or its Restricted Subsidiaries is a party (other than a Government Contract or Government Subcontract) which gives rise or may give rise to any receivables. “Commitments” means, with respect to each Lender, the sum of such Lender’s Term Loan Commitment, Revolving Commitment (including Swingline Loans and Letter of Credit Commitment) Incremental Revolving Commitment and Incremental Term Loan Commitment. “Commitment Fee” means (i) from the Closing Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 7.01(a)(iii) in respect of the fiscal quarter ending June 30, 2025, 0.250% per annum of the actual daily amount of undrawn portion of the Revolving Commitment, and (ii) thereafter, the following percentages per annum, based upon Total Net Leverage Ratio as specified in the most recent Compliance Certificate pursuant to Section 7.01(a)(iii) for the most recently completed fiscal quarter, in each case, (excluding any Revolving Commitments of Defaulting Lenders, except to the extent such Revolving Commitments are reallocated to Lenders who are not Defaulting Lenders) payable quarterly in arrears after the Closing Date: Total Net Leverage Ratio Commitment Fee Greater than or equal to 3.50:1.00 0.300% Greater than or equal to 3.00:1.00 but less than 3.50:1.00 0.275% Greater than or equal to 2.25:1.00 but less than 3.00:1.00 0.250% Greater than or equal to 1.50:1.00 but less than 2.25:1.00 0.225% Less than 1.50:1.00 0.200% All Commitment Fees will be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee will commence to accrue on the Closing Date and will cease to accrue on the date on which all Revolving Commitments terminate as provided herein. Swingline Loans will not be deemed to be a utilization of the Revolving Commitment solely for the purpose of calculating Commitment Fees. If the Borrower fails to provide a Compliance Certificate when due as required by Section 7.01(a)(iii) for the most recently completed fiscal quarter of the Borrower preceding the applicable calculation date,

12 the Commitment Fee from the date on which such Compliance Certificate was required to have been delivered shall be based on the highest pricing level until such time as such Compliance Certificate is delivered, at which time the pricing level shall be determined by reference to the Total Net Leverage Ratio as of the last day of the most recently completed fiscal quarter of the Borrower preceding such calculation date. Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 7.01(a)(i), (ii) or (iii) is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Commitment Fee for any period (an “Applicable Period”) than the Commitment Fee applied for such Applicable Period, then (A) the Borrower shall promptly (and in any case within five (5) Business Days) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (B) the Commitment Fee for such Applicable Period shall be determined as if the Total Net Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall promptly (and in any case within five (5) Business Days) and retroactively be obligated to pay to the Administrative Agent the accrued additional interest owing as a result of such increased Commitment Fee for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Article IV. “Compliance Certificate” has the meaning assigned to such term in Section 7.01(a)(iii). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated EBITDA” means, with respect to any Person for any period: (a) the Consolidated Net Income of such Person for such period, plus (b) without duplication, the sum of the following amounts for such period to the extent deducted (and not added back, adjusted, or otherwise included or reflected) in the calculation of Consolidated Net Income (other than as set forth in clauses (b)(vii)) for such period: (i) all Taxes on or measured by income, the provision for federal, state, local and foreign income taxes, taxes on profit or capital, including, without limitation, state franchise, excise, and similar taxes and foreign withholding taxes paid or accrued, and state taxes in lieu of business fees (including business license fees), (ii) Consolidated Net Interest Expense, (iii) any depreciation and amortization expense, including amortization recorded for capitalized software expenses, (iv) any non-recurring, extraordinary, or unusual gains or losses, expenses or charges, (v) non-cash charges, adjustments, expenses or losses (excluding any non- cash charges that constitute an accrual of or a reserve for future cash charges or are reasonably likely to result in a cash outlay in a future period),

13 (vi) any reasonable (as determined by the Borrower in good faith) transaction fees, costs or expenses relating to any Acquisitions or Investments permitted hereunder, or the incurrence, prepayment, amendment, modification, restructuring or refinancing of Indebtedness (including the Loans) for such period, in each case, whether or not consummated, (vii) the pro forma “run rate” cost savings, operating expense reductions and cost synergies (in each case net of amounts actually realized during such period) that result from actions taken (or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower)) in connection with (i) any Acquisition or any other Investment permitted hereunder or (ii) any operating improvements, restructurings, cost savings and similar initiatives, in each case, reasonably expected by the Borrower in good faith to be realized (or, in with respect of actions for which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower)) within twelve (12) months after the end of such period and calculated on a “run rate” basis such that the full recurring benefit associated therewith is taken into account; provided that (A) no such cost savings, operating expense reductions or cost synergies shall be added pursuant to this clause to the extent duplicative of any expenses or charges otherwise added to (or excluded from) EBITDA, whether through a pro forma adjustment or otherwise, for such period and (B) a financial officer of the Borrower shall have provided a reasonably detailed statement or schedule of such costs savings, operating expense reductions and cost synergies certifying to the above requirements; provided, further, that the aggregate amount added back under this clause (b)(vii) for any period, when combined with amounts added pursuant to clause (b)(viii) below for any period, shall not exceed 25% of Consolidated EBITDA for such period (calculated before giving effect to such add backs), (viii) any non-recurring cash expenses during such period resulting from restructuring charges, accruals, reserves, integration expenses and business optimization expenses; provided, that the aggregate amount added back under this clause (b)(viii) for any period, when combined with amounts added pursuant to clause (b)(vii) above for any period, shall not exceed 25% of Consolidated EBITDA for such period (calculated before giving effect to such add backs), (ix) any losses, expenses or charges with respect to disposed, abandoned, closed and discontinued operations or facilities and any accretion or accrual of discounted liabilities and on the disposal of disposed, abandoned, and discontinued operations or closed facilities, (x) proceeds of business interruption insurance and charges, losses or expenses to the extent indemnified, insured, reimbursed or reimbursable or otherwise covered by an unaffiliated third party, in each case, to the extent received in cash by a Loan Party or any of its Restricted Subsidiaries, (xi) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA for any previous period and not added back, (xii) (i) costs, fees and expenses associated with the Transactions (including all Transaction Costs), including for any indemnified costs, fees and expenses pursuant to the Transactions, (ii) any fees, expenses and premiums paid or payable to Administrative Agent, the Lenders and the Issuing Bank, including pursuant to the Fee Letter and (iii) fees, and expenses paid or payable to legal counsel or other consultants of Administrative Agent in connection with the Loan Documents, (xiii) fees, costs and expenses that have been or, without duplication, are required to be reimbursed by unaffiliated third parties (pursuant to indemnity or otherwise) to the extent

14 such reimbursement is actually received in cash during the measurement period or the Borrower reasonably expects that such reimbursement will be received in cash within 180 days after the end of such measurement period (with a deduction in the applicable future measurement period for any amount so added back to the extent not actually reimbursed within such 180 day period), (xiv) earn out and contingent consideration obligations incurred in connection with any Acquisition or other Investment and paid or accrued during the applicable period, including any mark to market adjustments, premiums and broker’s fees incurred in connection with (i) director’s and officer’s insurance and (ii) key man life insurance, and (xv) fees, costs and expenses incurred in connection with any litigation, legal settlement, fine, judgment or claim involving Borrower or any of its Restricted Subsidiaries, minus (c) without duplication, the sum of the following amounts for such period to the extent included in the calculation of such Consolidated Net Income for such period: (i) any credit for United States federal income taxes or other taxes measured by net income and payable by any Loan Party, (ii) any gain from extraordinary items or unusual non-recurring items, (iii) any aggregate net gain from the Disposition of property (other than accounts and Inventory) outside the ordinary course of business, and (iv) any other non-cash gain; in each case, determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, Consolidated EBITDA shall be calculated on a pro forma basis with respect to any Specified Transaction, as if such Specified Transaction had occurred on the first day of any applicable measurement period, and Consolidated EBITDA shall be subject to pro forma adjustments for such period which are reasonably anticipated to be realizable by the Borrower within the first twelve (12) months following any such Specified Transaction; provided that, such aggregate amounts shall not be duplicative of any amounts already included in the calculation of Consolidated EBITDA; provided that the amounts added back in the calculation of Consolidated EBITDA for any applicable measurement period pursuant to the foregoing, when combined with all amounts added back pursuant to clauses (b)(vii) and (b)(viii) of this definition, shall not, in the aggregate, exceed shall not exceed 25% of Consolidated EBITDA for such measurement period (calculated before giving effect to such add backs for such period in the calculation of Consolidated EBITDA). “Consolidated First Lien Debt” means, as to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on any property or assets of the Borrower and its Restricted Subsidiaries, other than the portion of Consolidated Total Debt that is secured by Liens on property or assets of the Borrower or any Restricted Subsidiary that are expressly subordinated or junior to the Liens securing the Obligations. “Consolidated Interest Coverage Ratio” means, with respect to any Test Period, the ratio of, (a) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such Test Period, to (b) Consolidated Net Interest Expense of the Borrower and its Restricted Subsidiaries for such Test Period.

15 “Consolidated Net Income” means, with respect to any Person, for any Test Period, the consolidated net income (or loss) of such Person and its Subsidiaries for such Test Period; provided, however, that the following shall be excluded from such net income (to the extent otherwise included therein), without duplication: (a) the net income (or loss) of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) except for determinations expressly required to be made on a pro forma basis, the net income (or loss) of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries, and (c) the net income of any Subsidiary to the extent that the declaration or payment of cash dividends by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary. “Consolidated Net Interest Expense” means, with respect to any Person for any Test Period: (a) gross interest expense (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense, and other banking fees, discounts, charges and commissions, but excluding any such expense arising under a Permitted Factoring Financing) of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including interest expense paid to Affiliates of such Person), less (b) the sum of (i) interest income for such period and (ii) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense, but excluding any such expense arising under a Permitted Factoring Financing), plus (c) the sum of (i) losses for such period on Hedging Agreements (to the extent not included in gross interest expense) and (ii) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP. “Consolidated Total Assets” means, as of any date of determination, with respect to any Person, the assets and properties of such Person and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP as set forth on the most recent consolidated balance sheet of such Person for the most recently completed fiscal quarter delivered pursuant to Section 7.01(a)(ii). “Consolidated Total Debt” means, with respect to any Person and its Subsidiaries as of any date of determination and as determined on a consolidated basis and without duplication, an amount equal to the sum of Indebtedness of the type set forth in clauses (a), (b), (c) (but excluding seller debt that constitutes Subordinated Indebtedness to the extent all interest owing thereunder is payable-in-kind only), (e), (f) (but only to the extent that any letter of credit, bankers’ acceptance or similar instrument has been drawn and not reimbursed), (h) (but limited to securitization obligations that are recourse to the Borrower or any of its Restricted Subsidiaries(other than any Securitization Subsidiary)) and (k) of the definition

16 thereof (but only with respect to Indebtedness of another Person that would otherwise constitute “Consolidated Total Debt” under this definition) and all guarantees by Loan Parties of the foregoing; provided that “Consolidated Total Debt” shall be calculated (x) net of unrestricted domestic cash and Cash Equivalents on hand of the Loan Parties as of such date, (y) excluding any obligation, liability or indebtedness of such Person or any of its Subsidiaries if, upon or prior to the maturity thereof, there shall have been irrevocably deposited with the proper Person in trust or escrow the necessary funds for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds so deposited are not included in any computation of unrestricted cash and Cash Equivalents on hand of the Loan Parties in the preceding clause (x) and (z) excluding Indebtedness and all other obligations arising under any Permitted Factoring Financing. “Contingent Indemnity Obligations” means any Obligation constituting a contingent, unliquidated indemnification obligation, expense reimbursement obligation or any other contingent, unliquidated obligation of any Loan Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made with respect thereto. “Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include (a) any product warranties extended in the ordinary course of business, (b) endorsements of instruments for deposit or collection in the ordinary course of business or (c) indemnities incurred in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith. “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, indenture, mortgage, deed of trust, contract or any other instrument or undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject. “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

17 (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning specified therefor in Section 12.25. “Credit Agreement Refinancing Debt” means any Indebtedness issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) by Borrower in exchange for, or to extend, renew, replace, redeem or refinance, in whole or part, existing Term Loans or, in whole, existing Revolving Loans (or unused Revolving Loan Commitments) (including any successive Credit Agreement Refinancing Debt) (“Refinanced Debt” and any such Refinanced Debt that consists of Term Loans, “Refinanced Term Debt” and any such Refinanced Debt that is a revolving credit facility, “Refinanced Revolving Debt”); provided that: (a) such exchanging, extending, renewing, replacing, redeeming or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt outstanding at the time of such exchange, extension, renewal, replacement, redemption or refinancing except by an amount equal to unpaid accrued interest and premium and penalties, if any, thereon, plus upfront fees and original issue discount on such exchanging, extending, renewing, replacing, redeeming or refinancing Indebtedness, plus other reasonable and customary fees and expenses in connection with such exchange, extension, renewal, replacement, redemption or refinancing; (b) such Indebtedness has a maturity the same as or later to occur than, and, in the case of Refinanced Term Debt only, a Weighted Average Life to Maturity equal to or greater than, in each case, the Refinanced Debt, and shall not be subject to mandatory prepayment or mandatory redemption terms that are more favorable than the Refinanced Debt in any material respect; (c) the terms and conditions of such Indebtedness (except as otherwise provided in clause (b) above and except with respect to pricing, fees, rate floors, premiums and optional prepayment or optional redemption terms) are substantially identical to, or are not materially more favorable (taken as a whole as reasonably determined by Borrower in good faith) to the lenders or holders providing such Indebtedness, than those applicable (including financial maintenance covenants or absence thereof) to the Refinanced Debt (except for (i) such terms that are conformed (or added) in this Agreement or the applicable Loan Documents for the benefit of the existing Lenders holding such Refinanced Debt pursuant to an amendment hereto or thereto subject solely to the reasonable satisfaction of Administrative Agent, (ii) covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness, (iii) in the case of any notes, such terms that constitute current market terms for such type of Indebtedness (as determined by Borrower in good faith) or (iv) otherwise reasonably satisfactory to the Administrative Agent); (d) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Debt is issued, incurred or obtained; (e) the aggregate Revolving Loan Commitments under such Credit Agreement Refinancing Debt shall not exceed, without duplication, the Revolving Loan Commitments and existing Revolving Loans being replaced (it being understood that any substantially simultaneous increase due to the incurrence of the Incremental Revolving Loan Commitments shall not violate this clause (e));

18 (f) if such Indebtedness is in the form of one or more series of senior secured loans or notes, such loans or notes shall be secured by a Lien with the same priority as the Lien securing the Refinanced Debt, and shall be subject to the provisions of a Permitted Pari Passu Intercreditor Agreement or a Permitted Junior Intercreditor Agreement; and (g) if such Indebtedness is secured, it shall not be secured by assets not constituting Collateral and/or guaranteed by a Person other than the Guarantors, unless such assets are contemporaneously included as Collateral and/or such Person contemporaneously becomes a Guarantor under the Loan Documents. “Currency Due” has the meaning specified therefor in Section 12.23. “Daily Simple SOFR” means, for any day, a rate per annum equal to the greater of (a) SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion and (b) the Floor. “Daily SOFR Rate” means, for any day, a rate per annum equal to Term SOFR in effect on such day for a one-month Interest Period (subject to the Floor). “Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect. “Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default. “Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit within 2 Business Days of the date when due), (b) has notified the Borrower or the Administrative Agent (or the Issuing Bank) in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 2 Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its

19 business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject to a Bail-In Action. Notwithstanding anything to the contrary herein, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower, the Issuing Bank and each Lender. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or any of the Restricted Subsidiaries in connection with a Disposition made pursuant to clause (q) of the definition of Permitted Disposition, that is designated as “Designated Non-Cash Consideration” by the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration. “Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells (including any sale and leaseback transaction), assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person; provided, however, that “Disposition” shall be deemed not to include any issuance by the Borrower of any of its Equity Interests to another Person. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts or (b) any sale of merchant accounts (or any rights thereto (including any rights to any residual payment stream with respect thereto)) by any Loan Party. “Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Contingent Indemnity Obligations) and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Contingent Indemnity Obligations) and the termination of the Commitments) or (c) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (c), prior to the date that is 91 days after the Latest Maturity Date at the time of issuance of the respective Disqualified Equity Interests; provided that if such Equity Interests are issued pursuant to a plan or other similar arrangement for the benefit of any present, future or past officers, directors, members of management, employees, consultants or independent contractors of any Loan Party or any Restricted Subsidiary thereof or by any such plan to any such Person, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by such Loan Party or any Restricted

20 Subsidiary or any other Person in order to satisfy applicable statutory or regulatory obligations or as a result of such Person’s termination, death or disability. “Document” shall have the meaning given to the term “document” in the UCC. “Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America. “Dollar Equivalent” means at any time (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in Dollars calculated by the Administrative Agent in good faith at such time using the Exchange Rate in effect on the day of determination. “Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligibility Date” means, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the effective date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Closing Date of this Agreement or such other Loan Document to which such Loan Party is a party). “Eligible Contract Participant” means an “eligible contract participant” as defined in the CEA and regulations thereunder. “Employee Plan” means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained by any Loan Party or any of its ERISA Affiliates or under which any Loan Party has any actual or contingent liability. “Environmental Actions” means any complaint, summons, citation, written notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other written communication from any Person or Governmental Authority alleging the liability of any Loan Party under or the violation by any Loan Party of Environmental Laws, including the liability of any Loan Party relating to Releases of Hazardous Materials in connection with (a) any assets, properties or businesses owned or operated by any Loan Party or any of its Restricted Subsidiaries; (b) adjoining properties or businesses; or (c) any facilities which received Hazardous Materials generated by any Loan Party or any of its Restricted Subsidiaries.

21 “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.) (to the extent related to exposure of any person to Hazardous Materials), as such laws have been amended or otherwise modified from time to time, and any other applicable Requirement of Law, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the Release, deposit or migration of or exposure to any Hazardous Materials. “Environmental Liabilities and Costs” means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable and documented fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions, interest, claims, orders or suits related to any (a) compliance or noncompliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, recycling, disposal (or arrangement for such activities) of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence or Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs relating to any Loan Party. “Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code. “Erroneous Payment” has the meaning assigned to such term in Section 10.17(a). “Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 10.17(d). “Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 10.17(d). “Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 10.17(d).

22 “Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 10.17(d). “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Event of Default” has the meaning specified therefor in Section 9.01. “Exchange Act” means the Securities Exchange Act of 1934. “Exchange Rate” means the prevailing spot rate of exchange published by Reuters (or, if such rate is not available from Reuters, another similar publicly available source as Administrative Agent may reasonably select) for the purpose of conversion of one currency to another, at or around 11:00 a.m. New York City time, on the date on which any calculation of the Dollar Equivalent of any amount in any non-Dollar currency is to be made under this Agreement. “Excluded Accounts” means (a) any deposit account that is a zero balance account, (b) any deposit account or securities account that is solely used for the holding of (i) funds used for payroll and payroll taxes and other employee benefit payments to or for the benefit of a Loan Party’s employees, (ii) taxes required to be collected, remitted or withheld (including federal and state withholding taxes (including the employer’s share thereof)), and (iii) funds which any Loan Party holds in trust or as an escrow or fiduciary for another Person that is not a Loan Party, and (c) any deposit accounts maintained outside the United States. “Excluded Collateral” means each of the following: (a) Equity Interests of any Excluded Foreign Subsidiary (provided that, in the case of a first-tier Excluded Foreign Subsidiary of a Loan Party, solely to the extent that such Equity Interests represent voting Equity Interests in excess of 65% of the outstanding voting Equity Interests of such Excluded Foreign Subsidiary); (b) assets of any Foreign Subsidiary; (c) (i) any fee-owned Real Property and any leasehold interests in Real Property, (ii) aircraft, motor vehicles and any assets subject to certificate of title (except to the extent that perfection can be obtained by the filing of UCC financing statements), (iii) letter of credit rights with a value of less than $5,000,000 (except to the extent constituting supporting obligations for other Collateral), and (iv) commercial tort claims with a value of less than $5,000,000; (d) any asset to the extent a grant of a security interest therein is prohibited by applicable Requirements of Law, other than to the extent such prohibition is rendered ineffective under the UCC or other Requirement of Law notwithstanding such prohibition, and any asset that to the extent (and for the duration) that the granting of a security interest in such asset would be prohibited by enforceable anti-assignment provisions of contracts or with respect to any assets to the extent (and for the duration) that such a pledge would violate the terms of any contract with respect to such asset (in each case, after giving effect to the relevant provisions of the UCC or other applicable Requirements of Law) or would trigger termination (or a right of termination) pursuant to any “change of control” or similar provision or the ability of any third party to amend any rights, benefits or obligations of any Loan Party in respect of the relevant asset or which would require any Loan Party or any of its Restricted Subsidiaries to take any action that is materially adverse to their respective interests; provided that this clause (d) shall not exclude any Proceeds of any such asset unless such Proceeds would otherwise constitute Excluded Collateral;

23 (e) any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement, but only to the extent that (A) a grant of a security interest therein would, under the express terms thereof, violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party), (B) such terms have not been waived and (C) such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the applicable UCC, Bankruptcy Code or any other Requirement of Law and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the applicable anti-assignment provisions of the UCC or other applicable Requirement of Law notwithstanding such prohibition; (f) any Government Contract, Government Subcontract or Commercial Contract, which by its terms or Applicable Laws may not be conveyed; however, in any such situation(s), the Collateral Agent’s security interest shall include (i) the entirety of each Loan Parties right, title and interest in and to all Receivables and all other Proceeds directly or indirectly arising from such Government Contract, Government Subcontract or Commercial Contract, in each case if and to the extent the applicable Loan Party may lawfully convey such Receivables and other Proceeds to the Collateral Agent and (ii) all other rights and interests which any Loan Party may lawfully convey to the Collateral Agent with respect to such Government Contract, Government Subcontract or Commercial Contract (including a conveyance of the applicable Commercial Contract if such prohibition on conveyance is negated by Applicable Laws); (g) any intent-to-use United States trademark or service mark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Collateral; (h) Excluded Accounts; (i) assets of any Person that is not a Loan Party and Equity Interests in non-wholly owned subsidiaries, partnerships and joint ventures to the extent (and only for so long as) the grant of a security interest therein is expressly prohibited under the organizational or similar documents of such subsidiaries, partnerships or joint ventures and, with respect to any subsidiaries, partnerships or joint ventures acquired after the Closing Date, such prohibition was in existence prior to the date of such acquisition and was not created in connection with, or in contemplation of, such formation or acquisition, in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Requirements of Law; (j) margin stock; (k) any property acquired after the Closing Date in a transaction not prohibited by the Loan Documents (including property acquired through Acquisition or merger of another entity) if at the time of such Acquisition the granting of a security interest therein or the pledge thereof is prohibited by any permitted contract or other permitted agreement binding on such property to the extent and for so long as such contract or other agreement prohibits such security interest or pledge and to the extent such prohibition is not created in contemplation of such acquisition, in each case, after giving effect to the applicable anti- assignment provisions of the UCC or other applicable Requirements of Law; (l) capital stock or other Equity Interests of not-for-profit Subsidiaries, captive insurance companies, Immaterial Subsidiaries, Unrestricted Subsidiaries and special purpose entities; (m) any Receivables Assets sold under a Permitted Factoring Financing;

24 (n) those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost, difficulty or consequence (including but not limited to, any adverse tax consequences or any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein is excessive in relation to the benefit of a security interest to the relevant Secured Parties to be afforded thereby; and (o) any Proceeds, substitutions or replacements of any of the foregoing, but only to the extent such Proceeds, substitutions or replacements would otherwise constitute Excluded Collateral. “Excluded Foreign Subsidiary” means (a) any direct or indirect Restricted Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Internal Revenue Code (a “CFC”), (b) any Restricted Subsidiary that owns no material assets (directly or through Restricted Subsidiaries) other than capital stock of one or more Foreign Subsidiaries that are CFCs or CFC Holdcos (a “CFC Holdco”), or (c) any Restricted Subsidiary of a Person described in clause (a) or (b). “Excluded Hedge Liability or Liabilities” means, with respect to each Guarantor, each of its Swap Obligations if, and to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal or unlawful under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Guarantor’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, only the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal or unlawful under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Guarantor for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap shall be an Excluded Hedge Liability; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Guarantor executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities. “Excluded Subsidiary” means: (a) any Unrestricted Subsidiary; (b) any Immaterial Subsidiary; (c) any Subsidiary that is prohibited by applicable Requirements of Law or third party Contractual Obligation (which Contractual Obligation exists on the Closing Date or at the time of acquisition of such Subsidiary and is not entered into in contemplation of the Closing Date or such acquisition) from providing a Guaranty or that would require a governmental (including regulatory) consent, approval, license or authorization in order to provide a Guaranty that has not been received (but without obligation to seek the same); (d) any Excluded Foreign Subsidiary;

25 (e) not-for-profit subsidiaries (as used herein, the term “not-for-profit” means an entity formed not for pecuniary profit or financial gain and for which no part of its assets, income or profit is distributable to, or inures to the benefit of, its members, directors or officers); (f) any Captive Insurance Subsidiary; and (g) any other Subsidiary to the extent that the cost, burden, difficulty or consequence of providing a Guaranty and/or granting or perfecting a security interest in its assets (including adverse tax consequences) is excessive in relation to the value afforded thereby as reasonably agreed by the Borrower and the Administrative Agent. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.09, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.09(e), and (d) any withholding Taxes imposed under FATCA. “Existing Facility” has the meaning specified therefor in Section 2.01(c). “Existing Indebtedness” means all obligations outstanding under that certain Fourth Amended and Restated Business Loan and Security Agreement dated as of January 5, 2018, by and among the Borrower, the co-borrowers party thereto, the lenders party thereto and Citizens Bank, N.A., as administrative agent (as heretofore amended, modified or restated from time to time). “Existing Letter of Credit” means the letter of credit number LC#S000543 issued by Citizens Bank, N.A. under the Existing Indebtedness and outstanding on the Closing Date, with Liberty Mutual Insurance Company as beneficiary. “Extended Revolving Commitment” has the meaning specified therefor in Section 2.08(c). “Extended Term Loan” has the meaning specified therefor in Section 2.08(a). “Extension Amendment” means an amendment to this Agreement giving effect to a Term Loan Extension Request and a Revolving Extension Request, as applicable, in accordance with Section 2.07(d). “Extraordinary Receipts” means (a) any cash proceeds of insurance (other than to the extent such insurance proceeds are (i) immediately payable to a Person that is not the Borrower or any of its Restricted Subsidiaries in accordance with applicable Requirements of Law or with Contractual Obligations entered into in the ordinary course of business, (ii) received by the Borrower or any of its Restricted Subsidiaries as reimbursement for any out-of-pocket costs incurred or made by such Person prior

26 to the receipt thereof directly related to the event resulting from the payment of such proceeds or (iii) proceeds of any business interruption insurance) and (b) any cash proceeds from condemnation awards (and payments in lieu thereof) received by the Borrower or any of its Restricted Subsidiaries. “Factoring Transaction” means any transaction or series of transactions that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or such Restricted Subsidiary may sell, convey, assign or otherwise transfer Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person. “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board. “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing. “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States. “Fee Letter” means that certain Mandate Letter dated as of April 1, 2025, by and between the Borrower and Citizens Bank, N.A. “Final Maturity Date” means the earliest of (a)(i) with respect to the Term Loans that have not been extended pursuant to Section 2.08, the date that is five (5) years from the Closing Date, (ii) with respect to the Revolving Loans that have not been extended pursuant to Section 2.08, the date that is five (5) years from the Closing Date, (b) the date of the acceleration of the Loans in accordance with the terms of this Agreement, and (c) the date of the payment in full of all Obligations and the termination of all Commitments; provided that if any such day is not a Business Day, the Final Maturity Date shall be the Business Day immediately succeeding such day. “Financial Covenants” have the meaning specified therefor in Article VIII. “Fiscal Year” means the fiscal year of the Borrower and its Restricted Subsidiaries. “First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period. It is understood and agreed that for the purpose of calculating the First Lien Net Leverage Ratio, (i) Capitalized Lease Obligations shall be determined without giving effect to the adoption of Financial Accounting Standards Board ASU No. 2016- 02, Leases (Topic 842) and (ii) securitization

27 obligations shall be determined without giving effect to any such obligations that are non-recourse to the Borrower and the Restricted Subsidiaries (other than any Standard Securitization Undertakings) other than to any Securitization Subsidiary. “Fixed Amounts” has the meaning specified therefor in Section 1.12. “Floor” means 0.00% per annum. “Foreign Law” has the meaning specified therefor in Section 7.01(a)(ii). “Foreign Secured Party” means (a) if the Borrower is a U.S. Person, then a Secured Party, with respect to such Borrower, that is not a U.S. Person and (b) if the Borrower is not a U.S. Person, then a Secured Party, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for Tax purposes. “Funding Losses” has the meaning specified therefor in Section 2.07(c). “Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary. “GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis. “Government” means the United States government, any state government, any local government, any department, instrumentality or any agency of the United States government, any state government or any local government. “Government Contract” means, individually or collectively as the context may require, (a) written contracts between any Loan Party or any Restricted Subsidiary and the Government and (b) written subcontracts between any Loan Party or any Restricted Subsidiary and a Prime Contractor which is providing goods or services to the Government pursuant to a written contract with the Government if the subcontract relates only to the scope of work being provided to the Government pursuant to the above- referenced written contract with the Government (a “Government Subcontract”). “Government Subcontract” has the meaning attributed to such term under the definition of “Government Contract”. “Governing Documents” means, (a) with respect to any corporation or exempted company, the certificate or articles of incorporation and the bylaws or the memorandum and articles of association (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation, registration or organization, and the operating agreement or limited liability agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation, registration or organization and governance; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation, registration or organization with the applicable Governmental Authority in the jurisdiction of its formation, registration or organization. “Governmental Authority” means any nation or government, any foreign, Federal, state, territory, provincial, city, town, municipality, county, local or other political subdivision thereof or thereto

28 and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “Guaranteed Obligations” has the meaning specified therefor in Section 11.01(a). “Guarantors” means (a) each Subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto and (b) each other Person which guarantees, pursuant to Section 7.01(a) or otherwise, all or any part of the Obligations; provided that no Excluded Subsidiary shall be required to become (or be joined as) a Guarantor hereunder. “Guaranty” means (a) the guaranty of each Guarantor party hereto contained in Article XI hereof and (b) each other guaranty, in form and substance reasonably satisfactory to the Collateral Agent, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents, the Lenders and the other Secured Parties guaranteeing all or part of the Obligations. “Hazardous Material” means (a) any element, compound or chemical that is defined, listed or otherwise classified or regulated as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste, or a similar basis, under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) asbestos and asbestos-containing materials; (e) any substance exhibiting a hazardous waste characteristic, including corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (f) any raw materials, building components (including asbestos-containing materials) and manufactured products containing hazardous substances regulated, listed or classified as such under Environmental Laws. “Hedge Liabilities” means the liabilities of the Borrower under any Hedging Agreement as calculated on a marked-to-market basis in accordance with GAAP. “Hedging Agreement” means any interest rate, foreign currency, commodity or equity exchange, swap, collar, cap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and (without limiting the generality of any of the foregoing) specifically including any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, and currency exchange rate price hedging arrangements), and any confirmation executed in connection with any such agreement or arrangement, in each case, entered into in the ordinary course of business and not for speculation purposes. “Highest Lawful Rate” means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken,

29 reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. “Holdout Lender” has the meaning specified therefor in Section 12.02(b). “Immaterial Subsidiary” means, at any time, any Subsidiary of the Borrower which, as of the most recently then ended Test Period, individually or in the aggregate (when combined with all other Immaterial Subsidiaries) has assets representing not greater than 7.5% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries for such period; provided, if at any time and from time to time after the Closing Date, Immaterial Subsidiaries comprise in the aggregate more than 7.5% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the end of the most recently ended Test Period for which financial statements have been delivered in accordance with Section 7.01(a)(i) and Section 7.01(a)(ii), as applicable, then the Borrower shall, not later than thirty (30) days after the date by which financial statements for such period are required to be delivered (or such longer period as the Administrative Agent may agree in its reasonable discretion), designate in writing to the Administrative Agent that one or more of such Restricted Subsidiaries is no longer an Immaterial Subsidiary for purposes of this Agreement to the extent required such that the foregoing condition ceases to be true. As of the Closing Date, the Immaterial Subsidiaries are listed on Schedule 1.01(D). “Incremental Amendment” has the meaning specified therefor in Section 2.01(c)(i). “Incremental Cap” means: (a) the total of (i) the sum of (A) the greater of (1) $150,000,000 and (2) 100% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period for which financial statements have been delivered (the “Incremental Dollar Amount”), plus (B) the aggregate amount (to the extent not funded with proceeds from the incurrence of Long-Term Funded Debt) of (x) any voluntary prepayments of Loans hereunder, Incremental Equivalent Debt or Incremental Facilities (with respect to any Revolving Loans, Incremental Revolving Loans or other revolving facilities, solely to the extent the corresponding revolving commitments have been permanently reduced), (y) voluntary prepayments, redemptions or repurchases of any Refinancing Amendment previously applied to the prepayment of any other facility hereunder (in the case of any revolving credit facility, to the extent accompanied by permanent commitment reductions thereto) so long as the relevant prepayment was not previously included in this clause (B), and (z) payments by the Loan Parties utilizing the yank-a-bank provisions hereunder or under any other such Indebtedness, in each case, prior to such time (the “Prepayments Amount”), minus (ii) the aggregate amount of Incremental Facilities and Incremental Equivalent Debt incurred prior to such date pursuant to the Incremental Dollar Amount, plus (iii) in the case of any Incremental Facility that serves to effectively extend the maturity of the Term Loan, the Revolving Loans and/or any other term loan facility and/or revolving facility hereunder, an amount equal to (without duplication of the replaced or refinanced Loan) the portion of the Term Loan, the Revolving Loans and/or other relevant facility to be replaced with such Incremental Facility (the “Incremental Extension Amount”), plus (b) unlimited additional amounts (the “Ratio Incremental Amount”) so long as on a pro forma basis (assuming the full amount thereof is drawn and after giving pro forma effect to any Acquisition consummated in connection therewith and all other appropriate pro forma adjustments (but without netting the cash proceeds of any Incremental Facilities then being incurred), and subject to Section 1.08), (i) with respect to any Incremental Facility or Incremental Equivalent Debt that is secured on a pari passu with the Liens securing the Obligations under this Agreement, the First Lien Net Leverage Ratio does not exceed 3.75:1.00 (or, during an Adjusted Covenant Period, 4.25:1.00) or (ii) with respect to any Incremental

30 Facility or Incremental Equivalent Debt that is unsecured or secured on a junior lien basis to the Liens securing the Obligations under this Agreement, the Total Net Leverage Ratio is at least 0.25:1.00 less than the maximum Total Net Leverage Ratio then permitted under Section 8.01. In determining the Incremental Cap (a) the Borrower shall be deemed to have used the Ratio Incremental Amount (to the extent compliant therewith) prior to utilization of the Incremental Dollar Amount, the Prepayments Amount or the Incremental Extension Amount, (b) Loans may be incurred utilizing the Incremental Dollar Amount, Prepayments Amount, Incremental Extension Amount and the Ratio Incremental Amount, and proceeds from any such incurrence may be utilized, in a single transaction by first calculating the incurrence under the Incremental Ratio Amount and then calculating the incurrence under the Incremental Dollar Amount and/or the Prepayments Amount and/or the Incremental Extension Amount, (c) if more than one of the Incremental Dollar Amount, the Ratio Incremental Amount, the Incremental Extension Amount and the Prepayments Amount are available and the Borrower does not make an election, the Borrower will be deemed to have elected the Incremental Ratio Amount first, the Prepayments Amount second, the Incremental Extension Amount third and the Incremental Dollar Amount fourth, and (d) any such incurrence under the Incremental Dollar Amount and/or the Prepayments Amount and/or the Incremental Extension Amount shall not be given pro forma effect for purposes of determining the applicable ratio for purposes of effectuating the incurrence under the Incremental Ratio Amount in such single transaction. “Incremental Closing Date” has the meaning specified therefor in Section 2.01(c)(i). “Incremental Dollar Amount” has the meaning specified therefor in the definition of “Incremental Cap”. “Incremental Equivalent Debt” means any Indebtedness in an aggregate outstanding principal amount not to exceed the Incremental Cap as in effect at the time of determination; provided that, (1) except for Permitted Short Term Debt, such Incremental Equivalent Debt shall not mature prior to the date that is the Latest Maturity Date of the Loans or have a Weighted Average Life to Maturity less than the remaining Weighted Average Life to Maturity of the Term Loans, and shall not be subject to mandatory prepayment or mandatory redemption terms that are more favorable than the Term Loans in any material respect, (2) such Incremental Equivalent Debt shall be subject to the MFN Provision to the same extent as Incremental Loans, (3) such Incremental Equivalent Debt may be secured by a Lien on the Collateral on a parity basis with the Lien on the Collateral securing the Obligations, may be secured by a Lien on the Collateral on a junior basis to the Lien on the Collateral securing the Obligations or may be unsecured; provided that, if secured, such Incremental Equivalent Debt shall be secured only by assets that constitute Collateral, (4) after giving effect to such Incremental Equivalent Debt, the Borrower shall be in compliance, on a pro forma basis, with the maximum Total Net Leverage Ratio permitted by Section 8.01 as of the applicable Test Period (assuming, solely for purposes of this definition at the time of entering into the definitive documentation for such Incremental Equivalent Debt or funding of such Incremental Equivalent Debt, as applicable, as elected by the Borrower, and not for any other provision hereunder, all simultaneously established Incremental Equivalent Debt is fully drawn and excluding, for purposes of determining unrestricted cash, the cash proceeds of any borrowing under such Incremental Equivalent Debt; provided that to the extent the proceeds of such Incremental Equivalent Debt are to be used to prepay Indebtedness, the use of such proceeds for the prepayment of such Indebtedness may be given pro forma effect), (5) such Incremental Equivalent Debt may not be incurred or Guaranteed by a non-Loan Party, (6) if such Incremental Equivalent Debt is secured by a Lien on the Collateral, such Incremental Equivalent Debt shall be subject to an acceptable Permitted Pari Passu Intercreditor Agreement or Permitted Junior Intercreditor Agreement, as applicable and (7) the terms and conditions of such Indebtedness (except as otherwise provided in clause (1) above and except with respect to pricing, fees, rate floors, premiums and optional prepayment or optional redemption terms) are not materially more favorable (taken as a whole as

31 reasonably determined by Borrower in good faith) to the lenders or holders providing such Indebtedness, than those applicable (including financial maintenance covenants or absence thereof) to the Term Loans (except for (i) such terms that are conformed (or added) in this Agreement or the applicable Loan Documents for the benefit of the existing Lenders holding such Term Loans pursuant to an amendment hereto or thereto subject solely to the reasonable satisfaction of Administrative Agent, (ii) covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness, (iii) in the case of any notes, such terms that constitute current market terms for such type of Indebtedness (as determined by Borrower in good faith) or (iv) otherwise reasonably satisfactory to the Administrative Agent). “Incremental Extension Amount” has the meaning specified therefor in the definition of “Incremental Cap”. “Incremental Facility” and “Incremental Facilities” have the meanings specified in Section 2.01(c)(i). “Incremental Facility Request” has the meaning specified therefor in Section 2.01(c)(i). “Incremental Loan” and “Incremental Loans” have the meanings specified in Section 2.01(c)(i). “Incremental Revolving Commitment” has the meaning specified therefor in Section 2.01(c)(i). “Incremental Revolving Exposure” means, with respect to any Lender at any time (a) prior to the termination of the applicable series of Incremental Revolving Commitments in accordance with the terms hereof, that Lender’s Incremental Revolving Commitment with respect to such series at such time and (b) after the termination of the applicable series of Incremental Revolving Commitments, the sum of the outstanding principal amount of such Lender’s Incremental Revolving Loans of such series at such time. “Incremental Revolving Loans” has the meaning specified therefor in Section 2.01(c)(i). “Incremental Term Loan” has the meaning specified therefor in Section 2.01(c)(i). “Incremental Term Loan Commitment” has the meaning specified therefor in Section 2.01(c)(i). “Incremental Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Incremental Term Loans of such Lender; provided that at any time prior to the making of the Incremental Term Loans, the Incremental Term Loan Exposure of any Lender shall be equal to such Lender’s Incremental Term Loan Commitment. “Incurrence Based Amounts” has the meaning specified therefor in Section 1.12. “Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 360 days after the date such payable was created, supply chain financing obligations and any earn-out, purchase price adjustment or similar obligation until such obligation is due and owing and remains unpaid for a period of more than thirty (30) days); (c) all obligations of such Person evidenced by bonds (other than performance, surety or statutory bonds or other

32 similar instruments issued in the ordinary course of business), debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit (other than undrawn letters of credit), acceptances and similar facilities; (g) all obligations and liabilities, calculated on a commercially reasonable basis and in good faith by the Borrower and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (but only to the extent of the lesser of the amount of the obligation and the fair value of the assets subject to such Liens). The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venture to the extent such Person is liable for such obligations. “Indemnified Matters” has the meaning specified therefor in Section 12.14. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitees” has the meaning specified therefor in Section 12.14. “Initial Term Loan” means, collectively, the loans made by the Initial Term Loan Lenders to the Borrower on the Closing Date, pursuant to Section 2.01(a)(iii)(A). “Initial Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make the Initial Term Loan to the Borrower in the amount set forth under the heading ‘Initial Term Loan’ in Schedule 1.01(A) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as such amount may be extended, terminated or reduced from time to time in accordance with the terms of this Agreement or increased as a result of Incremental Term Loan Commitments. The aggregate principal amount of the Initial Term Loan Commitments on the Closing Date is $300,000,000. “Initial Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Initial Term Loans of such Lender; provided that at any time prior to the making of the Initial Term Loans, the Initial Term Loan Exposure of any Lender shall be equal to such Lender’s Initial Term Loan Commitment. “Initial Term Loan Lender” means a Lender with an Initial Term Loan Commitment. “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law. “Intellectual Property” has the meaning specified therefor in the Security Agreement.

33 “Intercompany Note” means an Intercompany Note made by and among the Borrower and its Restricted Subsidiaries, in form and substance reasonably satisfactory to the Collateral Agent. “Interest Election Request” means a request by the Borrower to convert or continue a SOFR Borrowing in accordance with Section 2.04(f), which shall be substantially in the form of Exhibit F or any other form approved by the Administrative Agent. “Interest Payment Date” means (a) with respect to any ABR Loan, the first Business Day following the last day of each March, June, September and December and (b) with respect to any SOFR Loan, the last day of the Interest Period applicable to such Loan; provided, however, that if any Interest Period for a SOFR Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates. “Interest Period” means, with respect to any Loan, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof), as specified in the applicable Notice of Borrowing; provided that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.07(b)(iv) shall be available for specification in such Notice of Borrowing. “Internal Revenue Code” means the Internal Revenue Code of 1986. “Inventory” means, with respect to any Person, all goods and merchandise of such Person leased or held for sale or lease by such Person, including all raw materials, work in process and finished goods, and all packaging, supplies and other materials of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account Receivable or cash. “Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding account receivables arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person including any joint venture), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment, but reduced by the amount of actual repayments of or returns on such Investment. “IRS” means the United States Internal Revenue Service. “Issuing Bank” means Citizens Bank, N.A. (including with respect to the Existing Letter of Credit).

34 “Joinder Agreement” means a Joinder Agreement, substantially in the form of Exhibit A, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 7.01(a). “Judgment Currency” has the meaning specified therefor in Section 12.23. “Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, in each case as extended in accordance with this Agreement from time to time. “LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit. “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Pro Rata Share of the LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit. “Lease” means any lease of Real Property to which any Loan Party or any of its Restricted Subsidiaries is a party as lessor or lessee. “Lender” has the meaning specified therefor in the preamble hereto, and any other Person that is a party hereto pursuant to an Assignment and Acceptance, and as the context requires, includes each Issuing Bank and each Swingline Lender. “Lender-Provided Hedge Agreement” means a Hedging Agreement which is provided by any Lender, any Agent or any Affiliate thereof at the time such Affiliate entered into such Hedging Agreement. Except to the extent of any Excluded Hedge Liabilities, the Hedge Liabilities of the Borrower to the provider of any Lender-Provided Hedge Agreement shall be “Obligations” hereunder, guaranteed obligations under any Guaranty and secured obligations under any Security Agreement and otherwise treated as Obligations for purposes of each of the Loan Documents. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents. “Letter of Credit” means any letter of credit issued pursuant to this Agreement and the Existing Letter of Credit. All Letters of Credit shall be issued in Dollars. “Letter of Credit Agreement” has the meaning assigned to it in Section 3.02(a). “Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter

35 of Credit Commitment is set forth on Schedule 1.01A, or if an Issuing Bank has entered into an Assignment and Acceptance or has otherwise assumed a Letter of Credit Commitment after the Closing Date, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the Borrower, and upon notification to the Administrative Agent. The aggregate principal amount of the Letter of Credit Commitments as of the Closing Date is $30,000,000. The Letter of Credit Commitment is a sublimit of the Revolving Commitment. “Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other similar encumbrance or security or preferential arrangement of any nature, including any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease having the practical effect of security. “Limited Condition Transaction” means any Permitted Acquisition or other Investment, irrevocable debt repurchase or repayment or Restricted Payment (including with respect to any debt contemplated or incurred in connection herewith), in each case, whose consummation is (a) not conditioned on the availability of, or on obtaining, third party financing and (b) completed within 270 days of the execution of the definitive agreement for such transaction (or such longer period as agreed to by the Administrative Agent in its reasonable discretion). “Loan” means the Term Loans, Revolving Loans, Incremental Loan or any portion thereof made by an Agent or a Lender to the Borrower pursuant to Article II hereof. “Loan Account” means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrower, in which the Borrower will be charged with all Loans made to, and all other Obligations incurred by, the Borrower. “Loan Document” means this Agreement, any Permitted Pari Passu Intercreditor Agreement, any Permitted Junior Intercreditor Agreement, the Fee Letter, any Guaranty, any Intercompany Note, any Joinder Agreement, any Security Agreement, any Perfection Certificate, any letter of credit applications and any agreements between the Borrower and an Issuing Bank regarding the issuance by such Issuing Bank of Letters of Credit hereunder and/or the respective rights and obligations between the Borrower and such Issuing Bank in connection thereunder and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation; provided that, for the avoidance of doubt, Lender-Provided Hedge Agreements shall not, in any case, constitute Loan Documents whether or not the obligations of any Loan Party or any Restricted Subsidiary of a Loan Party thereunder constitute Obligations. “Loan Party” means the Borrower and any Guarantor. “Long-Term Funded Debt” means any funded Indebtedness of the Borrower or any Restricted Subsidiary with a stated maturity of longer than one year or that is renewable or extendable, at the sole option of the Borrower or such Restricted Subsidiary, and without the consent of the holder thereof, to a date more than one year from such date of incurrence or renewal, as applicable, other than any such Indebtedness under any revolving credit facility or line of credit (including the Revolving Loans). “Material Adverse Effect” means a material adverse effect on any of (a) the operations, assets, liabilities or financial condition of the Loan Parties taken as a whole, (b) the ability of the Loan Parties taken as a whole to fully and timely perform in any material respect any of their payment obligations under any Loan Document, (c) the legality, validity or enforceability against the Loan Parties, taken as a whole, of this Agreement or any other Loan Document or (d) the rights or remedies of the Agents or the

36 Lenders under the Loan Documents, taken as a whole, excluding in the case of clause (c) and this clause (d), (x) the failure of any Agent to take any action within such Agent’s control, (y) any Permitted Lien that may have priority over the Lien in favor of the Collateral Agent and (z) a release or termination of such provision or such Loan Document in accordance with its terms. “Material Contract” means as of any date of determination and individually or collectively as the context may require, any and all contracts or agreements to which the Borrower or its Restricted Subsidiaries is a party and pursuant to which the Borrower or such Restricted Subsidiary (a) is or may be entitled to receive payment(s) in excess of Five Million and No/100 Dollars ($5,000,000.00), in the aggregate, per annum, or (b) is obligated to make payment(s) or have any other obligation or liability thereunder in excess of Five Million and No/100 Dollars ($5,000,000.00), in the aggregate, per annum. “Material Indebtedness” means Indebtedness in an aggregate principal amount exceeding the greater of (x) $30,000,000 and (y) 20.0% of Consolidated EBITDA for the most recently ended Test Period. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Obligation were terminated at such time. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed within the previous six (6) years or under which any Loan Party has any actual or contingent liability. “Net Cash Proceeds” means, with respect to, any issuance or incurrence of any Indebtedness, any Disposition (other than any Disposition of any Receivables Assets in a Permitted Factoring Financing) or the receipt of any Extraordinary Receipts by any Person or any of its Restricted Subsidiaries, the aggregate amount of cash received from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Restricted Subsidiary, in connection therewith after deducting therefrom only: (a) in the case of any Disposition or the receipt of any Extraordinary Receipts consisting of insurance proceeds or condemnation awards, principal, premiums, penalties and other amounts paid on Indebtedness secured by any Permitted Lien on any asset which is the subject of such Disposition or Extraordinary Receipt (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement); (b) reasonable expenses related thereto incurred by such Person or such Restricted Subsidiary in connection therewith (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith); (c) transfer Taxes paid or reasonably estimated to be payable to any taxing authorities by such Person or such Restricted Subsidiary in connection therewith; (d) net income Taxes to be paid or reasonably estimated to be payable by such Person in connection therewith (after taking into account any Tax credits or deductions and any Tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are

37 (i) actually paid or payable to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Restricted Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof; and (e) in the case of any Disposition, (i) amounts provided as a reserve, to the extent required by GAAP, against (x) any liabilities under any indemnification obligations associated with such Disposition or (y) any other liabilities retained by the Loan Parties associated with the properties subject to such Disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (ii) any portion of such proceeds deposited in an escrow account pursuant to the documentation relating to such Disposition (provided that such amounts shall be treated as Net Cash Proceeds upon their release from such escrow account to the applicable Loan Party). “Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Hedge Agreements or other Indebtedness of the type described in clause (g) of the definition thereof. As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Hedge Agreement or such other Indebtedness as of the date of determination (assuming the Hedge Agreement or such other Indebtedness were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedge Agreement or such other Indebtedness as of the date of determination (assuming such Hedge Agreement or such other Indebtedness were to be terminated as of that date). “Non-Qualifying Party” means any Loan Party that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant. “Notice of Borrowing” has the meaning specified therefor in Section 2.02(a). “NYFRB” means the Federal Reserve Bank of New York. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. “NY UCC” has the meaning specified in the definition of the term “UCC”. “Obligations” means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Secured Parties arising under or in connection with this Agreement, any other Loan Document, Letter of Credit or Bank Product Obligations, in each case, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation

38 (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, premiums, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person (c) all Bank Products Obligations and (d) Erroneous Payment Subrogation Rights. Notwithstanding any of the foregoing, Obligations shall not include any Excluded Hedge Liability. “OFAC” means the United States Treasury Department Office of Foreign Assets Control. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Loan Document, or sold or assigned an interest in this Agreement or any other Loan Document). “Other Commitment” means any Other Revolving Loan Commitments and Other Term Loan Commitment. “Other Loans” means any Other Revolving Loans and any Other Term Loans. “Other Revolving Loan Commitment” means one or more Classes of revolving loan commitments hereunder that result from a Refinancing Amendment. “Other Revolving Loans” means one or more Classes of revolving loans that result from a Refinancing Amendment. “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document; provided that Other Taxes shall not include Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.12). “Other Term Loan Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment. “Other Term Loans” means one or more Classes of term loans that result from a Refinancing Amendment. “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation as of the Closing Date, and as codified at 31 C.F.R. § 850.101 et seq. “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

39 “Participant Register” has the meaning specified therefor in Section 12.07(i). “Payment Office” means the Administrative Agent’s office located at its address for notices as set forth in Section 12.01, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Borrower. “Payment Recipient” has the meaning specified therefor in Section 10.17. “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto. “Perfection Certificate” means a certificate in form and substance reasonably satisfactory to the Collateral Agent providing information with respect to the property of each Loan Party. “Permitted Acquisition” means any Acquisition by a Loan Party or any Restricted Subsidiary of a Loan Party to the extent that each of the following conditions shall have been satisfied or waived by the Administrative Agent: (a) solely with respect to any proposed Acquisition with cash consideration in an amount in excess of $100,000,000, (i) at least ten (10) days (or such shorter period as the Administrative Agent may reasonably agree) prior to the consummation of any Acquisition, the Administrative Agent shall have received: (A) a summary of the proposed Acquisition, together with the most recent draft Acquisition Agreement, (B) to the extent available, copies of any diligence memorandums and other materials and any quality of earnings or similar reports, and (C) customary know-your-customer materials to the extent required by the Administrative Agent and requested in writing at least ten (10) days in advance and (ii) the Borrower shall provide a certificate to the Administrative Agent (A) certifying that all of the requirements for a Permitted Acquisition will be satisfied on or prior to the closing of such Permitted Acquisition and (B) attaching a reasonably detailed calculation of the financial covenant calculations described in clauses (f) and (g) of this definition; (b) the Person whose Equity Interests are proposed to be acquired (or the assets thereof which are proposed to be acquired, as applicable) is in the same or a generally related line of business as the Borrower and its Restricted Subsidiaries or businesses ancillary thereto; (c) unless the relevant Acquisition or related Investment is financed with proceeds of an issuance of Qualified Equity Interests, the aggregate total consideration paid or payable in connection with the Acquisition of non-Loan Parties or of non-Collateral for all such Permitted Acquisitions after the Closing Date shall not exceed the greater of (x) $50,000,000 and (y) 25.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries determined for the most recently ended Test Period; (d) (i) subject to Section 1.08, both immediately before and immediately after giving pro forma effect to the consummation of such Acquisition, no Event of Default shall then exist or be continuing (except in connection with an Incremental Term Loan incurred to finance a Limited Condition Transaction, in which case, (I) no Event of Default has occurred and is continuing as of the date of signing of the Acquisition Agreement for such Limited Condition Transaction and (II) no Specified Event of Default has occurred and is continuing as of the date of funding such Incremental Term Loan) and (ii) the representations and warranties of the Loan Parties contained herein and in the Loan Documents shall be true and correct in all material respects, except for such representations and warranties that are qualified by materiality, which shall be true and correct in all respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, unless such representation or warranty is

40 qualified by materiality, in which case it shall be true and correct in all respects as of such specified date), provided, that this clause (ii) shall not be applicable to any Incremental Loan incurred to finance a Limited Condition Transaction except to the extent required by the Lenders providing such Incremental Loan; and (e) the Loan Parties shall be in compliance with the Financial Covenants (calculated after giving pro forma effect to such Acquisition and any Indebtedness assumed or incurred in connection therewith) (provided, that in the case of any Limited Condition Transaction, the Financial Covenants shall be tested as of the last day of the most recent Test Period ending prior to the date on which the Acquisition Agreement with respect to such Limited Condition Transaction is executed by the parties thereto). “Permitted Disposition” means: (a) sale and lease of Inventory in the ordinary course of business; (b) licensing, on a non-exclusive basis, Intellectual Property rights in the ordinary course of business; (c) leasing or subleasing or licensing or sublicensing assets in the ordinary course of business; (d) (i) the lapse of Registered Intellectual Property of the Borrower and its Restricted Subsidiaries to the extent not economically desirable in the conduct of their business (as determined by the Borrower in its reasonable business judgment) or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties; (e) any involuntary loss, damage or destruction of property; (f) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property; (g) transfers of assets (i) from a Loan Party to another Loan Party, (ii) from any Restricted Subsidiary of a Loan Party that is not a Loan Party to any other Restricted Subsidiary of a Loan Party that is not a Loan Party, and (iii) from any Restricted Subsidiary of any Loan Party that is not a Loan Party to any Loan Party and (iv) from any Loan Party to any Restricted Subsidiary that is not a Loan Party in an amount not to exceed, together with the aggregate outstanding amount of Investments of the type described in clause (d) of the definition of “Permitted Intercompany Investments”, $25,000,000; (h) any Disposition of (i) accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business and not as part of an accounts receivable financing, factoring or similar transaction and (ii) Receivables Assets in connection with a Permitted Factoring Financing; (i) Dispositions of Permitted Investments, in each case in the ordinary course of business; (j) Disposition of obsolete, damaged, worn-out or surplus property or property no longer used or useful in the conduct of the business of the Loan Parties, in each case, in the ordinary course of business;

41 (k) use and disposition of cash and Cash Equivalents in the ordinary course of business; (l) (i) Dispositions permitted pursuant to Section 7.02(c) and (ii) any Disposition which would constitute an Investment permitted under Section 7.02(e) or a Restricted Payment permitted under Section 7.02(h); (m) the surrender or waiver of contractual rights and the settlement or waiver of contractual or litigation claims in the ordinary course of business; (n) Dispositions of non-core assets acquired in connection with any Acquisition permitted hereunder, which occur within one hundred and eighty (180) days of the date of such Acquisition; provided that no Event of Default exists on the date on which the definitive agreement governing the relevant Disposition is executed; (o) the sale or other Disposition of a nominal amount of Equity Interests in the Borrower or any Restricted Subsidiary in order to qualify members of the Board of Directors or equivalent governing body of the Borrower or such Restricted Subsidiary to the extent required by Requirements of Law; (p) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property or (iii) is exchanged for assets useful in the business of the Loan Parties and their Restricted Subsidiaries in the ordinary course of business; (q) Disposition of property or assets not otherwise permitted hereunder in any Fiscal Year, provided that (i) with respect to any Disposition in an amount equal to or in excess of $20,000,000 for any Disposition or series of related Dispositions, or $45,000,000 in the aggregate for all such Dispositions during any Fiscal Year, at least 75.0% of the total consideration for any such Disposition is in the form of cash or Cash Equivalents (provided that (x) any Designated Non-Cash Consideration received by the Borrower or the applicable Restricted Subsidiary shall be deemed to be Cash Equivalents and (y) the aggregate Designated Non-Cash Consideration received by the Borrower or any of its Restricted Subsidiaries in connection with such Disposition, when taken together with all other Designated Non-Cash Consideration received pursuant to this clause (q) that is at that time outstanding, shall not to exceed $35,000,000), (ii) the total consideration for any such Disposition is in an aggregate amount not less than the fair market value (as reasonably determined by the Borrower or the applicable Restricted Subsidiary in good faith) of such property or assets and (iii) at the time of execution of a binding agreement in respect of such Disposition, after giving effect to such Disposition on a pro forma basis, the Loan Parties are in compliance with the Financial Covenants; (r) to the extent required by applicable Law, the sale or other disposition of a nominal amount of Equity Interests in any Subsidiary in order to qualify members of the Board of Directors of such Subsidiary; (s) termination of leases, subleases, software licenses or software sublicenses, the Disposition or termination of which will not materially interfere with the business of the Loan Parties and their Restricted Subsidiaries; (t) the unwinding of any Hedging Agreement;

42 (u) Dispositions made pursuant to deferred compensation arrangements in the ordinary course of business; (v) Dispositions of Equity Interests made in connection with the exercise or settlement of equity-based awards outstanding as of the Closing Date or thereafter granted under the terms of any equity or equity-based compensation plans, programs, agreements or arrangements of the Borrower or any of the other Loan Parties; (w) any sale of motor vehicles and information technology purchased at the end of an operating lease and resold thereafter; (x) Dispositions of property subject to eminent domain, casualty or condemnation proceedings or any similar proceedings; (y) Sale and Leaseback Transactions; provided, that the aggregate fair market value of assets Disposed pursuant to this clause (y) shall not exceed $30,000,000 in the aggregate during the term of this Agreement; and (z) Dispositions not otherwise permitted pursuant to this Agreement in an aggregate amount not to exceed $50,000,000 during the term of this Agreement; provided that in the event that any Collateral is disposed of as expressly permitted by this definition to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Agents shall be authorized to take (and shall take) any actions deemed appropriate in order to effectuate the foregoing. “Permitted Factoring Financing” means any Factoring Transaction that meets the following conditions: (1) such Factoring Transaction is non-recourse to, and does not obligate, the Borrower or any Restricted Subsidiary, or their respective properties or assets (other than Receivables Assets) in any way other than pursuant to Standard Securitization Undertakings, (2) all sales, conveyances, assignments and/or contributions of Receivables Assets by the Borrower or any Restricted Subsidiary are made at fair market value in the context of a Factoring Transaction (as determined in good faith by the Borrower), and (3) such Factoring Transaction (including financing terms, covenants, termination events (if any) and other provisions thereof) is on market terms at the time such Factoring Transaction is first entered into (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings. The grant of a security interest in any Accounts Receivable of the Borrower or any Restricted Subsidiary to secure any Obligations shall not be deemed a Permitted Factoring Financing. “Permitted Indebtedness” means: (a) the Obligations;

43 (b) any other Indebtedness existing on the Closing Date and listed on Schedule 7.02(b); (c) Permitted Purchase Money Indebtedness; (d) Permitted Intercompany Investments and the related Indebtedness in respect thereof; provided that all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent; (e) Indebtedness incurred in the ordinary course of business pursuant to tenders, surety, governmental contracts, trade contracts, bids, completion guarantees, leases, stay, customs, appeal, statutory obligations, performance and/or return of money bonds or other similar obligations and letters of credit, bank guarantees, surety bonds, performance bonds or similar instruments in support of any of the foregoing; (f) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period; (g) the incurrence by any Loan Party of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s operations and not for speculative purposes; (h) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services, in each case, incurred in the ordinary course of business; (i) Contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, earn-outs, non-compete, consulting, deferred compensation and similar obligations of any Loan Party incurred in the ordinary course of business or in connection with the consummation of one or more Permitted Acquisitions or Permitted Dispositions; (j) Indebtedness assumed in connection with any Permitted Acquisition and Indebtedness of a Person whose assets or Equity Interests are acquired by the Borrower or any of its Restricted Subsidiaries in a Permitted Acquisition, and Permitted Refinancing Indebtedness in respect thereof; provided that such Indebtedness (i) was in existence prior to the date of such Permitted Acquisition, (ii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition, (iii) is not assumed or guaranteed by the Borrower or any of its Restricted Subsidiaries, other than the Person so acquired and any of its Restricted Subsidiaries that were obligors of such Indebtedness prior to such Permitted Acquisition and (iv) if secured, such Indebtedness is secured solely by the same assets securing such Indebtedness prior to such assumption; (k) Indebtedness owned in respect of any overdrafts and related liabilities arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfers of funds, so long as such Indebtedness is repaid in full within 3 Business Days of the incurrence thereof; (l) any Refinancing Facilities;

44 (m) unsecured Indebtedness that is incurred on or about the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) the Loan Parties are in compliance with the Financial Covenants on a pro forma basis and the Total Net Leverage Ratio is 0.25:1.00 less than the maximum Total Net Leverage Ratio then permitted under Section 8.01, (iii) such unsecured Indebtedness does not mature prior to the date that is 91 days after the Latest Maturity Date at the time of incurrence of such unsecured Indebtedness (other than as a result of a change of control so long as any rights of the holders thereof upon the occurrence of a change of control shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Contingent Indemnity Obligations) and the termination of the Commitments) and (iv) such unsecured Indebtedness does not amortize until 91 days after the Latest Maturity Date at the time of incurrence of such unsecured Indebtedness; (n) Indebtedness incurred in the ordinary course of business under worker’s compensation claims, health, disability or other employee benefit programs and other similar obligations; (o) Indebtedness consisting of the financing of insurance premiums or take-or-pay contracts in the ordinary course of business; (p) performance guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Loan Parties and their Restricted Subsidiaries; (q) Indebtedness of Restricted Subsidiaries that are not Loan Parties in an aggregate outstanding principal amount not to exceed at any time outstanding the greater of (x) $25,000,000 and (y) 15% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period; (r) Indebtedness (not for borrowed money) in respect of judgments, orders, attachments or awards not resulting in an Event of Default under Section 9.01(j) or in respect of appeal or other surety bonds relating to such judgments, orders, attachments or awards; (s) other Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any time outstanding; (t) with respect to any Indebtedness otherwise permitted to be incurred pursuant this Agreement, guaranties of such Indebtedness or guaranties by a Restricted Subsidiary of such Indebtedness; provided, if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, then such guaranty shall also be unsecured and/or subordinated to the Obligations; provided, further, to the extent such Indebtedness is Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party, any such guaranty shall only be permitted to the extent such guaranty is a Permitted Investment; (u) Indebtedness consisting of unfunded pension fund and other employee benefit obligations and liabilities incurred in the ordinary course of business to the extent they are permitted to remain unfunded under applicable law; (v) Indebtedness of the Loan Parties consisting of (i) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (ii) liabilities in respect of customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business; (w) conditional sale, title retention, consignment or similar arrangement for the sale of goods in the ordinary course of business;

45 (x) Indebtedness in respect of any Sale and Leaseback Transactions permitted pursuant to Section 7.02(f); (y) Incremental Equivalent Debt; (z) letters of credit of Restricted Subsidiaries that are not Loan Parties in an aggregate outstanding principal amount not to exceed at any time outstanding the greater of (x) $15,000,000 and (y) 10.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period; (aa) Indebtedness consisting of obligations arising under any Permitted Factoring Financing that is not recourse to the Borrower or any Restricted Subsidiary (other than Standard Securitization Undertakings); and (bb) any Permitted Refinancing Indebtedness in respect of the Indebtedness described in the clauses above. “Permitted Intercompany Investments” means Investments made by (a) a Loan Party to or in another Loan Party, (b) a Restricted Subsidiary that is not a Loan Party to or in another Restricted Subsidiary that is not a Loan Party, (c) a Restricted Subsidiary that is not a Loan Party to or in a Loan Party, so long as, in the case of a loan or advance, the parties thereto become a party to an Intercompany Note, and (d) a Loan Party to or in a Restricted Subsidiary that is not a Loan Party so long as (i) the aggregate amount of all such Investments made following the Closing Date by the Loan Parties to or in Restricted Subsidiaries that are not Loan Parties does not exceed, together with the aggregate amount of Dispositions of the type described in clause (g)(iv) of the definition of “Permitted Disposition”, $25,000,000 at any time outstanding (after giving effect to the last paragraph of the definition of “Permitted Investments”) and (ii) no Specified Event of Default has occurred and is continuing either immediately before or after giving effect to such Investment. “Permitted Investments” means: (a) Investments in cash and Cash Equivalents; (b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business; (c) advances made in connection with purchases of goods or services in the ordinary course of business; (d) [reserved]; (e) Investments in Restricted Subsidiaries that are not Loan Parties existing on the Closing Date and Investments existing on the Closing Date, as set forth on Schedule 7.02(e) hereto, or consisting of any modification, replacement, renewal, reinvestment or extension of any Investment existing on the Closing Date; provided that the amount of such Investment permitted pursuant to this clause (e) shall not be increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or to the extent that such increase utilizes another available basket under this definition; (f) Permitted Intercompany Investments;

46 (g) Permitted Acquisitions; (h) promissory notes, securities and other non-cash consideration received in connection with Dispositions permitted under this Agreement; (i) ownership of Equity Interests of the Borrower and its Subsidiaries as of the Closing Date; (j) accounts receivable arising and trade credit granted in the ordinary course of business; (k) Investments consisting of (i) lease, utility, worker’s compensation and other similar deposits in the ordinary course of business and (ii) bank deposits and expense prepayments; (l) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Section 7.02(a), Section 7.02(b), Section 7.02(c), and Section 7.02(h), respectively; provided, however, that no Investments may be made solely pursuant to this clause (l); (m) Investments of any Person (other than an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or consolidates or merges with the Borrower or any of its Restricted Subsidiaries so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger; (n) loans and advances, not to exceed $5,000,000 in the aggregate at any time outstanding, to independent directors, officers, employees and agents of any Loan Party in the ordinary course of business; (o) Investments consisting of loans or advance made in lieu of any Restricted Payment permitted by Section 7.02(h) at the time such Investment is made, which Investment shall reduce on a dollar-for-dollar basis the amount of any such Restricted Payment permitted to be made pursuant to Section 7.02(h); (p) Investments by any Loan Party or Restricted Subsidiary made after the Closing Date in Unrestricted Subsidiaries, joint ventures (other than joint ventures constituting general partnerships or other legal entities with respect to which a Loan Party’s ownership thereof would give rise to liability by such Loan Party for the obligations of such legal entity), unconsolidated subsidiaries and other minority equity investments that are useful in the business of the Loan Parties and their respective Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed the greater of (x) $37,500,000 and (y) 25.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries determined for the most recently ended Test Period; (q) any other Investments in an aggregate amount not to exceed $75,000,000 at any time outstanding; (r) Investments in Hedging Agreements to the extent constituting Permitted Indebtedness pursuant to clause (g) of the definition thereof; (s) Investments consisting of the contribution of non-exclusive licenses or sublicenses of Intellectual Property rights pursuant to joint marketing arrangements with other Persons;

47 (t) Investments received as the non-cash portion of consideration received in connection with transactions permitted by clause (q) of the definition of Permitted Disposition; and (u) so long as no Event of Default shall have occurred and be continuing or would result therefrom, Investments so long as at the time of such Investment and after giving effect thereto, on a pro forma basis, the Loan Parties are in compliance with the Financial Covenants and the Total Net Leverage Ratio is no greater than 3.50:1.00. For purposes of this definition, (i) the outstanding amount of any Investment shall be deemed to be the initial cost of such Investment when made, purchased or acquired (without any adjustments for subsequent increases or decreases in value), but giving effect to any repayments, interest, returns, profits, dividends, distributions, proceeds, fees, income and other amounts actually received by the Loan Parties and their respective Restricted Subsidiaries in respect of such Investment and determined without regard to any write- downs or write-offs of any investments, loans or advances in connection therewith and (ii) in the event that any Investment meets the criteria of more than one of the categories described in the clauses above, the Loan Parties and their respective Restricted Subsidiaries shall be permitted to make any such Investment in any manner that complies with this definition and may rely upon more than one of the categories described above. Notwithstanding anything to the contrary contained herein, Investments by Loan Parties and their Restricted Subsidiaries in Unrestricted Subsidiaries shall only be permitted to the extent made pursuant to clause (p) above. “Permitted Junior Intercreditor Agreement” means, with respect to any Liens on Collateral that are intended to be junior to the Liens on the Collateral securing the Term Loans, an intercreditor agreement for the sharing of liens on a junior basis in form and substance that is reasonably acceptable to the Administrative Agent and the Collateral Agent in their sole discretion. “Permitted Liens” means: (a) Liens securing the Obligations; (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c)(ii); (c) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 90 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (d) Liens described on Schedule 7.02(a), including any replacement Liens thereof in connection with a Permitted Refinancing of the Indebtedness secured by such Liens, provided that any such Lien shall only secure the Indebtedness that it secures on the Closing Date and any Permitted Refinancing Indebtedness in respect thereof; (e) purchase money Liens on assets (including equipment and software) acquired or held by any Loan Party or any of its Restricted Subsidiaries to secure Permitted Purchase Money Indebtedness so long as such Lien only (i) attaches to such property and any accessions and/or improvements thereto and the proceeds thereof and (ii) secures the Indebtedness that was incurred to acquire such property and/or any Permitted Refinancing Indebtedness in respect thereof; provided that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates;

48 (f) deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance, pensions, social security, or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due or (iv) made in respect of letters of credit, bank guarantees or similar instruments issued for the account of any Loan Party or Restricted Subsidiary of the Borrower in the ordinary course of business supporting obligations of the type set forth in the foregoing; (g) with respect to any Real Property owned or leased by a Loan Party, easements, rights of way, covenants, zoning restrictions and similar encumbrances on Real Property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of borrowed money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Restricted Subsidiaries in the normal conduct of such Person’s business; (h) Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business or (ii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP; (i) the title and interest of a lessor, sublessor, licensor or sublicensor in and to personal property leased or subleased (other than through a Capitalized Lease) or licensed or sublicensed, in each case extending only to such personal property; (j) non-exclusive licenses or sublicenses of Intellectual Property rights in the ordinary course of business; (k) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.01(j); (l) (i) contractual rights of setoff in favor of vendors and customers arising in the ordinary course of business, (ii) rights of setoff or bankers’ liens upon deposits of cash in favor of banks, securities intermediaries or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts or security accounts in the ordinary course of business and (iii) Liens in favor of collecting banks arising under Section 4-208 of the UCC; (m) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness; (n) Liens assumed by any Loan Party or Restricted Subsidiary thereof in connection with a Permitted Acquisition that secure Indebtedness permitted by clause (j) of the definition of Permitted Indebtedness; (o) Liens (i) solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition or Permitted Investment and (ii) consisting of any agreement to consummate a Permitted Disposition;

49 (p) Liens given to a public utility or municipality or governmental or other public authority when required by such utility or other authority in connection with the ordinary course operation of the business of the Loan Parties and their Restricted Subsidiaries; provided such Liens do not materially interfere with such operations; (q) precautionary UCC financing statements filed in connection with operating leases; (r) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (s) Liens (i) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Loan Party or Restricted Subsidiary thereof in the ordinary course of business or (ii) incurred by the Borrower or its Restricted Subsidiaries arising under Section 2-505 of the UCC; (t) Liens relating to pooled deposit or sweep accounts of any Loan Party or any of their Restricted Subsidiaries to permit the satisfaction of overdraft or similar obligations incurred in the ordinary course of business; (u) Liens arising out of Sale and Leaseback Transactions permitted pursuant to Section 7.02(f); (v) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments arising out of the relevant repurchase transaction; (w) Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods; (x) Liens securing obligations under Hedging Agreements not incurred in violation of this Agreement; provided that any Indebtedness relating to such derivative transaction is Permitted Indebtedness and such Lien extends only to the property securing such Indebtedness; (y) Liens on Equity Interests of joint ventures or Excluded Subsidiaries securing capital contributions to, or obligations of, such Persons; (z) Liens on assets of Excluded Subsidiaries to the extent securing Indebtedness of Excluded Subsidiaries which is non-recourse to the Loan Parties and otherwise not expressly restricted hereunder; (aa) Liens consisting of (i) customary rights of first refusal, options, tag, drag and similar rights in joint venture agreements and agreements with respect to non-wholly owned Subsidiaries and (ii) encumbrances or restrictions (including put and call arrangements) in favor of a party to a joint venture agreement with respect to Equity Interests of, or assets owned by, any joint venture or similar arrangement pursuant to any joint venture agreement or similar agreement; (bb) Liens in respect of Refinancing Facilities and subject to a Permitted Pari Passu Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable;

50 (cc) other Liens as to which the aggregate amount of the obligations secured thereby at any one time outstanding does not exceed the greater of (x) $50,000,000 and (y) 25.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries determined for the most recently ended Test Period; (dd) Lien securing Incremental Equivalent Debt; provided if such Incremental Equivalent Debt is secured by a Lien on the Collateral, such Incremental Equivalent Debt shall be subject to an acceptable Permitted Pari Passu Intercreditor Agreement or Permitted Junior Intercreditor Agreement; and (ee) Liens on the Receivables Assets arising in connection with a Permitted Factoring Financing. “Permitted Pari Passu Intercreditor Agreement” means, with respect to any Liens on Collateral that are intended to be pari passu with the Liens on the Collateral securing the Term Loans, an intercreditor agreement for the sharing of liens on a pari passu in form and substance that is reasonably acceptable to the Administrative Agent and the Collateral Agent in their sole discretion. “Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred to finance the acquisition, lease, construction, installation, repair, improvement or other expenditure in respect of property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or the Equity Interests of any Person owning such assets) secured by a Lien permitted under clause (e) of the definition of “Permitted Liens”; provided that (a) such Indebtedness is incurred within 270 days after such lease, construction, installation, repair, improvement or other expenditure, (b) such Indebtedness when incurred shall not exceed the cost of the asset financed (plus, in the case of any refinancing, the amount of any discounts, commissions, premiums, fees and other costs and expenses related to such refinancing) and (c) the aggregate principal amount of all such Indebtedness at any time outstanding shall not exceed the greater of (x) $37,500,000 and (y) 25.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries determined for the most recently ended Test Period. “Permitted Refinancing Indebtedness” means the extension of maturity, refinancing, exchange, replacement, substitution or modification of the terms of Indebtedness so long as: (a) immediately after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification (plus any accrued but unpaid interest, premiums and fees payable by the terms of such Indebtedness thereon and reasonable fees, expenses, original issue discount and upfront fees incurred in connection with such extension, refinancing or modification); (b) such extension, refinancing, exchange, replacement, substitution or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the Indebtedness so extended, refinanced or modified; (c) to the extent the Indebtedness being refinanced is unsecured or secured on a junior lien basis, the related Permitted Refinancing Indebtedness shall be unsecured or secured on a junior lien basis. “Permitted Restricted Payments” means any of the following Restricted Payments made by:

51 (a) any Loan Party or Restricted Subsidiary thereof to the Borrower (or a direct or indirect parent of the Borrower) in amounts necessary to pay franchise or similar taxes that are necessary to maintain the organization existence of such parent entity and other customary expenses as and when due and owing by such parent entity in the ordinary course of its business (including salaries and related reasonable and customary expenses incurred by employees of the Borrower and its Restricted Subsidiaries); (b) any Loan Party or Restricted Subsidiary thereof in respect of the Transactions, to the extent constituting a Restricted Payment; (c) (i) any Loan Party or Restricted Subsidiary thereof to any Loan Party, (ii) any Restricted Subsidiary of the Borrower that is not a Loan Party to any other Restricted Subsidiary of the Borrower that is not a Loan Party, and (iii) any non-wholly owned Restricted Subsidiary to each owner of Equity Interests of such Restricted Subsidiary pro rata based on their relative ownership interests; (d) so long as no Event of Default shall have occurred and be continuing at the date such Restricted Payment is declared, any Loan Party or Restricted Subsidiary thereof to the Borrower (or a direct or indirect parent of the Borrower) to permit the repurchase or redemption of any Equity Interests of any direct or indirect equityholder of the Borrower held by current or former officers, directors, employees or consultants (or their transferees, estates or beneficiaries under their estates) of any Loan Party or Restricted Subsidiary thereof, or their respective heirs, estates, family members, spouses or former spouses, domestic partners or former domestic partners, upon such Person’s death, disability, retirement, severance, cessation or termination of employment or service; provided that the aggregate cash consideration paid for all such payments shall not exceed in any Fiscal Year the sum of (1) greater of (x) $7,500,000 and (y) 5.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period and (2) any amounts available to be made under this clause (d) in the immediately preceding Fiscal Year that were unused (including Restricted Payments that could have been made during the immediately preceding Fiscal Year, but for the existence of an Event of Default, after such Event of Default has been cured or waived in accordance with the terms hereof); provided that, if any such unused amount is so carried over, (x) it will be deemed used in the applicable subsequent Fiscal Year after the amount available under the foregoing clause (1) for such Fiscal Year and (y) it may not be carried over to any subsequent Fiscal Year; (e) [reserved]; (f) each Restricted Subsidiary of the Borrower to any Person that owns Equity Interests in such Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interests in respect of which such Restricted Payment is being made; (g) any Loan Party or Restricted Subsidiary thereof to any Seller in respect of working capital adjustments, reasonable expense reimbursement payments or purchase price adjustments pursuant to any Permitted Acquisition or any Permitted Disposition; (h) the Borrower and its Restricted Subsidiaries may declare or make dividend payments or other distributions payable solely in the common Equity Interests of such Person; (i) [reserved]; (j) any Loan Party or Restricted Subsidiary thereof to make non-cash repurchases of Equity Interests of any direct or indirect equityholder of the Borrower deemed to occur upon exercise of stock options or warrants (or other similar instruments or securities convertible into or exchangeable for

52 Equity Interests of such Person) if such Equity Interests represent a portion of the exercise price of such options, warrants, instruments or securities; (k) [reserved]; (l) any Loan Party, in an amount not to exceed $25,000,000 in any Fiscal Year, so long as (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Loan Parties are in compliance with the Financial Covenants on a pro forma basis; and (m) any Loan Party, in an unlimited amount so long as (i) no Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Loan Parties are in compliance with the Financial Covenants on a pro forma basis and (iii) the Total Net Leverage Ratio for the most recently ended Test Period does not exceed (1) with respect to any Restricted Payments described in clause (f) of such definition, 3.00 to 1.00 and (2) otherwise, 2.75 to 1.00. “Permitted Short Term Debt” means, any bridge financing which by its terms will be automatically converted into, or exchanged for, loans or other Indebtedness that have, or extended such that it will have, a maturity date and a Weighted Average Life to Maturity that complies with the applicable maturity and Weighted Average Life to Maturity requirement set forth in Section 2.01(c). “Person” means an individual, corporation, exempted company, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority. “Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA. “Prepayments Amount” has the meaning specified therefor in the definition of “Incremental Cap”. “Prime Contractor” shall mean any Person (other than the Borrower or its Restricted Subsidiaries) which is a party to any Government Subcontract. “Pro Rata Share” means (a) with respect to all payments, computations and other matters relating to the Initial Term Loan of any Lender, the percentage obtained by dividing (i) the Initial Term Loan Exposure of that Lender, by (ii) the aggregate Initial Term Loan Exposure of all Lenders; (b) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender, the percentage obtained by dividing (i) the Revolving Exposure of that Lender, by (ii) the aggregate Revolving Exposure of all Lenders; (c) with respect to all payments, computations, and other matters relating to Incremental Revolving Commitments or Incremental Revolving Loans of a particular series, the percentage obtained by dividing (i) the Incremental Revolving Exposure of that Lender with respect to that series, by (i) the aggregate Incremental Revolving Exposure of all Lenders with respect to that series, (d) with respect to all payments, computations, and other matters relating to Incremental Term Loan Commitments or Incremental Term Loans of a particular series, the percentage obtained by dividing (i) the Incremental Term Loan Exposure of that Lender with respect to that series, by (i) the aggregate Incremental Term Loan Exposure of all Lenders with respect to that series. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Initial Term Loan Exposure, the Revolving Exposure, the Incremental Revolving Exposure and the Incremental Term Loan Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Initial Term Loan Exposure, the aggregate Revolving Exposure, the aggregate Incremental Revolving Exposure,

53 and the aggregate Incremental Term Loan Exposure of all Lenders. In the case of Section 4.04 when a Defaulting Lender shall exist, “Pro Rata Share” shall disregard the Initial Term Loan Exposure, Revolving Exposure, Incremental Revolving Exposure and/or Incremental Term Loan Exposure, as applicable, of such Defaulting Lender. “Proceeds” means (a) all “proceeds” (as defined in Article 9 of the UCC) with respect to the Collateral and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily. “Qualified ECP Loan Party” means each Guarantor that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA. “Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests. “Ratio Incremental Amount” has the meaning specified therefor in the definition of “Incremental Cap”. “Real Property” means, collectively, all right, title and interest (whether as owner, lessor or lessee) in and to any and all parcels of or interests in Real Property owned in fee or leased by any Loan Party, whether by lease, license, easement or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all buildings, structures or other improvements thereon and appurtenant fixtures incidental to the ownership, lease or operation thereof. “Receivables Assets” means Accounts Receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries that are, or will be, subject to a Permitted Factoring Financing, and any assets related thereto including, without limitation, all collateral securing such Accounts Receivable, all contracts and all guarantees or other payment support obligations (including, without limitation, letters of credit, promissory notes or trade credit insurance) in respect of such Accounts Receivable, proceeds of such Accounts Receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with non-recourse, asset securitization or factoring transactions involving Accounts Receivable. “Recipient” means any Agent and any Lender, as applicable. “Refinanced Debt” as defined in the definition of Credit Agreement Refinancing Debt. “Refinanced Revolving Debt” as defined in the definition of Credit Agreement Refinancing Debt. “Refinanced Term Debt” as defined in the definition of Credit Agreement Refinancing Debt. “Refinancing” has the meaning assigned to such term in the Recitals.

54 “Refinancing Amendment” means an amendment to this Agreement executed by each of (a) Borrower, (b) Agent and each Lender holding Loans subject thereto and (c) each Additional Lender that agrees to provide any portion of the Refinancing Amendment Debt being incurred pursuant thereto, in accordance with Section 2.01(d). “Refinancing Amendment Debt” means any Credit Agreement Refinancing Debt that is incurred pursuant to a Refinancing Amendment. “Register” has the meaning specified therefor in Section 12.07(f). “Registered Intellectual Property” means Intellectual Property that is issued, registered, renewed or the subject of a pending application. “Regulation T”, “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time. “Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property. “Relevant Governmental Body” means the Federal Reserve Board of the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York. “Remedial Action” means all actions required by Environmental Laws taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, investigate or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) restore or reclaim natural resources of the environment; (d) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (e) perform any other actions authorized by 42 U.S.C. § 9601. “Replacement Lender” has the meaning specified therefor in Section 12.02(b). “Representative” means, with respect to any Person, any officer, director, manager, managing member, general partner or partner of such Person. “Required Lenders” means, at any time, Lenders having outstanding Loans and unused Commitments representing more than 50% of the sum of the total outstanding Loans and unused Commitments at such time; provided, that if at any time there are two (2) or more unaffiliated Lenders, Required Lenders shall require at least two (2) unaffiliated Lenders. The total outstanding Loans and Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. “Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees

55 (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to and binding upon such Person or any of its property or to which such Person or any of its property is subject. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Restricted Payment” means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Restricted Subsidiaries, now or hereafter outstanding, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party, now or hereafter outstanding, (d) the return of any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Restricted Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such, (e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Restricted Subsidiaries) pursuant to any management, consulting, monitoring, advisory or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Restricted Subsidiaries or other Affiliates, or to any other Restricted Subsidiaries or Affiliates of any Loan Party or (f) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt of any Loan Party or any of its Restricted Subsidiaries. “Restricted Subsidiary” means, as to any Person, any Subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Borrower. “Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make the Revolving Loans to the Borrower and to acquire participations in Letters of Credit and Swingline Loans hereunder in the amount set forth under the heading “Revolving Commitments” in Schedule 1.01(A) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as such amount may be extended, terminated or reduced from time to time in accordance with the terms of this Agreement or increased as a result of Incremental Revolving Commitments. The aggregate principal amount of the Revolving Commitments as of the Closing Date is $400,000,000. “Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time. “Revolving Extension” has the meaning specified therefor in Section 2.08(c). “Revolving Extension Election” has the meaning specified therefor in Section 2.08(f). “Revolving Extension Request” has the meaning specified therefor in Section 2.08(c). “Revolving Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.01(a)(i), Section 2.01(b)(i) and any Incremental Revolving Loan.

56 “Revolving Lender” means a Lender with a Revolving Commitment or a Revolving Loan. “Revolving Note” means a promissory note of the Borrower, substantially in the form of Exhibit E-2, evidencing the Indebtedness resulting from the making of the Revolving Loans and delivered to any Lender that requests such Revolving Note pursuant to Section 2.03(g) hereof, as such promissory note may be modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor. “Sale and Leaseback Transaction” means, with respect to the Borrower or any of its Restricted Subsidiaries, any arrangement, directly or indirectly, with any Person whereby the Borrower or any of its Restricted Subsidiaries shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred. “Sanctioned Country” means, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions (which as of the Closing Date includes the so called Donetsk People’s Republic, the so called Luhansk People’s Republic and the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria). “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state or His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any Person or Persons described in the preceding clauses (a) and (b). “Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom. “SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act. “Secured Party” means any Agent, any Lender (including the Swingline Lender), any Bank Product Provider, any Issuing Bank and the beneficiaries of each indemnification obligation undertaken by any Loan Party in any Loan Document (including the Indemnitees). “Securities Act” means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time. “Securitization” has the meaning specified therefor in Section 12.07(l). “Security Agreement” means a Pledge and Security Agreement, in form and substance reasonably satisfactory to the Collateral Agent, made by the Borrower and the Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations. “Security Documents” means, collectively, the Security Agreement, and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create or evidence Liens to secure the Obligations, and shall also include, without limitation, all other security agreements, pledge agreements, deeds of trust, intercreditor agreements, collateral assignments and

57 any agreements entered into for the purposes of perfection, now, or hereafter executed by the Borrower or any of its Restricted Subsidiaries and delivered to the Collateral Agent. “Seller” means any Person that sells Equity Interests or other property or assets to a Loan Party or a Restricted Subsidiary of a Loan Party in a Permitted Acquisition. “Senior Officer” shall mean, with respect to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief financial officer or treasurer of such Person. “SOFR” means a rate equal to the secured overnight financing rate as published by the SOFR Administrator on the website of the SOFR Administrator, currently at http//www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time). “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing. “SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “ABR”. “Solvent” means, with respect to any Person on a particular date, that on such date (a) the “fair value” of the assets of such Person and its Subsidiaries, taken as a whole and on a going concern basis, exceeds the sum of all debts of such Person and its Subsidiaries, taken as a whole, as such quoted term is determined in accordance with applicable federal, state and provincial laws governing determinations of the insolvency of debtors, (b) such Person and its Subsidiaries, taken as a whole, are able to meet their obligations as they generally become due, (c) such Person and its Subsidiaries, have not ceased paying their current obligations in the ordinary course of business as they generally become due, and (d) such Person and its Subsidiaries, taken as a whole, do not have unreasonably small capital in relation to their business, taken as a whole contemplated on such date. The amount of contingent or unliquidated liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “Specified Event of Default” means the occurrence of any one of the following events: an Event of Default shall have occurred and be continuing as a result of the Loan Parties’ failure to comply with Section 9.01(a) (but solely as a result of any Loan Parties’ failure to pay principal, interest or any recurring fee due hereunder or under any other Loan Document, in each case, after the expiration of any applicable grace period), Section 9.01(f) (with respect to the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary)) or Section 9.01(g) (with respect to the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary)). “Specified Representations” means the representations and warranties of the Borrower and, to the extent applicable, the Guarantors, set forth in clauses (a)(i), (a)(ii)(B)-(D), (b)(i), (b)(ii)(A), (d), (k), (r), (w), (x) and (z) of Section 6.01. “Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Incremental Term Loan or Incremental Revolving Commitments that by

58 the terms of this Credit Agreement requires a test to be calculated on a “pro forma basis”, be given in “pro forma compliance” with, or after giving “pro forma effect”. “Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business. “Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a Factoring Transaction, including, without limitation, those relating to the servicing of Receivables Assets, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking. “Subordinated Indebtedness” means Indebtedness of any Loan Party which has been expressly subordinated in right of payment to all Obligations of such Loan Party under the Loan Documents (a) by the execution and delivery of a subordination agreement, in form and substance reasonably satisfactory to the Administrative Agent, or (b) otherwise on terms and conditions reasonably satisfactory to the Administrative Agent. “Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. References to a Subsidiary shall mean a Subsidiary of the Borrower unless the context expressly provides otherwise. “Supported QFC” has the meaning specified therefor in Section 12.25. “Swap” means any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder other than (a) a swap entered into on, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a). “Swap Obligation” means any obligation of any Loan Party, or their respective Subsidiaries, to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender-Provided Hedge Agreement. “Swap Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the Net Mark-to-Market Exposure. “Swingline Lender” means Citizens Bank, N.A. “Swingline Loan” has the meaning set forth in Section 2.01(b).

59 “Swingline Loan Limit” means $20,000,000. “Swingline Loan Outstandings” means, at any time of calculation, the then existing aggregate outstanding principal amount of Swingline Loans. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, in each case in the nature of a tax, including any interest, additions to tax or penalties applicable thereto. “Termination Date” means the first date on which all of the Obligations (other than Contingent Indemnity Obligations) are paid in full in cash and the Commitments of the Lenders are terminated and all Letters of Credit have been terminated, expired, backstopped, rolled over or cash collateralized on terms reasonably acceptable to the applicable Issuing Bank. “Termination Event” means (a) the imposition of liability on any Loan Party or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, (b) the filing of a notice of intent to terminate an Employee Plan in a distress termination or the treatment of an Employee Plan amendment as a distress termination under Section 4041 of ERISA, (c) the institution of proceedings by the PBGC to terminate an Employee Plan, or (d) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan. “Term Loan” and “Term Loans” means, collectively, the Term Loan made by the Term Loan Lenders to the Borrower pursuant to Section 2.01(a)(iii)(A) and Section 2.01(c). “Term Loan Commitment” means the Initial Term Loan Commitment and, to the extent agreed to by the applicable Term Loan Lenders, the Incremental Term Loan Commitment. “Term Loan Extension” has the meaning specified therefor in Section 2.08(a). “Term Loan Extension Election” has the meaning specified therefor in Section 2.08(e). “Term Loan Extension Request” has the meaning specified therefor in Section 2.08(a). “Term Loan Lender” means a Lender with a Term Loan Commitment or a Term Loan. “Term Note” means a promissory note of the Borrower, substantially in the form of Exhibit E-1, evidencing the Indebtedness resulting from the making of the Term Loans and delivered to any Lender that requests such Term Note pursuant to Section 2.03(f) hereof, as such promissory note may be modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor. “Term SOFR” means a rate per annum equal to Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) Government Securities Business Days prior to the first day of such Interest Period; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first

60 preceding Government Securities Business Day is not more than three (3) Government Securities Business Days prior to such Term SOFR Determination Day. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”. “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR published by the Term SOFR Administrator and displayed on CME’s Market Data Platform (or other commercially available source providing such quotations as may be selected by the Administrative Agent from time to time). “Test Period” means, at any date of determination, the period of the most recently ended four consecutive fiscal quarters of the Borrower then last ended as of such time for which financial statements are delivered pursuant to Section 7.01(a)(i) or (a)(ii), as applicable; provided that for any date of determination before the delivery of the first financial statements pursuant to Section 7.01(a)(i) or (a)(ii), the Test Period shall be the period of four consecutive fiscal quarters of the Borrower then last ended for which financial statements are available. “Total Net Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Total Debt of the Borrower and its Restricted Subsidiaries to (y) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period. It is understood and agreed that for the purpose of calculating the Total Net Leverage Ratio, (i) Capitalized Lease Obligations shall be determined without giving effect to the adoption of Financial Accounting Standards Board ASU No. 2016- 02, Leases (Topic 842) and (ii) securitization obligations shall be determined without giving effect to any such obligations that are non-recourse to the Borrower and the Restricted Subsidiaries. “Transaction Costs” has the meaning assigned to such term in the Recitals. “Transactions” means, collectively, the transactions that occurred on or about the Closing Date, including (a) the execution, delivery and performance of the Loan Documents and the making of the Loans and other extensions of credit hereunder from time to time, (b) the consummation of any other transactions contemplated in connection with any of the foregoing, (c) the Refinancing and (d) the payment of all Transaction Costs. “Transferee” means any transferee or assignee of a Lender, including a participation holder. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or the ABR. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York (“NY UCC”); provided, however, that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of a security interest in any Collateral is governed by the UCC as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for the definitions related to such provisions.

61 “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unrestricted Subsidiary” means (x) any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 7.01(o)(i) subsequent to the Closing Date and (y) any Subsidiary deemed to be an Unrestricted Subsidiary pursuant to Section 7.01(o)(ii) subsequent to the Closing Date. “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code. “U.S. Special Resolution Regimes” has the meaning specified therefor in Section 12.25. “UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness. “Withholding Agent” means any Loan Party and the Administrative Agent. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed

62 as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein or in any other Loan Document), (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and (f) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time. Section 1.03 Certain Matters of Construction. References in this Agreement to “determination” by any Agent shall mean good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations). Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of any Agent (or any subagent or designee or delegee of any Agent), any agreement entered into by any Agent (or any subagent or designee or delegee of any Agent) pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by any Agent (or any subagent or designee or delegee of any Agent) pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by any Agent (or any subagent or designee or delegee of any Agent), shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Secured Parties. Wherever the phrase “to the knowledge of any Loan Party” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to (i) the actual knowledge of a Senior Officer of any Loan Party or (ii) the knowledge that such officer would have obtained if such Senior Officer had engaged in reasonable inquiry and having performed his/her duties in good faith and the reasonable exercise thereof. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder. Section 1.04 Accounting and Other Terms. (a) Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. For purposes of determining compliance with any incurrence or expenditure tests set forth in Section 7.01 and Section 7.02, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent (in consultation with the Borrower) or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Administrative Agent (in consultation with the Borrower)) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time

63 and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent (in consultation with the Borrower) or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Administrative Agent (in consultation with the Borrower)) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time). Notwithstanding the foregoing, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 840 on the definitions and covenants herein, GAAP as in effect on the Closing Date shall be applied, (ii) with respect to accounting for revenue recognition from contracts with customers and the impact of such accounting in accordance with FASB ASC 606 on the definitions and covenants herein, GAAP as in effect on the Closing Date shall be applied, (iii) for purposes of determining compliance with any covenant (including the computation of any Financial Covenant) contained herein, Indebtedness of the Borrower and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded, other than, in each case, as it applies to the delivery of financial statements in accordance with the provisions of Section 7.01(a)(i) or (ii), and (iv) notwithstanding anything to the contrary above or in the definition of “Capitalized Lease” or “Capital Expenditures”, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of Accounting Standards Codification 842 shall continue to be accounted for as operating leases hereunder or under any other Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with Accounting Standards Codification 842 (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Leases. (b) All terms used in this Agreement which are defined in Article 8 or Article 9 of the NY UCC as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the NY UCC as in effect in the State of New York on the Closing Date shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent and the Borrower may otherwise agree. (c) Subject to Section 1.08, with respect to any period during which any Specified Transaction occurs, for purposes of determining the permissibility of any action, change, transaction, or event that by the terms of the Loan Documents requires a calculation of any financial ratio or test or a component definition thereof (including Consolidated Total Assets, Consolidated Total Debt, Consolidated Net Interest Expense, Consolidated EBITDA, Consolidated Interest Coverage Ratio and/or Total Net Leverage Ratio), calculations with respect to such financial ratio, test or definition for such period shall be made on a pro forma basis after giving pro forma effect to such transaction and any related pro forma calculations shall be made giving effect to any pro forma adjustments to be made in good faith by the Loan Parties. Further, if since the beginning of any such period and on or prior to the date of any required calculation of any financial ratio or test or component definition thereof (x) any Specified Transaction has occurred or (y) any Person that subsequently became a Loan Party or was merged, amalgamated or consolidated with or into the Borrower or any of its other Restricted Subsidiaries since the beginning of such period has consummated any Specified Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a pro forma basis for such period as if such Specified Transaction had occurred at the beginning of the applicable period. Section 1.05 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on

64 such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Secured Party, such period shall in any event consist of at least one full day. Section 1.06 Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component and rounding the result up or down to the nearest one one-hundredth. Section 1.07 Timing of Payment and Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day and, in the case of any payment that accrues interest, interest thereon shall be payable for the period of such extension. Section 1.08 Limited Condition Transactions. Notwithstanding anything herein to the contrary, solely in the case of the incurrence of any Indebtedness (including any Incremental Facility, but other than Indebtedness under the Revolving Commitment, which shall remain subject to the terms and conditions thereof with respect to the impact, if any, of any Limited Condition Transaction) or Liens or the making of any Investments (other than a Permitted Acquisition which shall remain subject to the terms and conditions thereof with respect to the impact, if any, of any Limited Condition Transaction), Restricted Payments, dispositions, consolidations, mergers or other fundamental changes, in each case in connection with a Limited Condition Transaction: (a) for purposes of determining compliance with any provision of this Agreement which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, at the Borrower’s election, such condition shall be deemed satisfied, so long as (x) no Event of Default exists on the date of execution of the definitive agreement(s) for such Limited Condition Transaction and (y) no Specified Event of Default exists at the time of, and immediately after giving effect to, the consummation of such Limited Condition Transaction, and (b) for purposes of determining compliance with any provision of this Agreement which requires that any of the representations and warranties made by any Loan Party set forth in this Agreement or in any other Loan Document be true and correct, such condition shall be deemed satisfied, so long as: (i) the representations and warranties in this Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier therein) as of the date of execution (or with respect to any such representations or warranties that specifically relate to any earlier date, as of such date) of the definitive agreement(s) for such Limited Condition Transaction, (ii) customary specified acquisition agreement representations and warranties with respect to the Person to be acquired are true and correct in all material respects (without duplication of any materiality qualifier therein), at the time of, and immediately after giving effect to, the consummation of such Limited Condition Transaction (or with respect to any such representations or warranties that specifically relate to any earlier date, as of such date), and

65 (iii) the Specified Representations (in each case, modified solely to the extent necessary to reflect the applicable terms of such Limited Condition Transaction as set forth in the definitive agreement(s) governing such transaction) are true and correct in all material respects (without duplication of any materiality qualifier therein), at the time of, and immediately after giving effect to, the consummation of such Limited Condition Transaction (or with respect to any such representations or warranties that specifically relate to any earlier date, as of such date), and neither the Borrower nor any other Loan Party shall be required to bring down any other representation or warranty as a condition to the consummation of such Limited Condition Transaction (or the incurrence of any Indebtedness and any other ancillary transaction consummated in connection with such Limited Condition Transaction); provided that if the Borrower has made such an election, then in connection with the calculation of any ratio or basket with respect to the incurrence of any other Indebtedness (other than Indebtedness under the Revolving Commitment or any Incremental Facility, which shall remain subject to the terms and conditions thereof with respect to the impact, if any, of any Limited Condition Transaction) or Liens, or the making of any other Investments, Restricted Payments, dispositions, consolidations, mergers or other fundamental changes pursuant to Section 7.02(c) on or following such date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date of termination or expiration of the definitive agreement(s) for such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis (and after giving effect to any pro forma adjustments) assuming such Limited Condition Transaction has been consummated (and, in the case of Restricted Payments, assuming such Limited Condition Transaction has not been consummated). Section 1.09 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time. Section 1.10 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) administration, construction, calculation, publication, continuation, discontinuation, movement, or regulation of, or any other matter related to, the ABR, the Benchmark, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), any component definition thereof or rates referred to in the definition thereof, including whether any Benchmark is similar to, or will produce the same value or economic equivalence of, any other rate or whether financial instruments referencing or underlying the Benchmark will have the same volume or liquidity as those referencing or underlying any other rate, (b) the impact of any regulatory statements about, or actions taken with respect to any Benchmark (or component thereof), (c) changes made by any administrator to the methodology used to calculate any Benchmark (or component thereof) or (d) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the ABR, the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, such transactions. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the ABR, the Benchmark, or any alternative, successor or replacement rate (including any Benchmark Replacement), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind,

66 including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Section 1.11 Treatment of Unrestricted Subsidiaries. It is understood and agreed that Unrestricted Subsidiaries will not be subject to the provisions set forth in Article VI (other than Section 6.01(y)), VII (other than Section 7.01(c)(i)), VIII or IX and the results of operations and Indebtedness of Unrestricted Subsidiaries will not be taken into account for purposes of determining compliance with any financial ratio, including but not limited to, First Lien Net Leverage Ratio, Total Net Leverage Ratio and the Consolidated Interest Coverage Ratio Coverage Ratio. Section 1.12 Certain Calculations and Tests. Notwithstanding anything to the contrary herein, (a) With respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, Section 8.01, the Financial Covenants, any First Lien Net Leverage Ratio test and/or any Total Net Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including, without limitation, Section 8.01, the Financial Covenants, any First Lien Net Leverage Ratio test and/or any Total Net Leverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts; (b) If the Borrower or any Restricted Subsidiary relies in full or in part on a Fixed Amounts basket or exception in connection with any proposed transaction, all or any portion of which transaction subsequently is eligible to be reclassified as having been incurred pursuant to an Incurrence-Based Amounts basket or exception, then such amounts originally permitted under the Fixed Amounts basket or exception shall automatically be reclassified as having been incurred pursuant to a Incurrence-Based Amounts basket or exception to the maximum extent then permitted under such ratio-based basket or exception without the Borrower needing to make any election, give any notice or take any action to effect such reclassification; and (c) If the Borrower or its Restricted Subsidiaries incurs Indebtedness under an Incurrence-Based Amounts basket, such an Incurrence-Based Amounts basket (together with any other ratio-based basket utilized in connection therewith, including in respect of other Indebtedness, Liens, asset sales or other dispositions, Investments or Restricted Payments) will be calculated excluding the cash proceeds of such Indebtedness for netting purposes (i.e., such cash proceeds shall not reduce Consolidated Total Debt pursuant to the definition of such term). ARTICLE II THE LOANS Section 2.01 Commitments and Incremental Facilities. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

67 (i) each Revolving Lender severally agrees to make Revolving Loans in Dollars to the Borrower at any time and from time to time during the term of this Agreement or until the earlier reduction of its Revolving Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving Loans made by such Lender at any time outstanding not exceeding the amount of such Lender’s Pro Rata Share of the Revolving Commitment. The Borrower may borrow, repay and reborrow, the applicable Revolving Loans on or after the Closing Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein; provided (A) the aggregate principal amount of Revolving Loans outstanding at any time to the Borrower shall not exceed the aggregate Revolving Commitments and (B) the Revolving Commitment of each Lender shall automatically and permanently be reduced to zero on the Final Maturity Date; (ii) [Reserved]; and (iii) each Initial Term Loan Lender severally agrees to make the Initial Term Loan to the Borrower on the Closing Date, in an amount set forth opposite such Initial Term Loan Lender’s name in Schedule 1.01(A). Any principal amount of the Initial Term Loans which is repaid or prepaid may not be reborrowed. (b) Swingline Loans. (i) On the terms and subject to the conditions contained herein, as part of the Revolving Commitment, the Swingline Lender agrees to make advances to the Borrower from time to time during the period from the Closing Date through the Final Maturity Date (each such advance, a “Swingline Loan”) requested by the Borrower; provided that the Swingline Loan Outstandings shall at no time exceed the Swingline Loan Limit. If at any time the Swingline Loan Outstandings exceed the Swingline Loan Limit, then, on the next succeeding Business Day, the Borrower shall repay Swingline Loans in an aggregate amount equal to such excess. Each Swingline Loan shall be an ABR Loan, and shall be advanced by Swingline Lender in the same manner as Revolving Loans are advanced hereunder; provided that the Borrower may deliver the Notice of Borrowing with respect to any Swingline Loan to the Administrative Agent and Swingline Lender not later than 2:00 p.m. on the requested borrowing date (which shall be a Business Day). Swingline Lender shall give Administrative Agent prompt notice of each Swingline Loan advanced by Swingline Lender. In the event that on any Business Day Swingline Lender desires that all or any portion of the outstanding Swingline Loans should be reduced, in whole or in part, Swingline Lender shall notify Administrative Agent to that effect and indicate the portion of the Swingline Loan to be so reduced (it being agreed that the Swingline Lender shall issue a notice requiring outstanding Swingline Loans to be reduced to $0 on a not less than weekly basis). The Administrative Agent agrees to transmit to Revolving Lenders the information contained in each notice received by Administrative Agent from Swingline Lender regarding the reduction of outstanding Swingline Loans and shall concurrently notify such Lenders of each such Lender’s Pro Rata Share of the obligation to make a Revolving Loan to repay outstanding Swingline Loans (or the applicable portion thereof); (ii) Each of the Revolving Lenders hereby unconditionally and irrevocably agrees to pay to the Administrative Agent, for the benefit of Swingline Lender, not later than noon on the Business Day immediately following the Business Day of such Lender’s receipt of such notice from the Administrative Agent (provided that if any Revolving Lender shall receive such notice at or prior to 10:00 a.m. on a Business Day, such funding shall be made by such Lender on such Business Day), such Lender’s Pro Rata Share of a Revolving Loan (which Revolving Loan shall be an ABR Loan and shall be deemed to be requested by Borrower) in the principal amount of such portion of the Swingline Loan which is required to be paid to Swingline Lender under this Section 2.01(b) (regardless of whether the conditions precedent thereto set forth in Section 5.02 are then satisfied, including without limitation, the existence of any Default or Event of Default either before or after giving effect to the making of such Swingline Loan, but subject

68 to the other provisions of this Section 2.01(b)). The proceeds of any such Revolving Loans shall be immediately paid over to the Administrative Agent for the benefit of Swingline Lender for application against then outstanding Swingline Loans. For purposes of this clause (ii), Swingline Lender shall be conclusively entitled to assume that, at the time of the advance of any Swingline Loan, each Revolving Lender will fund its Pro Rata Share of the Revolving Loans provided for in this clause (ii); (iii) In the event that, at any time any Swingline Loans are outstanding, an Event of Default has occurred and is continuing, then, each of the Revolving Lenders shall be deemed to have irrevocably and immediately purchased and received from Swingline Lender, without recourse or warranty, an undivided interest and participation in the Swingline Loan in an amount equal to such Lender’s Pro Rata Share of Revolving Commitment multiplied by the total amount of the Swingline Loan Outstandings. Any purchase obligation arising pursuant to the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstances whatsoever. In the event that on any Business Day Swingline Lender desires to effect settlement of any such purchase, Swingline Lender shall promptly notify the Administrative Agent to that effect and indicate the payment amounts required by each Lender to effect such settlement. The Administrative Agent agrees to transmit to Revolving Lenders the information contained in each notice received by the Administrative Agent from Swingline Lender and shall concurrently notify such Lenders of each such Lender’s Pro Rata Share of the required payment settlement amount. Each such Lender shall effect such settlement upon receipt of any such notice by paying to Administrative Agent not later than noon on the Business Day immediately following the Business Day of receipt of such notice (provided that, if any such Lender shall receive such notice at or prior to 10:00 a.m. on a Business Day, such funding shall be made by such Lender on such Business Day), an amount equal to such Lender’s participation in the Swingline Loan. (iv) In the event any Revolving Lender fails to make available to Swingline Lender when due the amount of such Lender’s participation in the Swingline Loans, Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest at ABR plus the Applicable Margin in respect of ABR Revolving Loans. Any Lender’s failure to make any payment requested under this Section 2.01(b) shall not relieve any other Lender of its obligations hereunder, but no Lender shall be responsible for the failure of any other Lender to make available to Swingline Lender such other Lender’s required payment hereunder. The obligations of the Lenders under this Section 2.01(b) shall be deemed to be binding upon the Administrative Agent, Swingline Lender and Lenders notwithstanding the occurrence of any Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to Borrower or any other Loan Party. (c) Incremental Facilities. (i) Requests. The Borrower may, from time to time by written notice to the Administrative Agent (each, an “Incremental Facility Request”), request (A) one or more new tranches of Term Loans (the “Incremental Term Loan Commitment” and the term loans thereunder, each an “Incremental Term Loans”) and (B) one or more increases in the Revolving Commitments (the “Incremental Revolving Commitments” and the revolving loans thereunder, each an “Incremental Revolving Loan”); the Incremental Term Loan and the Incremental Revolving Loans are sometimes referred to herein individually as an “Incremental Loan” and, collectively, as the “Incremental Loans”; the Incremental Term Loan Commitment and the Incremental Revolving Commitment is sometimes referred to herein individually as an “Incremental Facility” and collectively as the “Incremental Facilities”) in an aggregate principal amount not to exceed the Incremental Cap; provided that no commitment of any Lender shall be increased without the prior written consent of such Lender. Such Incremental Facility Request shall set forth (A) the amount of the Incremental Loans being requested (which shall be in a minimum amount of $5,000,000 and multiples of $500,000 in excess thereof), (B) the date (an “Incremental Closing Date”) on which such Incremental Facility is requested to become effective (which, unless otherwise agreed

69 by the Administrative Agent, shall not be less than ten (10) Business Days nor more than sixty (60) days after the date of such notice and which may be extended by the Borrower with the consent of Administrative Agent), and (C) whether the related Incremental Loan is to be a SOFR Loan or an ABR Loan (and, if a SOFR Loan, the Interest Period therefor). (ii) Allocations. Upon delivery of the Incremental Facility Request, the Borrower may offer such Incremental Facility to the existing Revolving Lenders (with respect to Incremental Revolving Commitments) and existing Term Lenders (with respect to Incremental Term Loan Commitments) or to new lenders designated by the Borrower and consented to by the Administrative Agent, but only to the extent the consent of the Administrative Agent would be required under Section 12.07(b) and, in any event, such consent shall not be unreasonably withheld, delayed or conditioned; provided that, (A) none of the Lenders will be required to provide all or any portion of such Incremental Facility, (B) any decision whether or not to so provide all or any portion of such Incremental Facility by any Lender shall be made at the sole discretion of such Lender and (C) the allocation of any such Incremental Facility among the accepting Lenders shall be determined by the Administrative Agent (in consultation with the Borrower). (iii) Conditions. No Incremental Facility shall become effective under this Section 2.01(c) unless (A) immediately before and immediately after giving effect to such Incremental Facility, the loans to be made thereunder and the application of the proceeds therefrom on a pro forma basis, (I) no Default or Event of Default shall have occurred or be continuing (provided that if the proceeds of the applicable Incremental Facility are to be used to finance a Limited Conditions Transaction, then the condition precedent set forth in this clause (I) may be limited to Specified Events of Default), (II) the representations and warranties of the Loan Parties set forth in the Loan Documents would be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the date of, and immediately after giving effect to, the effectiveness of the applicable Incremental Facility Amendment, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date (provided that if the proceeds of the applicable Incremental Facility are to be used to finance a Limited Conditions Transaction, then the condition precedent set forth in this clause (II) may be limited to (x) Specified Representations and (y) customary specified acquisition agreement representations and warranties with respect to the Person to be acquired) and (III) the Borrower will be in compliance with the Financial Covenants set forth in Section 8.01, (x) based on the financial statements most recently delivered pursuant to Section 7.01(a), (y) without netting the cash proceeds thereof from Consolidated Total Debt and (z) assuming all amounts thereunder are fully drawn, (B) all fees and expenses owing in respect of such Incremental Facility to the Administrative Agent and the Lenders shall have been paid and (C) the Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower certifying as to the foregoing and attaching reasonably detailed supporting calculations related thereto, in form reasonably satisfactory to the Administrative Agent; provided that, with respect to any Incremental Facility incurred to finance a Limited Condition Transaction, at the Borrower’s election, the conditions in the foregoing clauses (A), (B) and (C) shall be subject to Section 1.08. (iv) Terms. Except with respect to Permitted Short Term Debt, the final maturity date of any Incremental Term Loan shall be no earlier than the maturity date of the Initial Term Loan and the Weighted Average Life to Maturity of any such Incremental Term Loan shall not be shorter than the Weighted Average Life to Maturity of the Initial Term Loan. If the initial All-In Yield applicable to any Incremental Term Loan that is incurred on or prior to the six-month anniversary of the Closing Date that is secured by a lien on the Collateral that ranks pari passu with the liens securing the Term Loan exceeds the corresponding All-In Yield applicable to the Term Loan then outstanding by more than 50 basis points per annum (each, an “Existing Facility”), then the Applicable Margin with respect to each such Existing Facility shall automatically be increased to a level such that the All-In Yield applicable to such

70 outstanding Term Loan is 50 basis point per annum below the All-In Yield applicable to such Incremental Term Loan, effective upon the making of such Incremental Term Loan (the “MFN Provision”). Each Incremental Facility to the extent secured, shall be secured only by a Lien on the Collateral (or a portion thereof) ranking equal in priority with the Lien securing the Obligations, or shall constitute Subordinated Debt, and shall only be guaranteed by the Guarantors (or a subset thereof); provided that any Incremental Facility may be secured by assets other than the Collateral or guaranteed by a person other than the Guarantors, so long as such assets are contemporaneously included as Collateral and such person contemporaneously becomes a Guarantor under the Existing Facility. In the case of an Incremental Revolving Commitment, such Incremental Revolving Commitment shall be on the same terms and pursuant to the same documentation applicable to the Revolving Commitments (including interest rate and unused fees but excluding customary arrangement, commitment, structuring and underwriting fees, and amendment fees not generally shared with other Lenders with respect to such Incremental Revolving Loans). The other terms and documentation in respect thereof, to the extent not consistent with the Loan Documents, shall not be materially more favorable to the Lenders hereof (taken as a whole) than the terms under the Loans are to the Lenders under the Loans (as determined by the Borrower in good faith) unless (a) offered to the Lenders for inclusion in the Loan Documents, (b) otherwise reasonably satisfactory to the Administrative Agent or (c) they only apply after the maturity date for the applicable existing Loans. Except with respect to amortization, pricing, interest rate margins, discounts, premiums, rate floors and final maturity as set forth in this clause (iv), any Incremental Term Loan shall be on terms consistent with the Initial Term Loan. (v) Required Amendments. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Facility, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence of such Incremental Facility and the Loans evidenced thereby, and any joinder agreement signed by a new lender or other incremental amendment (any such joinder agreement and/or incremental amendment, an “Incremental Amendment”) may without the consent of the other Lenders effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effectuate the provisions of this Section 2.01(c) (including any amendments that are not adverse to the interests of any Lender that are made to effectuate changes necessary to enable any Incremental Term Loans that are intended to be of the same Class as the initial Term Loans made on the Closing Date to be of the same Class as such initial Term Loans, which shall include any amendments to Section 2.03(b) that do not reduce the ratable amortization received by each Lender thereunder (including to evidence any amortization “holiday” for such Incremental Term Loans (but not for any Existing Facility))), and, for the avoidance of doubt, this Section 2.01(c) shall supersede any provisions in Section 12.02. From and after each Incremental Closing Date, the Loans and Commitments established pursuant to this Section 2.01(c) shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by the applicable Loan Documents. Subject to the last paragraph of Section 5.01(b), the Loan Parties shall take any actions reasonably required by the Collateral Agent to ensure and/or demonstrate that the Liens and security interests granted by the applicable Loan Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Loans and Commitments. Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that, (A) upon the effectiveness of each Incremental Revolving Commitment, (I) Revolving Loans made under such Incremental Revolving Commitment are included in each Borrowing of outstanding Revolving Loans on a pro rata basis and (II) the Lender providing each Incremental Revolving Commitment shares ratably in the aggregate principal amount of all outstanding Revolving Loans, Swing Loans and Letter of Credit Loans (B) upon the effectiveness of Incremental Term Loans which are not separate Classes when originally made, (I) such Incremental Term Loans are included in each Borrowing of outstanding Term Loans on a pro rata basis and (II) any amortization payments required to be made under Section 2.03(b) after the making of such Incremental Term Loans to be ratably increased by the

71 aggregate principal amount of such Incremental Term Loans for all Lenders on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which the existing Term Lenders were entitled before such recalculation. (d) Refinancing Amendments. (i) After the Closing Date, Borrower may obtain by written notice to Administrative Agent, from any Lender or any Additional Lender, Refinancing Amendment Debt in respect of all or any portion of the Term Loans or Revolving Loans then outstanding under this Agreement in each case pursuant to a Refinancing Amendment. Any Other Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment. Such notice shall set forth (x) the amount of the applicable Refinancing Amendment Debt, (y) the date on which the applicable Refinancing Amendment Debt is to become effective and (z) whether such Refinancing Amendment Debt will be made pursuant to Other Revolving Loan Commitments and/or Other Term Loan Commitments. (ii) Borrowers may seek Refinancing Amendment Debt from existing Lenders or any Additional Lender. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction (or waiver by the Lenders providing the Refinancing Amendment) on the date thereof of each of the conditions set forth in Section 5.02 and, to the extent reasonably requested by Administrative Agent, receipt by Administrative Agent of customary legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 5.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to Administrative Agent). (iii) Each incurrence of Refinancing Amendment Debt under this Section 2.01(d) shall be in an aggregate principal amount of not less than $5,000,000. Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Amendment Debt incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Loans and/or Other Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and Borrower, to effect the provisions of this Section 2.01(d). For the avoidance of doubt, this Section 2.01(d) shall supersede any provisions in Section 12.02 (other than Section 12.02(c)). (iv) It is understood that (x) any Lender approached to provide all or a portion of Refinancing Amendment Debt may elect or decline, in its sole discretion, to provide such Refinancing Amendment Debt (it being understood that there is no obligation to approach any existing Lenders to provide any Other Commitment), (y) Administrative Agent’s consent (such consent not to be unreasonably withheld, conditioned, delayed or denied) and, with respect to any Other Revolving Loan Commitment, the consent of the Issuing Bank and the Swingline Lender shall be required with respect to any Person’s providing such Refinancing Amendment Debt if such consent would be required under Section 12.07 for an assignment of Loans or Commitments to such Person. (v) There shall not be more than one (1) Class of Revolving Commitments outstanding under this Agreement at any time. Upon the effectiveness of any Other Revolving Loan Commitments pursuant to this Section 2.01(d), each Revolving Lender with a Revolving Loan Commitment immediately prior to such effectiveness will automatically and without further act be deemed to have assigned to each Additional Lender with such an Other Revolving Loan Commitment, and each such

72 Additional Lender will automatically and without further act be deemed to have assumed, a portion of such existing Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations and any other adjustments that Administrative Agent may deem necessary, the percentage of the aggregate outstanding participations hereunder in Letters of Credit and Swingline Loans held by each Revolving Lender (including each such Additional Lender) will equal its Pro Rata Share of the Revolving Commitment. Section 2.02 Making the Loans. (a) The Borrower shall give the Administrative Agent prior telephonic notice (promptly confirmed in writing, in substantially the form of Exhibit C hereto (a “Notice of Borrowing”)), not later than 12:00 noon (New York City time) (i) in the case of any ABR Loan, on the date of the proposed Borrowing and (ii) in the case of any SOFR Loan (x) following the Closing Date, three (3) Government Securities Business Days prior to the date of the proposed Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time, but in no event later than 12:00 noon (New York City time) on the borrowing date of the proposed Loan) or (y) with respect to the Loans to be made on the Closing Date, one Business Day prior to the Closing Date. Such Notice of Borrowing shall specify (i) the principal amount of the proposed Loan, (ii) [reserved], (iii) whether the Loan is requested to be an ABR Loan or a SOFR Loan and, in the case of a SOFR Loan, the initial Interest Period with respect thereto (which shall be a period contemplated by the definition of “Interest Period”), and (iv) the proposed borrowing date, which must be a Business Day (which Borrowing may be conditioned upon the consummation of a subject transaction to the extent such condition is expressly set forth in the Notice of Borrowing or may be delayed to a later date) and, with respect to the Initial Term Loan, must be the Closing Date. All Loans to be made on the Closing Date shall be SOFR Loans under this Section and Borrower shall provide an indemnity letter, in form and substance reasonably satisfactory to the Administrative Agent and Borrower, indemnifying the Lenders in respect of such Loans for any Funding Losses. If no Interest Period is specified with respect to any requested SOFR Loan, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from the Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Borrower to the Administrative Agent). Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Loan on behalf of the Borrower until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing. (b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith; provided that such borrowing may be conditioned upon the consummation of a subject transaction to the extent such condition is expressly set forth in the Notice of Borrowing or may be delayed to a later date. At the commencement of each Interest Period for any Borrowing of Revolving Loans that are SOFR Loans, such Borrowing shall be in an aggregate amount that is an integral multiple of $50,000 and not less than $1,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $50,000 and not less than $1,000,000; provided that a Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments of the relevant Class, or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 3.05.

73 (c) (i) Except as otherwise provided in this Section 2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the aggregate Initial Term Loan Commitment or the aggregate Revolving Commitment, as applicable, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m. (New York City time) to the account of the Administrative Agent most recently designated by it for such purposes by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly remitting the amounts so received, in like funds, to an account of the Borrower specified in the Notice of Borrowing. (ii) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of the making of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (c)(i) of this Section 2.02 and may, in reliance on such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to such Loans hereunder. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s portion of such Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. Section 2.03 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Final Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement. (b) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender in accordance with the provisions of this paragraph. The Term Loans shall be repayable in consecutive quarterly installments, each of which shall be in an amount equal to (i) the original principal amount of the Initial Term Loans on the Closing Date multiplied by (ii) the percentage set forth in the grid below adjacent to such date under the heading “Percentage”, each such installment to be due and payable, in arrears, on the last day of each fiscal quarter and ending on the Final Maturity Date. The remaining outstanding unpaid principal amount of each Term Loan, and all accrued and unpaid interest thereon, shall be due and payable

74 on the earliest of (i) the Final Maturity Date and (ii) the date on which such Term Loan is declared due and payable pursuant to the terms of this Agreement. Scheduled installments for an Incremental Term Loan shall be as specified in the applicable Incremental Amendment. Date Percentage September 30, 2025 0.625% December 31, 2025 0.625% March 31, 2026 0.625% June 30, 2026 0.625% September 30, 2026 0.625% December 31, 2026 0.625% March 31, 2027 0.625% June 30, 2027 0.625% September 30, 2027 1.250% December 31, 2027 1.250% March 31, 2028 1.250% June 30, 2028 1.875% September 30, 2028 1.875% December 31, 2028 1.875% March 31, 2029 1.875% June 30, 2029 1.875% September 30, 2029 1.875% December 31, 2029 1.875% March 31, 2030 1.875% Final Maturity Date Remaining outstanding principal balance of the Term Loans (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (e) The entries made in the accounts maintained pursuant to Section 2.03(c) or Section 2.03(d) shall be prima facie evidence (absent manifest error) of the existence and amounts of the obligations recorded therein; provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to Section 2.03(c) and the accounts maintained pursuant to Section 2.03(d), the accounts maintained pursuant to Section 2.03(d) shall govern and control. (f) Any Lender may request that Term Loans made by it be evidenced by a Term Note. In such event, the Borrower shall execute and deliver to such Lender a Term Note payable to such Lender

75 (and its registered assigns). Thereafter, the Term Loans evidenced by such Term Note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more notes in such form payable to the payee named therein (and its registered assigns); provided that the Borrower shall not be obligated to deliver a new Term Note unless and until it receives its original Term Note back or a lost note affidavit and customary indemnity reasonably acceptable to such Borrower. (g) Any Lender may request that Revolving Loans made by it be evidenced by a Revolving Note. In such event, the Borrower shall execute and deliver to such Lender a Revolving Note payable to such Lender (and its registered assigns). Thereafter, the Revolving Loans evidenced by such Revolving Note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more Revolving Notes in such form payable to the payee named therein (and its registered assigns); provided that the Borrower shall not be obligated to deliver a new Revolving Note unless and until it receives its original Revolving Note back or a lost note affidavit and customary indemnity reasonably acceptable to such Borrower. (h) Any Lender may request that Swingline Loans made by it be evidenced by a Swingline Note. In such event, the Borrower shall execute and deliver to such Lender a Swingline Note payable to such Lender (and its registered assigns). Thereafter, the Swingline Loans evidenced by such Swingline Note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more Swingline Notes in such form payable to the payee named therein (and its registered assigns); provided that the Borrower shall not be obligated to deliver a new Swingline Note unless and until it receives its original Swingline Note back or a lost note affidavit and customary indemnity reasonably acceptable to such Borrower. Section 2.04 Interest. (a) ABR Loans. The ABR Loans shall bear interest at ABR plus the Applicable Margin for ABR Loans. (b) SOFR Loans. The SOFR Loans shall bear interest at Term SOFR plus the Applicable Margin for SOFR Loans. (c) Default Interest. Notwithstanding the foregoing, upon the occurrence and during the continuance of a Specified Event of Default, any overdue principal, interest or other overdue amounts shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding clauses of this Section 2.04 or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Loans. (d) Interest Payment. Interest on each Loan shall be payable (i) in arrears, on each Interest Payment Date and (ii) at maturity (whether upon demand, by acceleration or otherwise). Interest accrued pursuant to clause (c) of this Section 2.04 shall be payable on demand. In the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. In the event of any conversion of a SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the date of such conversion. (e) General. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to ABR at times when ABR is based on the prime rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The

76 applicable ABR or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. (f) Interest Election. (i) Each Borrowing initially shall be of the Type specified in the Notice of Borrowing and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04(f). The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect at any time for all SOFR Borrowings. (ii) To make an election pursuant to this Section 2.04(f), the Borrower shall notify the Administrative Agent of such election by the time that a Notice of Borrowing would be required under Section 2.02 if the Borrower was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by an Authorized Officer of the Borrower. (iii) Each Interest Election Request shall specify the following information in compliance with Section 2.01 and Section 2.02: (A) the principal amount of Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (C) and (D) below shall be specified for each resulting Borrowing); (B) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (C) whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and (D) if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”. If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. (iv) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing. (v) If the Borrower fail to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to have an Interest Period that is the same as the immediately preceding Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative

77 Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. Section 2.05 Reduction of Commitment; Prepayment of Loans. (a) Reduction of Commitments. (i) Revolving Commitments. The Revolving Commitments shall terminate on the Final Maturity Date. The Borrower may reduce the Revolving Commitments to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving Loans then outstanding, (B) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under Section 2.02, (C) the LC Exposure at such time and (D) the stated amount of all Letters of Credit not yet issued as to which a request has been made and not withdrawn. Each such reduction shall be (1) in a minimum amount of $1,000,000 (or by the full amount of the Revolving Commitments in effect immediately prior to such reduction if such amount at that time is less than $1,000,000), (2) in an amount which is an integral multiple of $100,000 (or by the full amount of the Revolving Commitments in effect immediately prior to such reduction if such amount results in an integral multiple of less than $100,000), (2) made by providing not less than three (3) Business Days’ (or such shorter period as is acceptable to the Administrative Agent) prior written notice to the Administrative Agent and (3) irrevocable: provided that such notice may provide that it is conditioned upon the consummation of other financing or the consummation of other Specified Transactions, in which case, such notice may be revoked or extended by the Borrower if any such condition is not satisfied prior to the date of termination of the commitment specified in such notice. Once reduced, the Revolving Commitments may not be increased (other than in connection with an Incremental Revolving Commitment). Each such reduction of the Revolving Commitments shall reduce the Revolving Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof. (ii) Term Loan. The Initial Term Loan Commitment shall terminate upon funding of the Initial Term Loan on the Closing Date. (b) Optional Prepayment. (i) Revolving Loan. The Borrower may, at any time and from time to time, prepay the principal of any Revolving Loan, in whole or in part. Each prepayment made pursuant to this clause (b)(i) shall be accompanied by the payment of accrued and unpaid interest to the date of such payment on the amount prepaid. Each optional repayment of Revolving Loans shall by in a minimum principal amount equal to $500,000 or any whole multiple of $250,000 in excess thereof. (ii) Term Loan. The Borrower may, at any time and from time to time, upon at least three (3) Business Days’ prior written notice to the Administrative Agent (or such shorter period of time as may be agreed to by the Administrative Agent in its sole discretion), prepay the principal of any Term Loan, in whole or in part. Each prepayment made pursuant to this clause (b)(ii) shall be accompanied by the payment of accrued and unpaid interest to the date of such payment on the amount prepaid. Each such prepayment shall be applied to the Term Loan and to the installments thereof as directed by the Borrower (or, absent such direction, in direct order of maturity). Each optional prepayment of Term Loans shall be in a minimum principal amount equal to $1,000,000 or any whole multiple of $250,000 in excess thereof or such lesser amount as constitutes the remaining outstanding amount of the Term Loans at the time of such prepayment.

78 (iii) Termination of Agreement. The Borrower may, upon at least three (3) Business Days prior written notice to the Administrative Agent (or such shorter period of time as may be agreed to by the Administrative Agent in its sole discretion), terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations (including (A) either (1) the cash collateralization, backstopping or rollover of all undrawn Letters of Credit or (2) causing the original Letters of Credit to be returned to the Administrative Agent and (B) paying in full in cash and/or cash collateralizing in the amount of the Bank Product Obligations and, if required by the applicable Bank Product Provider, terminating such Bank Product Obligations in a manner reasonably satisfactory to the Bank Product Provider providing such Bank Products), in full; provided that such notice may provide that it is conditioned upon the consummation of other financing or the consummation of a sale of Equity Interests, in which case, such notice may be revoked or extended by the Borrower if any such condition is not satisfied prior to the date of termination of this Agreement in such notice. If the Borrower has sent a notice of termination pursuant to this Section 2.05(b)(iii), then the Borrower shall be obligated to repay the Obligations as described above, in full on the date set forth as the date of termination of this Agreement in such notice. (c) Mandatory Prepayment. (i) [Reserved]. (ii) Within five (5) Business Days of receipt by any Loan Party or any of its Restricted Subsidiaries of any Extraordinary Receipts or Net Cash Proceeds from any Disposition made pursuant to clause (q), clause (y) or clause (z) of the definition of Permitted Disposition by any Loan Party or its Restricted Subsidiaries, the Borrower shall prepay the outstanding principal amount of the Term Loans in accordance with Section 2.05(d) in an amount equal to 100% of the any Extraordinary Receipts or Net Cash Proceeds received by such Person in connection with such Disposition, as applicable, provided that no such prepayment shall be required unless and until the total aggregate amount of any Extraordinary Receipts or Net Cash Proceeds received by all Loan Parties in any Fiscal Year (and not paid to the Administrative Agent as a prepayment of the Loans) exceed $10,000,000 (and to the extent prepayment is required, the required amount of such prepayment shall only be the any Extraordinary Receipts or Net Cash Proceeds in excess of the amount thereof). Nothing contained in this Section 2.05(c)(ii) shall permit any Loan Party or any of its Restricted Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c)(ii). (iii) Within five (5) Business Days of receipt by any Loan Party or any of its Restricted Subsidiaries of Net Cash Proceeds from the issuance or incurrence by any Loan Party or any of its Restricted Subsidiaries of any Indebtedness (excluding Permitted Indebtedness), the Borrower shall prepay the outstanding amount of the Term Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this Section 2.05(c)(iii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement. (iv) [reserved]. (v) Without any reduction in the Revolving Commitment, the Borrower will immediately prepay the Revolving Loans at any time when the aggregate principal amount of all Revolving Loans plus the outstanding amount of all LC Exposure exceeds any of the limits set forth in Section 2.01(a)(i) to the full extent of such excess. (vi) Notwithstanding anything herein to the contrary, with respect to Net Cash Proceeds received by any Loan Party or any of its Restricted Subsidiaries in connection with a Disposition or the receipt of Extraordinary Receipts that are required to be used to prepay the Obligations pursuant to

79 Section 2.05(c)(ii), such Net Cash Proceeds from all such Dispositions and Extraordinary Receipts shall not be required to be so used to prepay the Obligations to the extent that such Net Cash Proceeds are reinvested in assets used or useful in such Person’s business, provided that, (A) no Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds, and (B) upon the earliest of (1) the date on which the Borrower determines that it does not intend to reinvest all or any portion of such Net Cash Proceeds, (2) 365 days after receipt of such Non Cash Proceeds (or, if a binding agreement relating to such reinvestment has been executed within such 365 day period but such reinvestment has not closed, an additional 180 days following such 365 day period) and (3) the occurrence of a Specified Event of Default, such Net Cash Proceeds, if not theretofore so used, shall be used to prepay the Obligations in accordance with Section 2.05(c)(ii). (vii) Notwithstanding any other provisions of this Section 2.05(c), (A) to the extent that any of or all the Net Cash Proceeds described in clauses (ii) through (iv) of this Section 2.05(c) are attributable to a Foreign Subsidiary that would otherwise give rise to a prepayment obligation under any such clause (x) are prohibited or delayed by applicable local law or restrictions (not effected in anticipation or contemplation of such prepayment) under such Foreign Subsidiary’s Governing Documents (including as a result of minority ownership) from being repatriated to the United States or (y) the upstreaming or transfer as a distribution or dividend of which would, in the good faith determination of the Borrower in consultation with the Administrative Agent, cause any Loan Party or Restricted Subsidiary thereof to incur a material adverse liability (including any withholding tax) or a material adverse tax consequence (including a deemed dividend) and (B) to the extent that any or all of the relevant Net Cash Proceeds described in clauses (ii) through (iv) of this Section 2.05(c) are received by any joint venture, for so long as the repatriation to the Borrower of such Net Cash Proceeds would be prohibited under the Governing Documents governing such joint venture or the existing documents governing the Indebtedness of such joint venture (such amount described in the foregoing clause (A) or (B), as the case may be, a “Restricted Amount”), then the amount the Borrower will be required to mandatorily prepay shall be reduced by the Restricted Amount and such Restricted Amount may be retained by the applicable Restricted Subsidiary, and the failure to apply any such Restricted Amounts toward any such mandatory prepayment shall not result in a Default or Event of Default hereunder; provided, that if and to the extent any such repatriation ceases to be prohibited, restricted or delayed by applicable local law or restrictions at any time during the one (1) year period immediately following the date on which the applicable mandatory prepayment pursuant to Section 2.05 was required to be made, the Loan Parties shall reasonably promptly repatriate, or cause to be repatriated, an amount equal to such portion of the Restricted Amount no longer prohibited, restricted or delayed from being repatriated, and the Loan Parties shall reasonably promptly pay such portion of the Restricted Amount to the Lenders, which payment shall be applied in accordance with Section 2.05(d). (d) Application of Payments. Subject to the reinvestment right set forth in Section 2.05(c)(vi), each prepayment pursuant to clauses (c)(ii) and (c)(iii) above shall be applied as follows: (i) Each prepayment of the Loans pursuant to clauses (c)(ii) and (c)(iii) of this Section 2.05 shall be applied, first, ratably to the Term Loans, and any Incremental Term Loans that are secured by a Lien on the Collateral that is on a pari passu basis with the Lien securing the Obligations, until paid in full and second, to the Revolving Loans until paid in full and, with respect to the Revolving Loans, without a corresponding permanent reduction in Revolving Commitments (ii) Each such prepayment of the Term Loans pursuant to clauses (c)(ii), and (c)(iii) of this Section 2.05 shall be applied against the first four (4) scheduled installments of principal of

80 the Term Loans in direct order of maturity of remaining amortization payments and next to the remaining principal repayment installments thereof on a pro rata basis. (e) Interest and Fees. Any prepayment made pursuant to this Section 2.05 shall be accompanied by (i) accrued and unpaid interest on the principal amount being prepaid to the date of prepayment, (ii) any Funding Losses and (iii) if such prepayment would reduce the amount of outstanding Loans to zero, all fees accrued and unpaid to such date pursuant to Section 2.06. (f) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05. (g) Declining Lenders. Notwithstanding any of the foregoing, any Term Loan Lender may elect, by notice to the Administrative Agent by telephone (promptly confirmed in writing) at least one (1) Business Day (or such shorter period as may be established by the Administrative Agent) prior to the required prepayment date, to decline all or any portion of any prepayment of its Term Loans pursuant to this Section 2.05 (other than an optional prepayment pursuant to clause (b) of this Section 2.05, which may not be declined), in which case the aggregate amount of the payment that would have been applied to prepay the Term Loans but was so declined shall be retained by the Borrower. Section 2.06 Fees. (a) Fee Letter. As and when due and payable under the terms of the Fee Letter, the Borrower shall pay the fees set forth in the Fee Letter. (b) Commitment Fee. From and after the Closing Date and until the Termination Date, the Borrower shall pay to the Administrative Agent for the account of the Revolving Lenders (other than any Defaulting Lenders), in accordance with their Pro Rata Shares, quarterly in arrears on the last day of each quarter commencing September 30, 2025, the Commitment Fee. (c) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue on the aggregate face amount of such Letter of Credit at the same Applicable Margin used to determine the interest rate applicable to Revolving Loans that are SOFR Loans, during the period from and including the Closing Date to but excluding the later of the date on which such Revolving Lender’s Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank, during the period from and including the Closing Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit and other processing fees, and other standard costs and charges, of such Issuing bank relating the Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

81 Section 2.07 Inability to Determine Interest Rates. (a) Temporary Unavailability of SOFR Rate. If, prior to the commencement of any Interest Period for any SOFR Borrowing: (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that Term SOFR cannot be determined pursuant to the definition thereof, or (ii) the Administrative Agent is advised by Required Lenders that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders (or the Swingline Lender, as the case may be) by telephone or as otherwise permitted hereunder as promptly as practicable thereafter. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make or maintain SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans shall be suspended (to the extent of the affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.07(c). Subject to Section 2.07(b), if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR” until the Administrative Agent revokes such determination. (b) Benchmark Replacement Setting. (i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent (subject to clause (y) below) of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be

82 payable on a monthly basis. Each Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.07(b). (ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.07(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.07(b). (iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (y) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non- representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the ABR.

83 (c) In connection with each SOFR Loan, the Borrower shall indemnify, defend, and hold the Agents and the Lenders harmless against any loss, cost, or expense incurred by any Agent or any Lender as a result of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default or an Event of Default or any mandatory prepayment required pursuant to Section 2.05(c)), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of a Default or an Event of Default), or (c) the failure to borrow (other than as a result of a failure of a Defaulting Lender to fund in accordance with this Agreement), convert, continue or prepay any SOFR Loan on the date specified in any Notice of Borrowing or notice of conversion, continuation or prepayment delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”), including any loss, cost or expense arising from the liquidation or redeployment of funds. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by any Agent or any Lender to the Borrower shall be conclusive absent manifest error. (d) Notwithstanding any other provision hereof, if any Requirement of Law, or any Change in Law, shall make it unlawful for any Lender (for purposes of this Section 2.07(d), the term “Lender” shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any SOFR Loans) to make or maintain its SOFR Loans, the Administrative Agent shall provide notice of same to the Borrower and the obligation of the Lenders to make SOFR Loans hereunder shall forthwith be suspended until such notice is withdrawn by the Administrative Agent, and the Borrower shall, if any affected SOFR Loans are then outstanding, promptly upon request from the Administrative Agent, either pay all such affected SOFR Loans or convert such affected SOFR Loans into loans of another type. If any such payment or conversion of any SOFR Loan is made on a day that is not the last day of the Interest Period applicable to such SOFR Loan, the Borrower shall pay the Administrative Agent, upon the Administrative Agent’s request, such amount or amounts as may be necessary to compensate the Lenders for any Funding Losses sustained or incurred by the Lenders in respect of such SOFR Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by the Lenders to lenders of funds obtained by the Lenders in order to make or maintain such SOFR Loan. A certificate as to any additional amounts that describes in reasonable detail the calculations thereof payable pursuant to the foregoing sentence submitted by the Lenders to the Borrower shall be conclusive absent manifest error. Section 2.08 Extended Term Loans; Extended Revolving Commitments. (a) The Borrower may, at any time and from time to time, request that all or a portion of any class of Term Loan be amended to extend the scheduled maturity date (a “Term Loan Extension”) with respect to all or a portion of any principal amount of the applicable Term Loan (the Term Loan or portion thereof that has been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.07(d) without the consent of any Lender other than the extending Lender(s). In order to establish any Extended Term Loan, the Borrower shall provide a notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Term Loan Lender) (a “Term Loan Extension Request”), (i) certifying that no Default or Event of Default then exists or would result from such Term Loan Extension, (ii) certifying that both before and after giving effect to such Term Loan Extension, each of the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the proposed effective date for such Term Loan Extension to the same extent as though made on and as of that date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, provided that if a representation and warranty is qualified as to materiality, the materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this condition, (iii) the Borrower shall have offered to all Term Loan Lenders the opportunity to participate in such Term Loan

84 Extension on a pro rata basis with respect to the corresponding Term Loan and on the same terms and conditions to each such Term Loan Lender and any applicable Term Loan Lender may elect to agree or to decline to participate in such Term Loan Extension, in its sole discretion, and (iv) setting forth the proposed terms of the Extended Term Loans to be established, which (x) shall be identical as offered to each Term Loan Lender of the applicable class (including as to the proposed interest rates and fees payable) and offered pro rata to each Term Loan Lender of the applicable class and (y) shall specify the date on which the Borrower proposes that the Term Loan Extension shall be effective and the proposed final maturity date of the Extended Term Loan, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loan may be delayed to later dates than the scheduled amortization payments of principal of the applicable Term Loan, to the extent provided in the applicable Extension Amendment; (ii) repayments of principal of the Extended Term Loan may be delayed to dates occurring after the Final Maturity Date; (iii) the effective All-In Yield with respect to the Extended Term Loan (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the effective All-In Yield for the applicable Term Loan to the extent provided in the applicable Extension Amendment; (iv) the Extension Amendment may provide for other covenants and terms that apply only after the Final Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loan); (v) Extended Term Loans may have mandatory prepayment terms that provide for the application of proceeds from mandatory prepayment events to be made first to prepay the applicable Term Loan before applying any such proceeds to prepay such Extended Term Loans; and (vi) Extended Term Loans may have optional prepayment terms (including call protection and terms which allow the applicable Term Loan to be optionally prepaid prior to the prepayment of such Extended Term Loan) as may be agreed by the Borrower and the Lenders; provided that no Extended Term Loans may be optionally prepaid prior to the date on which the Obligations (other than Contingent Indemnity Obligations) with respect to the applicable Term Loan are paid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of the applicable Term Loan. (b) Notwithstanding anything to the contrary, (i) in no event shall the final maturity date of any Extended Term Loan at the time of establishment thereof be earlier than the Final Maturity Date, (ii) the Weighted Average Life to Maturity of any Extended Term Loan at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of the applicable Term Loan, and (iii) any Extended Term Loan may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request. (c) The Borrower may, at any time and from time to time, request that all or a portion of the Revolving Commitments be amended to extend the scheduled maturity date (a “Revolving Extension”) with respect to all or a portion of any principal amount of such Revolving Commitments (any such Revolving Commitments which have been so amended, “Extended Revolving Commitments”) and to provide for other terms consistent with this Section 2.08 without the consent of any Revolving Lender other than the extending Revolving Lender(s). In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall promptly provide

85 a copy of such notice to each Revolving Lender) (each, a “Revolving Extension Request”), (i) certifying that no Default or Event of Default then exists, (ii) certifying that both before and after giving effect to such Revolving Extension, each of the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the proposed effective date for the Revolving Extension to the same extent as though made on and as of that date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, provided that if a representation and warranty is qualified as to materiality, the materiality qualifier set forth above shall be disregarded with respect to such representation and warranty for purposes of this condition, (iii) the Borrower shall have offered to all Revolving Lenders the opportunity to participate in such Revolving Extension on a pro rata basis with respect to the Revolving Credit Commitments and on the same terms and conditions to each such Revolving Lender, and any Revolving Lender may elect to agree or to decline, in its sole discretion, and (iv) setting forth the proposed terms of the Extended Revolving Commitments to be established, which (x) shall be identical as offered to each Revolving Lender (including as to the proposed interest rates and fees payable) and offered pro rata to each Revolving Lender and (y) shall specify the date on which the Borrower proposes that the Revolving Extension shall be effective and the proposed final maturity date of the Extended Revolving Commitment, except that: (i) the maturity date of the Extended Revolving Commitments may be delayed to a later date than the Final Maturity Date, to the extent provided in the applicable Extension Amendment; (ii) the effective All-In Yield with respect to the Extended Revolving Commitment (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the effective All-In Yield for Revolving Extensions to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Final Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such extended Revolving Credit Commitments); and (iv) all borrowings under the Revolving Credit Commitments and the extended Revolving Credit Commitments and repayments thereunder shall be made on a pro rata basis (except for (x) payments of interest and fees at different rates on extended Revolving Credit Commitments (and related outstandings) and (y) repayments required upon the maturity date of the non-extending Revolving Credit Commitments); provided that in no event shall the final maturity date of any extended Revolving Credit Commitments at the time of establishment thereof be earlier than the then Final Maturity Date of the corresponding Revolving Credit Commitments. (d) Notwithstanding anything to the contrary, (i) in no event shall the final maturity date of any Extended Revolving Commitment at the time of establishment thereof be earlier than the Final Maturity Date, (ii) the amount of the extended Revolving Credit Commitments shall not include any scheduled decrease prior to the Final Maturity Date, and (iii) any Extended Revolving Commitment may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Revolving Extension Request. (e) The Borrower shall provide a Term Loan Extension Request at least ten (10) Business Days prior to the date on which the Term Loan Lenders are requested to respond, and shall agree

86 to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.07(d). No Term Loan Lender shall have any obligation whatsoever to agree to have any of its Term Loans amended into Extended Term Loans pursuant to any Term Loan Extension Request, and no Term Loan Lender shall have any obligation whatsoever to respond to any such Term Loan Extension Request. Any Lender that does not respond to the Term Loan Extension Request on or prior to the date specified therein shall be deemed to have rejected such Term Loan Extension Request. Any existing Term Loan Lender wishing to have all or a portion of its Term Loan subject to such Term Loan Extension Request amended into Extended Term Loans shall notify the Administrative Agent (each, an “Term Loan Extension Election”) on or prior to the date specified in such Term Loan Extension Request of the amount of its Term Loans which it has elected to be amended into Extended Term Loans (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans in respect of which applicable Term Loan Lenders shall have accepted the relevant Term Loan Extension Request exceeds the amount of Extended Term Loans requested to be extended pursuant to the Term Loan Extension Request, Term Loans subject to Term Loan Extension Elections shall be amended to Extended Term Loans on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans included in each such Term Loan Extension Election. (f) The Borrower shall provide a Revolving Extension Request at least ten (10) Business Days prior to the date on which the Revolving Lenders are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.08. No Revolving Lender shall have any obligation whatsoever to agree to have any of its Revolving Credit Commitments amended into Extended Revolving Commitments pursuant to any Revolving Extension Request, and no Revolving Lender shall have any obligation whatsoever to respond to any such Revolving Extension Request. Any Revolving Lender that does not respond to the Revolving Extension Request on or prior to the date specified therein shall be deemed to have rejected such Revolving Extension Request. Any Revolving Lender wishing to have all or a portion of its Revolving Credit Commitment subject to such Revolving Extension Request amended into extended Revolving Credit Commitments shall notify the Administrative Agent (each, a “Revolving Extension Election”) on or prior to the date specified in such Revolving Extension Request of the amount of its Revolving Credit Commitments which it has elected to be amended into Extended Revolving Commitments (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Revolving Commitments in respect of which applicable Revolving Lenders shall have accepted the relevant Revolving Extension Request exceeds the amount of Extended Revolving Commitments requested to be extended pursuant to the Revolving Extension Request, Revolving Commitments subject to Revolving Extension Elections shall be amended to Revolving Commitments on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Revolving Commitments included in each such Revolving Extension Election. (g) Extended Term Loans shall be established pursuant to an Extension Amendment to this Agreement among the Loan Parties, the Administrative Agent, the Collateral Agent and each Term Loan Lender providing an Extended Term Loan, which shall be consistent with the provisions set forth above (but which shall not require the consent of any other Lender other than those consents provided pursuant to this Agreement). Each Extension Amendment shall be binding on the Lenders, the Loan Parties and the other parties hereto. In connection with any Extension Amendment, the Loan Parties, the Administrative Agent and the Collateral Agent shall enter into such amendments to the other Loan Documents as may be reasonably requested by the Agents in order to ensure that the Extended Term Loans are provided with the benefit of the Collateral provided in the other Loan Documents and shall deliver such other agreements, documents, certificates and opinions of counsel in connection therewith as may be reasonably requested by the Agents.

87 (h) Extended Revolving Commitments shall be established pursuant to an Extension Amendment to this Agreement among the Loan Parties, the Administrative Agent, and each Revolving Lender providing an Extended Revolving Commitment, which shall be consistent with the provisions set forth above (but which shall not require the consent of any other Revolving Lender other than those consents provided pursuant to this Agreement). Each Extension Amendment shall be binding on the Revolving Lenders, the Loan Parties and the other parties hereto. In connection with any Extension Amendment, the Loan Parties, the Administrative Agent and the Collateral Agent shall enter into such amendments to the other Loan Documents as may be reasonably requested by the Agents in order to ensure that the Extended Revolving Commitments are provided with the benefit of the Collateral provided in the other Loan Documents and shall deliver such other agreements, documents, certificates and opinions of counsel in connection therewith as may be reasonably requested by the Agents. (i) The provisions of this Section 2.07(d) shall override any provision of Section 2.02 (other than provisions therein that require certain unanimous votes) to the contrary. No conversion of Loans pursuant to any Term Loan Extension Request and Revolving Extension Request, as applicable, in accordance with this Section 2.07(d) shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. Section 2.09 Taxes. (a) Any and all payments by or on account of any Obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any Withholding Agent shall be required by applicable law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Secured Party as determined in such Withholding Agent’s good faith discretion, (i) the applicable Withholding Agent shall be entitled to make such deductions or withholdings and (ii) the applicable Withholding Agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased by the amount (an “Additional Amount”) necessary such that after making all required deductions and withholdings (including deductions or withholdings for Indemnified Taxes applicable to additional sums payable under this Section 2.09) such Secured Party (or such Transferee) receives the amount equal to the sum it would have received had no such deduction or withholding been made. (b) In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes. As soon as practicable after any payment of Taxes or Other Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.09, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (c) The Loan Parties hereby jointly and severally indemnify and agree to hold each Secured Party harmless from and against Indemnified Taxes (including, Indemnified Taxes imposed on any amounts payable under this Section 2.09) payable or paid by such Person or required to be withheld or deducted from a payment to such Secured Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

88 (d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand thereof, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.07(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph. (e) Any Secured Party that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Secured Party, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Secured Party is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.09(e)(i), 2.09(e)(ii) or 2.09(e)(iv)) shall not be required if in the Secured Party’s reasonable judgment such completion, execution or submission would subject such Secured Party to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Secured Party. Without limiting the generality of the foregoing, in the event that (A) the Borrower is a U.S. Person or (B) an interest payment made to a Recipient under this Agreement is interest that is “treated as income from sources within the United States” within the meaning of Section 861(a) of the Internal Revenue Code: (i) any Secured Party that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Secured Party becomes a Secured Party under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Secured Party is exempt from U.S. federal backup withholding Tax; (ii) any Foreign Secured Party shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Secured Party becomes a Secured Party under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Secured Party claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN- E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to

89 the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Foreign Secured Party claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Secured Party is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN- E, as applicable; or (4) to the extent a Foreign Secured Party is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H- 2 or Exhibit H-3, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Secured Party is a partnership and one or more direct or indirect partners of such Foreign Secured Party are claiming the portfolio interest exemption, such Foreign Secured Party may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct or indirect partner; (iii) any Foreign Secured Party shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Secured Party becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine withholding or deduction required to be made; and (iv) if a payment made to a Secured Party under this Agreement or any other Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Secured Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Secured Party shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Secured Party has complied with such Secured Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Secured Party agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

90 (f) [reserved]. (g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.09 (including by the payment of additional amounts paid pursuant to this Section 2.09), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this paragraph the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (h) The obligations of the Loan Parties under this Section 2.09 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Secured Party, the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. (i) For purposes of this Section 2.09, the term “applicable law” includes FATCA. Section 2.10 Increased Costs and Reduced Return. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the Issuing Bank; (ii) impose on any Lender or the Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit made by such Issuing Bank or participation therein; or (iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient or participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender, the Issuing Bank or such other Recipient, the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as applicable, such additional amount or amounts as will

91 compensate such Lender, the Issuing Bank or such other Recipient, as applicable, for such additional costs or expenses incurred or reduction suffered. (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participation in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender, the Issuing Bank or the holding company thereof could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of the holding company thereof with respect to capital adequacy or liquidity), then, from time to time upon the request of such Lender or the Issuing Bank, the Borrower will pay to such Lender or the Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender, the Issuing Bank, or the holding company thereof for any such reduction suffered. (c) A certificate of such Secured Party claiming compensation under this Section 2.10, specifying the event herein above described and the nature of such event shall be submitted by such Secured Party to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Secured Party’s reasons for invoking the provisions of this Section 2.10, and shall be final and conclusive absent manifest error. (d) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.10 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.10 for any increased costs incurred or reductions suffered more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof. Section 2.11 Changes in Law; Impracticability or Illegality. (a) Term SOFR may be adjusted by the Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any SOFR Loan or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of funding loans bearing interest at Term SOFR. In any such event, the affected Lender shall give the Borrower and the Administrative Agent notice of such a determination and adjustment and the Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, the Borrower may, by notice to such affected Lender (i) require such Lender to furnish to the Borrower a statement setting forth the basis for adjusting Term SOFR and the method for determining the amount of such adjustment, or (ii) repay the SOFR Loans with respect to which such adjustment is made (together with any amounts due under Section 2.09). (b) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the Closing Date, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain SOFR Loans or to continue such funding or maintaining, or to determine or charge interest

92 rates at Term SOFR, such Lender shall give notice of such changed circumstances to the Borrower and the Administrative Agent, and the Administrative Agent promptly shall transmit the notice to each other Lender and (i) in the case of any SOFR Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such SOFR Loans, and interest upon the SOFR Loans of such Lender thereafter shall accrue interest at the rate then applicable to ABR Loans of the same type hereunder, and (ii) the Borrower shall not be entitled to elect the SOFR Option (including in any borrowing, conversion or continuation then being requested) until such Lender determines that it would no longer be unlawful or impractical to do so. (c) The obligations of the Loan Parties under this Section 2.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. Section 2.12 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requires the Borrower to pay any Additional Amounts under Section 2.09 or requests compensation under Section 2.10, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to such Section in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense (other than de minimis costs and expenses) and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) If any Lender requires the Borrower to pay any Additional Amounts under Section 2.09 or requests compensation under Section 2.10 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with clause (a) above, or if any Lender is a Defaulting Lender or a Holdout Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.07), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that: (i) the Collateral Agent shall have received any assignment fees specified in Section 12.07; (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participation in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.07(d) and Section 2.09) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (iii) in the case of any such assignment resulting from payments required to be made pursuant to Section 2.09 or a claim for compensation under Section 2.10, such assignment will result in a reduction in such compensation or payments thereafter; (iv) such assignment does not conflict with applicable law; and

93 (v) in the case of any assignment resulting from a Lender becoming a Holdout Lender, the applicable assignee shall have consented (or is willing to consent upon becoming a Lender) to the applicable amendment, waiver or consent. Prior to the effective date of such assignment, the assigning Lender shall execute and deliver an Assignment and Acceptance, subject only to the conditions set forth above. If the assigning Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance within three (3) days of delivery of the notice from the Borrower described above of such assignment, the assigning Lender shall be deemed to have executed and delivered such Assignment and Acceptance or the Borrower may (but not obligated) to execute such an Assignment and Assumption on behalf of such replaced Lender and such assignment shall be effective for purposes of this Section 2.12 and Section 12.07. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower (in the good faith judgment of the Borrower and the Agent) to require such assignment and delegation have ceased to apply. ARTICLE III LETTERS OF CREDIT Section 3.01 General. Subject to the terms and conditions set forth herein, the Borrower may request any Issuing Bank to issue Letters of Credit denominated in Dollars as the applicant thereof for the support of its or its Restricted Subsidiaries’ obligations, in a form reasonably acceptable to such Issuing Bank, at any time and from time to time during the period from and including the Closing Date to but excluding the earlier of the Final Maturity Date and the date of termination of the Commitments. As of the Closing Date, the Existing Letter of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder. Section 3.02 Notice of Issuance, Amendment, Extension; Certain Conditions. (a) To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to an Issuing Bank selected by it and to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension, but in any event no less than three (3) Business Days) (of such later date as the Issuing Bank may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply Section 3.03), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed its Letter of Credit

94 Commitment, (ii) the LC Exposure shall not exceed the total Letter of Credit Commitments, and (iii) no Lender’s Revolving Exposure shall exceed its Commitment. The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iii) above shall not be satisfied. (b) An Issuing Bank shall not be under any obligation to issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the effective date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the effective date and that such Issuing Bank in good faith deems material to it; or (ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally. Section 3.03 Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the 12-month anniversary of the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, twelve (12) months after such extension) and (ii) the date that is five (5) Business Days prior to date specified in clause (a)(ii) of the definition of the Final Maturity Date; provided, however, that any Letter of Credit with a term not exceeding twelve (12) months may provide for its renewal for additional periods not exceeding twelve (12) months as long as (x) the Borrower and such Issuing Bank have the option to prevent such renewal before the expiration of such term or any such period and (y) neither such Issuing Bank nor the Borrower shall permit any such renewal to extend such expiration date beyond the date set forth in clause (ii) above; provided further that notwithstanding the foregoing, Administrative Agent and the Issuing Bank may agree to extend such Letter of Credit beyond the date set forth in clause (ii) above upon the Borrower either (A) delivering to Administrative Agent for the benefit of the Issuing Bank cash equal to 103% of the sum of (1) the aggregate undrawn amount of such Letters of Credit at such time plus (2) the aggregate principal amount of all reimbursement obligations pursuant to Section 3.05 outstanding at such time with respect to such Letters of Credit that have matured, in each instance, on and as of the date of such extension, or (B) delivering to the Issuing Bank on the date of such extension one or more letters of credit for the benefit of the Issuing Bank, issued by a bank reasonably acceptable to the Issuing Bank in its sole discretion, each in form and substance reasonably acceptable to the Issuing Bank in its sole discretion, and in an amount equal to the sum of (1) and (2) above. Section 3.04 Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Pro Rata Share of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 3.05, or of any reimbursement payment required to be refunded to the Borrower for any reason,

95 including after the Final Maturity Date. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments. Section 3.05 Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than one (1) Business Day immediately following the day that the Borrower receives notice of such LC Disbursement; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with an ABR Borrowing in an equivalent amount, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Pro Rata Share thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Pro Rata Share of the payment then due from the Borrower, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. Section 3.06 Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 3.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Article III, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their respective Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts

96 and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. Section 3.07 Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment if such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of their obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement. Section 3.08 Interim Interest. If the Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full in the applicable currency on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 3.05, then Section 2.04(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 3.05 to reimburse such Issuing Bank for such LC Disbursement shall be for the account of such Lender to the extent of such payment. Section 3.09 Replacement and Resignation of an Issuing Bank. (a) An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.06(c). From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous the Issuing Bank, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. (b) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 3.09(a) above.

97 Section 3.10 Cash Collateralization. If any Event of Default shall occur and be continuing, within one (1) Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account or accounts with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “Collateral Account”), an amount in cash equal to 103% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Sections 9.01(f) and (g). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. In addition, and without limiting the foregoing or Section 3.03, if any LC Exposure remain outstanding after the expiration date specified in Section 3.03, the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to 103% of such LC Exposure as of such date plus any accrued and unpaid interest thereon. (a) The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations pursuant to Section 3.05 of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived. Section 3.11 Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Restricted Subsidiary, or states that a Restricted Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Restricted Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Restricted Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries. ARTICLE IV APPLICATION OF PAYMENTS; DEFAULTING LENDERS Section 4.01 Payments; Computations and Statements. (a) The Borrower will make each payment under this Agreement not later than 12:00 p.m. (New York City time) on the day when due,

98 in lawful money of the United States of America and in immediately available funds, to the Administrative Agent’s Account. All payments received by the Administrative Agent after 12:00 p.m. (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrower without set-off, counterclaim, recoupment, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error. (b) The Administrative Agent shall provide the Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrower during such month, the amounts and dates of all Loans made to the Borrower during such month, the amounts and dates of all payments on account of the Loans to the Borrower during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrower during such month, any Letters of Credit issued by the Issuing Bank for the account of the Borrower during such month, specifying the face amount thereof, the amount of charges to the Loan Account and/or Loans made to the Borrower during such month to reimburse the Revolving Lenders for drawings made under Letters of Credit, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, 30 days after the same is sent, shall be final and conclusive absent manifest error. Section 4.02 Sharing of Payments. Except as provided in Section 2.02, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith (a) turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (b) purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them in accordance with the applicable provisions of this Agreement; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered) and (b) the provisions of this Section 4.02 shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant, other than to any Loan Party or any Restricted Subsidiary thereof (as to which the provisions of this Section 4.02 shall apply). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.02 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender’s right of set-off) with

99 respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. Section 4.03 Apportionment of Payments. Subject to Section 2.02 hereof and to any written agreement among the Agents and/or the Lenders: (a) All payments of principal and interest in respect of outstanding Loans, all payments in respect of the LC Exposure, all payments of fees (other than the fees set forth in Section 2.06 hereof) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans or LC Exposure, as designated by the Person making payment when the payment is made. (b) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations, including all proceeds of the Collateral pursuant to Section 9.03, subject to any Permitted Pari Passu Intercreditor Agreement or Permitted Junior Intercreditor Agreement, if applicable. Section 4.04 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (a) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.02. (b) The Administrative Agent shall not be obligated to transfer to such Defaulting Lender any payments made by the Borrower to the Administrative Agent for such Defaulting Lender’s benefit, and, in the absence of such transfer to such Defaulting Lender, the Administrative Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Pro Rata Shares (without giving effect to the Pro Rata Shares of such Defaulting Lender) (but only to the extent that such Defaulting Lender’s Loans were funded by the other Lenders) or, if so directed by the Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender’s Loans were not funded by the other Lenders), retain the same to be re-advanced to the Borrower as if such Defaulting Lender had made such Loans to the Borrower. Subject to the foregoing, the Administrative Agent may hold and, in its discretion, re-lend to the Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by the Administrative Agent for the account of such Defaulting Lender. (c) Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrower to replace the Defaulting Lender in accordance with Section 2.12. Such notice to replace the Defaulting Lender shall specify an effective date for such replacement, which date shall not be later than 3 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Defaulting Lender shall execute and deliver an Assignment and Acceptance, subject only to the Defaulting Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Defaulting Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Defaulting Lender shall be made in accordance with the terms of Section 12.07.

100 (d) The operation of this Section 4.03 shall not be construed to increase or otherwise affect the Commitments of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by the Borrower of its duties and obligations hereunder to the Administrative Agent or to the Lenders other than such Defaulting Lender. (e) This Section 4.03 shall remain effective with respect to such Lender until either (i) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (ii) the non-Defaulting Lenders, the Agents, and the Borrower shall have waived such Defaulting Lender’s default in writing, and the Defaulting Lender makes its Pro Rata Share of the applicable defaulted Loans and pays to the Agents all amounts owing by such Defaulting Lender in respect thereof; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. ARTICLE V CONDITIONS TO LOANS Section 5.01 Conditions Precedent to Effectiveness. The obligation of each Lender to make Loans and each Issuing Bank to issue Letters of Credit on the Closing Date shall be subject to the satisfaction of the following conditions: (a) Opinion. The Administrative Agent shall have received a written opinion dated as of the Closing Date from Jones Day, counsel to certain of the Loan Parties, addressed to the Administrative Agent and each of the Lenders and covering such matters relating to the Loan Parties and the Loan Documents as is customary in a transaction of this nature. (b) Loan Documents. The Administrative Agent shall have received on or before the Closing Date the following, each in form and substance reasonably satisfactory to the Administrative Agent and, unless indicated otherwise, dated the Closing Date and, if applicable, duly executed by each Loan Party party thereto: (i) this Agreement; (ii) the Security Agreement; (iii) UCC financing statements in appropriate form for filing in such office or offices as may be necessary; (iv) the results of searches for any effective UCC financing statements, tax Liens or judgment Liens filed against any Loan Party or its property; (v) a Perfection Certificate, duly executed by each Loan Party; (vi) a certificate of a duly authorized officer of each Loan Party, certifying (A) that attached copies of such Loan Party’s Governing Documents are true and complete, and in full force and effect, without amendment except as shown; (B) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full

101 force and effect, were duly adopted by the appropriate governing body, have not been amended, modified, or revoked, and constitute all resolutions adopted with respect to credit facility contemplated in this Agreement and the other Loan Documents; and (C) to the title, name, and signature of each Person authorized to sign the Loan Documents on behalf of such Loan Party; (vii) good standing certificates (to the extent such concept exists) for each Loan Party issued by the Secretary of State or other appropriate official of such Loan Party’s jurisdiction of organization; (viii) the Notice of Borrowing; (ix) a funding indemnity letter, together with customary funds disbursement instructions; (x) a solvency certificate substantially in the form of Exhibit D and signed by an Authorized Officer of the Borrower; (xi) (i) at least three (3) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and (ii) if the Initial Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a certification in relation to the regarding individual beneficial ownership, in each case that has been requested in writing by any Lender at least ten (10) days prior to the Closing Date; (xii) all stock certificates, if any, together with executed instruments of endorsements in blank, in each case, representing all Pledged Shares (as defined the in the Security Agreement) shall have been delivered to the Collateral Agent; and (xiii) the Closing Date Financial Statements; Notwithstanding the foregoing or any other provision in any Loan Documents to the contrary, to the extent any security interest in the intended Collateral (other than (a) any Collateral the security interest in which may be perfected by the filing of a UCC financing statement in the jurisdiction of organization of the applicable Loan Party, (b) with respect to registered U.S. Intellectual Property constituting Collateral, the execution and delivery of applicable intellectual property security agreements to the Administrative Agent or its legal counsel in proper form for filing with the United States Patent and Trademark Office (the “USPTO”) and the United States Copyright Office (the “USCO”) and authorizing the Administrative Agent to file such intellectual property security agreements with the USPTO and USCO and (c) the pledge and perfection of security interests in the Equity Interests of the Borrower’s material Domestic Subsidiaries to the extent certificated and required to be pledged pursuant to the Security Documents and with respect to which a security interest may be perfected by the delivery of a certificate representing such interests. It is understood and agreed that in no event shall (a) any action be required with respect to any assets not located in the United States or (b) actions be required to perfect any foreign intellectual property (except to the extent perfected by filing of a UCC financing statement). (c) Material Adverse Effect. There has not been a Material Adverse Effect since December 31, 2024. (d) Insurance. The Collateral Agent shall have received evidence that the Loan Parties maintain insurance policies as required pursuant to Section 7.01(h).

102 (e) Refinancing. The Refinancing shall have been consummated or shall be consummated substantially concurrently with the funding of the initial Loans and Letters of Credit on the Closing Date. (f) Financial Officer Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by an officer of the Initial Borrower, certifying in reasonable detail (including detailed calculations) that the Total Net Leverage Ratio (calculated on a Pro Forma Basis after giving effect to the Transactions but without netting the proceeds of the Term Loan) is less than 3.00 to 1.00. (g) Fees. All fees and expenses that are payable pursuant to the Loan Documents and invoiced at least three (3) Business Days prior to the Closing Date shall be (or, substantially simultaneously with the Closing Date shall be) paid in full. Section 5.02 Conditions Precedent to All Loans after the Closing Date. The obligation of any Agent or any Lender to make any Loan (including on the Closing Date) is subject to the fulfillment of each of the following conditions precedent (unless waived in accordance with Section 12.02): (a) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrower’s acceptance of the proceeds of such Loan, or the submission by Borrower of a Letter of Credit Application with respect to a Letter of Credit, and the issuance of such Letter of Credit, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan or the date of issuance of such Letter of Credit that: (i) the representations and warranties contained in Article VI and in each other Loan Document delivered to any Secured Party pursuant hereto or thereto on or prior to the date of such Loan or such Letter of Credit are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date), (ii) at the time of and immediately after giving effect to the making of such Loan and the application of the proceeds thereof, or at the time of issuance of such Letters of Credit, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, or the issuance of such Letter of Credit to be issued, on such date, and (iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such credit extension. (b) Notices. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02(a) hereof. (c) Incremental Facility. Solely with respect to the funding an Incremental Facility, the conditions set forth in Section 2.01(c)(iii) shall have been satisfied. (d) Notwithstanding anything in the foregoing to the contrary, with respect to any Loan incurred to finance a Limited Condition Transaction, at the Borrower’s election, the conditions in Section 5.02(a) shall be subject to Section 1.08.

103 ARTICLE VI REPRESENTATIONS AND WARRANTIES Section 6.01 Representations and Warranties. Each Loan Party hereby represents and warrants to the Secured Parties, after giving effect to the consummation of the Transactions on the Closing Date, as follows: (a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company, or limited partnership duly organized or registered, validly existing and in good standing, if applicable, under the laws of the state or jurisdiction of its organization or registration, (ii) has all requisite power and authority (A) to conduct its business as now conducted and as presently contemplated, (B) in the case of the Borrower, to make the borrowings hereunder, (C) to execute and deliver each Loan Document to which it is a party, and (D) to consummate the Transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing, if applicable, in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, (i) have been duly authorized by all necessary organizational action on the part of such Loan Party, (ii) do not and will not contravene (A) any of its Governing Documents (as in effect immediately after giving effect to the Transactions contemplated to occur on the Closing Date), or (B) any applicable material Requirement of Law, (iii) do not and will not result in or require the creation of any Lien (other than Permitted Liens) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except, in the case of clauses (ii)(B), (iii) and (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal would not reasonably be expected to have a Material Adverse Effect. (b) Governmental Approvals No authorization, consent or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is a party other than (i) filings and recordings with respect to Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, (ii) such as have been obtained or made and are in full force and effect or (iii) such that the failure to obtain or perform the same would not reasonably be expected to have a Material Adverse Effect. (c) Enforceability of Loan Document This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. (d) Capitalization. As of the Closing Date, none of the Borrower or any of its Restricted Subsidiaries has any Subsidiaries other than those specifically disclosed in Schedule 6.01(e), and all of the outstanding Equity Interests in the Borrower and each such direct and indirect Subsidiary have been validly issued, and, if applicable, are fully paid and non-assessable. As of the Closing Date, Schedule 6.01(e) (i) sets forth the name and jurisdiction of organization or registration of each Loan Party and each of their respective Subsidiaries and (ii) sets forth the ownership interest of each Loan Party in each of their

104 respective Subsidiaries, including the percentage of such ownership. As of the Closing Date, there are no Unrestricted Subsidiaries. (e) Litigation. There is no pending or, to the knowledge of any Loan Party, threatened (in writing) action, suit or proceeding against any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (i) would reasonably be expected to have a Material Adverse Effect or (ii) purports to relate to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby. (f) Financial Statements. The Closing Date Financial Statements, copies of which have been delivered to the Administrative Agent for further delivery by the Administrative Agent to each Lender, fairly present in all material respects the consolidated financial condition of the Borrower and its Restricted Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Borrower and its Restricted Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP (with only such deviations from such accounting principles and/or their consistent application as are referred to in the footnotes thereto). (g) Compliance with Law, Etc. No Loan Party or any of its Restricted Subsidiaries is in violation of (i) any of its Governing Documents or (ii) any Requirement of Law, except, in each case of clauses (i) and (ii) where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. (h) ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each Employee Plan is in compliance with ERISA and the Internal Revenue Code; (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan; (iii) no Employee Plan has an accumulated or waived funding deficiency which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous twelve (12) months; (iv) no Lien imposed under the Internal Revenue Code or ERISA exists with respect to, or is reasonably expected to arise on account of, any Employee Plan; (v) as of the date of this Agreement, no Loan Party has any unsatisfied outstanding material withdrawal liability under ERISA with respect to any Multiemployer Plan; (vi) no Loan Party has engaged, with respect to any Employee Plan, in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code; (vii) no Loan Party has engaged in a transaction within the meaning of Section 4069 of ERISA; and (viii) no Loan Party has incurred any liability to the PBGC which remains outstanding other than the payment of premiums. There are no pending or, to the knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Employee Plan or its assets or (ii) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan, in each case, except to the extent such events, circumstances or liabilities would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as required by Section 601 of ERISA, Section 4980B of the Internal Revenue Code or other applicable law or as would not reasonably be expected to result in a Material Adverse Effect, no Loan Party maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides medical, dental or vision benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or coverage after a participant’s termination of employment. (i) Taxes, Etc. All federal and other Tax returns and other reports required by applicable Tax law to be filed by any Loan Party have been filed, or extensions have been obtained, and all Taxes imposed upon any Loan Party or any property of any Loan Party and which have become due and payable on or prior to the Closing Date have been paid, except (i) with respect to amounts (A) which are not more than 30 days overdue or (B) which are being contested in good faith by proper proceedings which

105 stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP or (ii) where the failure to file or pay could, individually or in the aggregate, not be reasonably expected to have a Material Adverse Effect. (j) Regulations T, U and X. No Loan Party is or will be engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that, in either case, violates, or is inconsistent with, the provisions of Regulation T, U and X. (k) [Reserved]. (l) Properties. Each Loan Party has good record title to, or valid leasehold interests in, all property and assets material to its business, free and clear of all Liens, except for Permitted Liens. To the knowledge of each Loan Party, all such properties and assets (other than any Intellectual Property) are in good working order and condition, ordinary wear and tear, casualty and condemnation excepted. (m) Employee and Labor Matters. Except as would not reasonably be expected to result in a Material Adverse Effect, there is (i) no unfair labor practice complaint pending or, to the knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no arbitration proceeding pending or threatened (in writing) against any Loan Party which arises under any collective bargaining agreement, (ii) no strike, slowdown, work-stoppage or similar labor dispute pending or threatened (in writing) against any Loan Party and (iii) to the knowledge of each Loan Party, no union representation question existing with respect to the employees of any Loan Party in each case with respect to their employment by any Loan Party. (n) Environmental Matters. (i) to the knowledge of each Loan Party, the operations of each Loan Party are and have been in compliance with all Environmental Laws except for such non- compliance as would not reasonably be expected to have a Material Adverse Effect; (ii) to the knowledge of each Loan Party, there has been no Release at any of the properties owned or operated by any Loan Party (including any of the properties owned or operated by any Loan Party, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party), or exposure to Hazardous Materials, in either case which would reasonably be expected to have a Material Adverse Effect; (iii) no Environmental Action has been asserted in writing against any Loan Party nor does any Loan Party have knowledge or notice of any threatened (in writing) or pending Environmental Action against any Loan Party which would reasonably be expected to have a Material Adverse Effect; (iv) to the knowledge of each Loan Party, no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party which would reasonably be expected to have a Material Adverse Effect; (v) to the knowledge of any Loan Party, no property now or formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material by such Loan Party for which such Loan Party would reasonably be expected to be liable under Environmental Laws where such liability would reasonably be expected to have a Material Adverse Effect; (vi) no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws which would reasonably be expected to have a Material Adverse Effect; (vii) each Loan Party holds and complies with all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party’s failure to maintain or comply with would not reasonably be expected to have a Material Adverse Effect; (viii) no Loan Party has received any written notification from a Government Authority pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital

106 Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be made subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as would not reasonably be expected to have a Material Adverse Effect and (ix) to the knowledge of each Loan Party, no Loan Party is otherwise subject to any Environmental Liabilities and Costs, except as would not reasonably be expected to have a Material Adverse Effect. (o) [Reserved] . (p) Use of Proceeds. The proceeds of the Loans and the issuance of Letters of Credit shall be used only in accordance with Section 7.01(n). (q) Solvency. Immediately before and immediately after giving effect to the initial Loans and Letters of Credit on the Closing Date, the consummation of the Transactions, the application of the proceeds of such Loans to or as directed by the Borrower and the payment of all Transaction Costs, the Loan Parties, on a consolidated basis, are Solvent. (r) Intellectual Property. Each Loan Party owns or licenses or otherwise has the right to use all Intellectual Property rights that are used in and necessary for the operation of its business as currently conducted except for such Intellectual Property the failure of which to own or have a license or other right to use would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and, to the knowledge of each Loan Party, is without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of each Loan Party, no trademark or other advertising device, product, process, method, substance, part or other material now employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for, in each case, such infringements and conflicts which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (s) No Default; no MAE. No Default or Event of Default exists or would result from the incurring of any Obligations by any Loan Party or the grant or perfection of Administrative Agent’s Liens on the Collateral or the consummation of the Transactions. Since December 31, 2024, no event has occurred or condition arisen, either individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect. (t) Investment Company Act. None of the Loan Parties is (i) an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable. (u) Senior Indebtedness. To the extent any Subordinated Indebtedness is outstanding, the Loans and other Obligations constitute “senior indebtedness”, “designated senior indebtedness” or other comparable term for all purposes of, and as defined in, the Subordinated Indebtedness Documents related thereto. (v) Security Documents. Subject to the last paragraph of Section 5.01(b), the provisions of the Security Documents create in favor of the Collateral Agent, for the benefit of itself and the other Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Collateral under applicable Requirements of Law (to the extent required hereunder and thereunder) except as

107 enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law), and (i) when appropriate filings or recordings are made in the appropriate offices as may be required under the applicable Security Documents, and (ii) upon the taking of possession, control or other action by the Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession, control or other action (which possession, control or other action shall be given to the Administrative Agent or taken by the Administrative Agent to the extent required by any Security Document), the Liens in favor of Collateral Agent for the benefit of itself and the Secured Parties will constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Loan Parties in the Collateral securing the Obligations, subject to no Liens other than Permitted Liens. (w) Anti-Corruption Laws; Sanctions; Patriot Act. The Borrower has implemented and maintain in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower their directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers, managers or employees or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The Transactions will not violate any Anti-Corruption Law or applicable Sanctions. Each Loan Party and each of its Subsidiaries is in compliance in all material respects with the USA PATRIOT Act. (x) Full Disclosure. None of the material reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Agents (other than forward- looking information and projections and information of a general economic nature and general information about the industry of the Loan Parties) in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) and, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not materially misleading. (y) Affected Financial Institutions. No Loan Party is an Affected Financial Institution. (z) Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower or such Subsidiary were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause Administrative Agent or the Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

108 ARTICLE VII COVENANTS OF THE LOAN PARTIES Section 7.01 Affirmative Covenants. So long as any principal of or interest on any Loan, any Letter of Credit or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party will (and will cause its Restricted Subsidiaries to), unless the Required Lenders shall otherwise consent in writing: (a) Reporting Requirements. Furnish to each Agent for further distribution to each Lender: (i) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower and its Restricted Subsidiaries (excluding the fourth fiscal quarter of each year), commencing with the first fiscal quarter of the Borrower and its Restricted Subsidiaries ending after the Closing Date, consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Borrower and its Restricted Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Restricted Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Borrower and its Restricted Subsidiaries for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Borrower and its Restricted Subsidiaries furnished to the Administrative Agent and the Lenders, subject to the absence of footnotes and normal year-end adjustments; (ii) as soon as available, and in any event within 120 days after the end of each Fiscal Year of the Borrower and its Restricted Subsidiaries, consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Borrower and its Restricted Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Borrower which opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than with regard to, or resulting solely from, (i) any actual or potential inability to satisfy pro forma or prospective compliance with, or any prospective breach of, any financial covenant contained herein (including, for the avoidance of doubt, Article VIII) or (ii) an upcoming maturity date of any Loans or Commitments or other series of Indebtedness occurring within one year from the time such opinion is delivered); provided that, to the extent the consolidated balance sheets, consolidated statements of operations and retained earnings including the Borrower and its Restricted Subsidiaries differs from consolidated balance sheets, consolidated statements of operations and retained earnings of the Borrower and its Restricted Subsidiaries, a summary of consolidating information that explains in reasonable detail the differences between the information relating to the Borrower and its Restricted Subsidiaries on a consolidated basis, on the one hand, and information relating to the Borrower and its Restricted Subsidiaries, on the other hand, shall be delivered to the Administrative Agent;

109 (iii) simultaneously with the delivery of the financial statements of the Borrower and its Restricted Subsidiaries required by clauses (i) and (ii) of this Section 7.01(a), a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit G (a “Compliance Certificate”) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has no knowledge of the occurrence and continuance during such period of an Event of Default or Default or, if an Event of Default or Default had occurred and continued or is continuing, describing the nature and period of existence thereof and the action which the Borrower and its Restricted Subsidiaries propose to take or have taken with respect thereto, (iv) promptly after the sending or filing thereof, copies of all material statements, reports and other information any Loan Party files with the SEC or any national (domestic or foreign) securities exchange; (v) simultaneously with the delivery of the financial statements of the Borrower and its Restricted Subsidiaries required by clauses (i) and (ii) of this Section 7.01(a), if, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements that is permitted by Section 7.02(d)(ii)(iii), the consolidated financial statements of the Borrower and its Restricted Subsidiaries delivered pursuant to clauses (i) and (ii) of this Section 7.01(a) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to the Administrative Agent; (vi) [reserved]; (vii) simultaneously with the delivery of the financial statements of the Borrower and its Restricted Subsidiaries required by clauses (i) and (ii) of this Section 7.01(a), the related unaudited consolidating financial information reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated (or combined, if applicable) financial statements (which information, when delivered in connection with the financial statements required by clause (i) of this Section 7.01(a), may be limited to the revenue, EBITDA, Consolidated Net Income and net debt attributable to any Unrestricted Subsidiaries); (viii) as soon as available and in any event within 60 days after the end of each Fiscal Year, a certificate of an Authorized Officer of the Borrower attaching a budget for the Borrower and its Restricted Subsidiaries, prepared on a monthly basis and otherwise in form and substance reasonably satisfactory to the Agents, for the immediately succeeding Fiscal Year for the Borrower and its Restricted Subsidiaries; (ix) [reserved]; and (x) promptly following request therefor, (x) such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

110 Documents required to be delivered pursuant to Section 7.01(a) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address www.vsecorp.com; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), including, without limitation, the website of the SEC at http://www.sec.gov; provided that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents, other than with respect to regular periodic quarterly and annual reporting and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Nothing in this Section 7.01(a) or any other provision of this Agreement or any other Loan Document shall require the Loan Parties or any of their Affiliates to provide or disclose to any Agent or any Lender (or any authorized representative or independent contractor of any of them) any information that (w) is prohibited by Law to be disclosed, (x) is subject to attorney-client privilege or constitutes attorney work product, (y) the disclosure of which would cause a breach of a binding non-disclosure agreement with a third party to the extent such agreement is not made in contemplation of the avoidance of this clause (y) or (z) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower or its Restricted Subsidiaries and/or any of their respective customers and/or suppliers. (b) Additional Guarantors and Collateral Security. (i) cause each Domestic Subsidiary of any Loan Party (other than an Excluded Subsidiary) not in existence on the Closing Date, and each Domestic Subsidiary that is an Excluded Subsidiary of any Loan Party which is an Excluded Subsidiary on the Closing Date or upon formation or acquisition thereof but later ceases to be an Excluded Subsidiary, to execute and deliver to the Administrative Agent promptly and in any event within 45 days (or such longer period of time as the Administrative Agent may agree to in its sole discretion) after the formation, acquisition or change in status thereof, (A) a Joinder Agreement, pursuant to which such Domestic Subsidiary shall be made a party to this Agreement as a Guarantor, (B) a supplement to the Security Agreement, together with, subject to any Permitted Pari Passu Intercreditor Agreement or Permitted Junior Intercreditor Agreement, (1) certificates evidencing all of the Equity Interests of any Person owned by such Restricted Subsidiary required to be pledged under the terms of the Security Agreement (but at all times excluding any Excluded Collateral) and (2) undated stock powers (or equivalent) for such Equity Interests executed in blank with signature guaranteed and (3) such customary opinions of counsel as the Collateral Agent may reasonably request, and (C) such other agreements, instruments, approvals or other documents reasonably requested by the Administrative Agent in order to create, perfect, establish the first priority nature of or otherwise protect any Lien purported to be covered by any such Security Agreement or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that substantially all property and assets of such Subsidiary shall become Collateral for the Obligations; and (ii) Notwithstanding anything to the contrary herein or in any other Loan Document: (i) the Loan Documents shall not require the creation or perfection of pledges of or security

111 interests in, or the delivery of particular documents with respect to, particular assets if and for so long as the Administrative Agent and the Borrower determine in their reasonable discretion that the burden or cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance in respect of such assets shall outweigh the benefit of the security afforded thereby, (ii) in no event shall the Borrower or the other Loan Parties be required to execute control agreements or enter into other control arrangements to perfect the security interests of the Secured Parties in any deposit account or securities account, (iii) the Loan Parties shall not be required to (a) grant a security interest in any asset or perfect a security interest in any asset to the extent (and for the duration) that the relevant assets constitute Excluded Collateral, (b) seek any landlord waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement, (c) perfect a security interest in vehicles and any other assets subject to a certificate of title and letter of credit rights to the extent not perfected by the filing of a UCC-1 financing statement and (d) take any action in order to create or perfect a security interest in any asset under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia (the laws of any such jurisdiction, “Foreign Law”); it being understood and agreed that no Foreign Law pledge, security agreements, guarantees or perfection instruments shall be required; and (iv) the Administrative Agent may grant extensions of time for the perfection of security interests in particular assets (including extensions beyond the time as set forth therein for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in its sole discretion, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents. (c) Compliance with Laws; Payment and Performance of Obligations. (i) Comply, and cause each of its Subsidiaries to comply, with all Requirements of Law applicable to the Loan Parties (including ERISA, the USA PATRIOT Act and all Environmental Laws), judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), except to the extent the failure to so comply would not reasonably be expected to have a Material Adverse Effect. The Borrower will (and will cause each of its Subsidiaries to) (A) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and the respective directors, officers, managers, employees and agents of the foregoing with Anti-Corruption Laws and applicable Sanctions and (B) conduct its business in compliance in all material respects with applicable Anti-Corruption Laws and Sanctions. (ii) Pay, and cause each of its Restricted Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all Taxes imposed upon any Loan Party or any of its Restricted Subsidiaries or any property of any Loan Party or any of its Restricted Subsidiaries, except with respect to amounts which, (x) are not more than thirty (30) days overdue, (y) are being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP, or (z) failure to pay such amounts would not reasonably be expected to have a Material Adverse Effect. (iii) Pay or perform its obligations, that, if not paid or performed, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith and (b) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect, provided that nothing in this Section shall be deemed to require any Loan Party to pay any subordinated Indebtedness in violation of the subordination provisions applicable thereto. (d) Preservation of Existence, Etc.

112 (i) [Reserved]. (ii) Maintain and preserve, and cause each of its Restricted Subsidiaries (other than Immaterial Subsidiaries and other than as expressly permitted under Section 7.02(c)) to maintain and preserve, its existence, rights and privileges, and become or remain, and, if such concepts are applicable, cause each of its Restricted Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. (iii) Cause the Fiscal Year of the Borrower and its Restricted Subsidiaries to end on December 31 of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement), it being agreed that the Borrower may change, and may cause its Restricted Subsidiaries’ Fiscal Years to change, to a Fiscal Year ending on December 31 of each calendar year. (e) Keeping of Records and Books of Account. Keep, and cause each of its Restricted Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP. (f) Inspection Rights. Subject to the terms of any applicable leases with third parties, permit representatives and independent contractors, in each case designated by the Administrative Agent (or any Lender if accompanying the Administrative Agent) to visit and inspect any properties of the Loan Parties (subject, in the case of third party customer sites, to customary access agreements) or to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided, however, that (i) such visits and inspections shall be coordinated through the Administrative Agent and (ii) except during the continuance of an Event of Default, the Administrative Agent and Lenders, taken as a whole, shall not exercise such rights more than one (1) time during any calendar year, (it being understood that such annual visit or inspection shall be at the Borrower’s expense); provided further that when an Event of Default is continuing, the Administrative Agent or any Lender if accompanying the Administrative Agent (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours as often as may be reasonably desired and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Loan Parties a reasonable opportunity to participate in any discussions with the Loan Parties’ independent public accountants. None of the Loan Parties shall be required to disclose to the Administrative Agent or any Lender (or any authorized representative or independent contractor of any of them) any information that (w) is prohibited by Law to be disclosed, (x) is subject to attorney-client privilege or constitutes attorney work product, (y) the disclosure of which would cause a breach of a binding non-disclosure agreement with a third party to the extent such agreement is not made in contemplation of the avoidance of this Section 7.01(f) or (z) that constitutes non-financial trade secrets or nonfinancial proprietary information of the Borrower or its Restricted Subsidiaries and/or any of their respective customers and/or suppliers. (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Restricted Subsidiaries (other than Immaterial Subsidiaries) to maintain and preserve, all of its properties which are necessary or materially useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, and comply, and cause each of its Restricted Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder,

113 except to the extent the failure to so maintain and preserve or so comply would not reasonably be expected to have a Material Adverse Effect. (h) Maintenance of Insurance. Maintain, and cause each of its Restricted Subsidiaries, (other than Immaterial Subsidiaries) to maintain, insurance with responsible and reputable insurance companies or associations with respect to its properties (including all Real Properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated. All certificates of insurance are to be delivered to the Collateral Agent with copies to the Administrative Agent and the policies are to be premium prepaid, with (other than with respect to director and officer policies) the lender loss payable and additional insured endorsement in favor of the Collateral Agent, and shall provide for (to the extent reasonably obtainable from the applicable insurer on commercially reasonable terms) prior written notice to the Collateral Agent of the exercise of any right of cancellation (which, in the case of flood insurance, shall provide (to the extent reasonably obtainable from the applicable insurer on commercially reasonable terms) that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon thirty (30) days’ prior written notice to the Collateral Agent (or ten (10) days’ prior written notice in the case of the failure to pay any premiums thereunder). Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the sole right, in the name of the Lenders and any Loan Party, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. (i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Restricted Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, in each case, except to the extent the failure to obtain, maintain, preserve or take such action would not reasonably be expected to have a Material Adverse Effect. (j) Environmental. (i) Keep any property owned by it or any of its Restricted Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Restricted Subsidiaries to comply, in all material respects, with all Environmental Laws; and (iii) provide the Administrative Agent with written notice within ten (10) Business Days after a Senior Officer of the Borrower receives any of the following: (A) written notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Restricted Subsidiaries; (B) written notice of the commencement of any Environmental Action or written notice that an Environmental Action will be filed against any Loan Party or any of its Restricted Subsidiaries, in each case which would reasonably be expected to result in a Material Adverse Effect; and (C) written notice of a violation, citation or other administrative order which would reasonably be expected to have a Material Adverse Effect, except, in the case of the foregoing clauses (i) and (ii), to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect. (k) Notices. Promptly notify the Administrative Agent (and the Administrative Agent shall thereafter notify each Lender) of each of the following (and in no event later than three (3) Business Days after a Senior Officer becomes aware thereof (or such later date specified below)): (i) the occurrence or existence of any Default or Event of Default; (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Loan Party or any of their respective Restricted Subsidiaries and any

114 Governmental Authority which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect; (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any of their respective Restricted Subsidiaries or any of their respective property (A) which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (B) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Loan Document; (iv) to the extent that any of the events described in the following clauses (A) and (B) would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, (A) on or prior to any filing by a Loan Party or to the knowledge of a Loan Party, by any ERISA Affiliate of any notice of any “reportable event” under Section 4043 of ERISA or intent to terminate any Employee Plan in a distress termination, a copy of such notice, and (B) promptly, and in any event within ten (10) days, after any officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Internal Revenue Code has been filed with respect to any Employee Plan or Multiemployer Plan, a notice describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto; (v) the occurrence of any Material Adverse Effect subsequent to the date of the most recent audited financial statements delivered to the Administrative Agent and Lenders pursuant to this Agreement, including reasonable detail of such matter; (vi) any material change in accounting policies or financial reporting practices by any Loan Party or any of their respective Restricted Subsidiaries, except to the extent any Loan Party or any of their respective Restricted Subsidiaries shall be changed from a cash basis to an accrual basis of accounting following any Investment; and (vii) if any Loan Party shall receive any letter, notice, subpoena, court order, pleading or other document issued, given or delivered by the Government, any Prime Contractor or by any Person acting for or on behalf of the Government or such Prime Contractor with respect to, or in any manner related to any alleged default, fraud, dishonesty, malfeasance or other willful misconduct of a Loan Party or its Restricted Subsidiaries, such Loan Party shall deliver a true, correct and complete copy of such letter, notice, subpoena, court order, pleading or document to the Administrative Agent and each Lender within five (5) Business Days of such Loan Party’s receipt thereof. Furthermore, if any Loan Party or its Restricted Subsidiaries shall issue, give or deliver to the Government, any Prime Contractor or any Person acting for or on behalf of the Government or such Prime Contractor, any letter, notice, subpoena, court order, pleading or other document with respect to, or in any manner related to, or otherwise in response to any alleged default, fraud, dishonesty, malfeasance or other willful misconduct of any Loan Party or its Restricted Subsidiaries, such Loan Party shall deliver a true, correct and complete copy of such letter, notice, subpoena, court order, pleading or other document to the Administrative Agent and each Lender concurrent with the Loan Parties’ or its Restricted Subsidiaries’ issuance or delivery thereof to the Government, such Prime Contractor or any Person acting for or on behalf of the Government or such Prime Contractor. If any letter, notice, subpoena, court order, pleading or other document required to be delivered to the Administrative Agent and each Lender pursuant to this clause (vi) contains any information deemed “classified” by the Government or the dissemination of any such information to the Administrative Agent and each Lender would result in any Loan Party or its Restricted Subsidiaries violating any Applicable Laws or Government Contract, then the Loan Parties shall deliver to the Administrative Agent and each Lender a summary of such letter, notice, subpoena, court order, pleading or other document containing a

115 summary thereof, but including as much (but no more) detail as can be included therein without violating such Applicable Laws or Government Contract. (l) [Reserved]. (m) [Reserved]. (n) Use of Proceeds. (i) The proceeds of the Term Loans made on the Closing Date shall be used (A) to pay the Transaction Costs and (B) to repay in full the Existing Indebtedness and (ii) the proceeds of Revolving Loans shall be used by the Borrower from time to time after the Closing Date for general working capital and other general corporate purposes of the Borrower (including, but not limited to, Permitted Acquisitions and Capital Expenditures). The proceeds of any Incremental Loans shall be used solely for generally working capital and general corporate purposes, including, but not limited Permitted Acquisitions, Permitted Investments and Permitted Restricted Payments. The Borrower will not request any Loan or Letter of Credit, and the Borrower shall not use, and shall procure that its Restricted Subsidiaries and their or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, Canada or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. (o) Designation of Restricted Subsidiaries. (i) The Borrower may at any time and from time to time after the Closing Date designate pursuant to this clause (i) any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately after such designation on a pro forma basis, no Event of Default shall have occurred and be continuing; provided, further, that no Restricted Subsidiary may be re-designated as an Unrestricted Subsidiary, and no Unrestricted Subsidiary may be re-designated as a Restricted Subsidiary, in each case, on more than one occasion. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date pursuant to this clause (i) shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to (i) the lesser of (A) the fair market value of the Investments of the Loan Parties and their Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such designation, combination or transfer (or of the assets transferred or conveyed, as applicable) and (B) the fair market value of Investments of the Loan Parties and their Restricted Subsidiaries made in connection with the designation of such Restricted Subsidiary as an Unrestricted Subsidiary minus (ii) the portion (proportionate to the Loan Parties’ and their Subsidiaries’ Capital Stock in such resulting Restricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable). For the avoidance of doubt, such designation shall only be permitted if such Investment would be permitted under the definition of “Permitted Investment”. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary pursuant to this clause (i) shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Subsidiaries’ (as applicable) Investment in such Subsidiary. Notwithstanding any provision to the contrary contained in this Agreement, at no time may any Restricted Subsidiary be designated as an Unrestricted Subsidiary if it owns or holds (or is the holder of an exclusive license of) any Intellectual Property that is material to the Borrower and its Restricted Subsidiaries (taken

116 as a whole), and none of the Borrower or any of its Restricted Subsidiaries may contribute or otherwise transfer (including by way of an exclusive license) any such material Intellectual Property to an Unrestricted Subsidiary. In addition, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary directly or indirectly owns any Equity Interests or Indebtedness of, or holds a Lien on, any property of, Borrower, any Guarantor or any Subsidiary that is not a Restricted Subsidiary to be so designated as an Unrestricted Subsidiary. (ii) For all purposes hereunder, the designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to constitute a concurrent designation of any Subsidiary of such Restricted Subsidiary as an Unrestricted Subsidiary. As set forth in Section 10.08, any Restricted Subsidiary (and each of its Subsidiaries) that is a Guarantor immediately prior to its designation as an Unrestricted Subsidiary shall be automatically released from its Guaranty upon becoming an Unrestricted Subsidiary, and any Liens on such Restricted Subsidiary’s assets securing the Obligations shall be automatically released upon becoming an Unrestricted Subsidiary. (iii) Concurrently with any designation made or deemed to be made in accordance with this Section 7.01(o), the Borrower shall deliver to the Administrative Agent (which shall distribute to the Lenders) a certificate of an Authorized Officer certifying that (A) the designation or deemed designation satisfies the applicable conditions set forth in this Section 7.01(o) and (B) the Borrower is in compliance with the Financial Covenants set forth in Article VIII both before and after giving effect to such designation on a pro forma basis. (iv) Prior to and at all times after designation, the aggregate amount of Consolidated EBITDA and Consolidated Total Assets of all Unrestricted Subsidiaries shall not exceed 10.0% of Consolidated EBITDA and Consolidated Total Assets of the Borrower and its Restricted Subsidiaries. If at any time the Consolidated EBITDA or Consolidated Total Assets of all Unrestricted Subsidiaries in the aggregate exceeds 10.0% of Consolidated EBITDA or Consolidated Total Assets, as applicable, of the Borrower and its Restricted Subsidiaries, the Borrower shall promptly redesignate one or more Unrestricted Subsidiaries as Restricted Subsidiaries to comply with the thresholds set out in this clause (iv). (p) Lender Meetings. Upon the reasonable request of the Administrative Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each fiscal quarter of the Borrower), hold a conference call at such time as may be agreed to by the Borrower and the Administrative Agent or the Required Lenders. (q) Further Assurances. (i) Take such action and execute, acknowledge and deliver, and cause each of its Restricted Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Administrative Agent may reasonably require from time to time in order (A) to subject to valid and perfected first priority Liens (subject to Permitted Liens) any of the Collateral in favor of the Lenders and (B) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens (subject to Permitted Liens) intended to be created thereby, subject to the limitations set forth in the last paragraph of Section 7.01(a). (ii) In furtherance of the foregoing, to the maximum extent permitted by applicable law and solely to the extent necessary to effectuate the foregoing sentence, each Loan Party (A) authorizes the Administrative Agent to execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, instruments or other documents in any appropriate

117 filing office and (B) authorizes the Administrative Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party. (iii) Notwithstanding anything to the contrary set forth herein or in any other Loan Document, (i) no Excluded Subsidiary shall be required to comply with this Section 7.01(q) and (ii) at Borrower’s written election provided to Administrative Agent, Borrower may cause any Excluded Subsidiary (including any Excluded Subsidiary that is a Foreign Subsidiary) to become a Loan Party in accordance with the terms of this Section 7.01(q); provided, that any such Foreign Subsidiary, prior to becoming a Loan Party, must provide Administrative Agent with information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation, in each case, to the extent requested by Administrative Agent or any Lender. (iv) Within 45 days (or such longer period of time as the Administrative Agent may agree to in its sole discretion) after the Closing Date, (A) cause Turbine Weld Industries, LLC to be added as a Guarantor pursuant to Section 7.01(b) and (B) deliver to the Administrative Agent any stock certificates and stock powers required by the Loan Documents to the extent not currently in possession of the Administrative Agent. (r) Federal Assignment of Claims Act. On or before the date which is ninety (90) days from the date of any Government Contract hereafter entered into, extended or renewed by any Loan Party, such Loan Party shall execute all documents necessary or appropriate to comply with the Assignment of Claims Act of 1940, as amended, 31 U.S.C. Section 3727 and 41 U.S.C. Section 15 (the “Government Contract Assignments”) in connection with each such Government Contract; however, (i) no Loan Party’s failure to execute and deliver any Government Contract Assignment shall constitute a default, breach or violation of the Loan Party’s obligation(s) set forth in this clause (r)(i), unless the Administrative Agent shall have made written demand upon the Loan Parties to fully and faithfully comply with its obligation(s) with respect to Government Contract Assignments set forth in this clause (r)(i) above; and (ii) no Government Contract Assignment shall be required for any Government Contract that (A) does not constitute a Material Contract (unless such demand shall be made after the occurrence and during the continuation of an Event of Default, in which case Government Contract Assignments can be required by the Administrative Agent for any Government Contract), or (B) has a remaining term of less than twelve (12) months (with no option to extend). The Loan Parties acknowledge that the Administrative Agent and the Lenders will be irreparably harmed if any Loan Party fails or refuses to execute and deliver any Government Contract Assignment after the Administrative Agent’s demand therefor, as and when required pursuant to this clause (r)(i), and that the Administrative Agent and the Lenders have no adequate remedy at law. In such event, the Loan Parties agree that the Administrative Agent shall be entitled, in addition to all other rights and remedies available to the Administrative Agent or the Lenders, to injunctive or other equitable relief to compel the Loan Parties’ full compliance with the requirements of this clause (r)(i). Section 7.02 Negative Covenants. So long as any principal of or interest on any Loan, any Letter of Credit or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, and shall not permit any of its Restricted Subsidiaries to, unless the Required Lenders shall otherwise consent in writing: (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or authorize the filing under the UCC or any Requirement of Law of any jurisdiction, of a financing statement (or the equivalent thereof) that names it or any of its

118 Restricted Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), other than, as to all of the above, Permitted Liens. (b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Restricted Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness. (c) Fundamental Changes; Dispositions. (i) Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or permit any of its Restricted Subsidiaries to do (or agree to do) any of the foregoing; provided, however, that: (A) any Loan Party may be merged into any other Loan Party, or may consolidate or amalgamate with any other Loan Party; provided that if the Borrower is a party to such merger, consolidation or amalgamation, then the Borrower shall be the surviving entity, (B) any Restricted Subsidiary of a Loan Party that is not a Loan Party may be merged into a Loan Party, or may consolidate or amalgamate with a Loan Party; provided that (I) such Loan Party is the surviving entity and if the Borrower is a party to such merger, consolidation or amalgamation, then the Borrower shall be the surviving entity and (II) all actions reasonably required by the Required Lenders, including actions required to maintain perfected Liens on the Equity Interests of the surviving entity and other Collateral in favor of Collateral Agent, shall have been completed, (C) any Restricted Subsidiary of the Borrower that is not a Loan Party may merge into or consolidate or amalgamate with any other Restricted Subsidiary of the Borrower that is not a Loan Party, so long as the Collateral Agent’s Liens are not adversely affected thereby, (D) a Loan Party or a Restricted Subsidiary thereof (other than the Borrower) may wind up, liquidate or dissolve so long as all of the assets (including any Equity Interests) of such winding-up, liquidating or dissolving Loan Party or Restricted Subsidiary are transferred to a Loan Party that is not winding up, liquidating or dissolving, (E) any Restricted Subsidiary of the Borrower that is not a Loan Party (other than any such Restricted Subsidiary the Equity Interests of which are subject to a Lien in favor of the Collateral Agent as security for the Obligations unless the Equity Interests of the transferee of the assets of such winding-up, liquidating or dissolving Restricted Subsidiary is also subject to a Lien in favor of the Collateral Agent) may wind up, liquidate or dissolve so long as all of the assets of such winding-up, liquidating or dissolving Restricted Subsidiary are transferred to a Restricted Subsidiary of the Borrower that is not winding-up, liquidating or dissolving, (F) the Permitted Acquisitions shall be permitted, (G) Permitted Dispositions shall be permitted, and (H) the Transactions shall be permitted. (ii) Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired

119 (or agree to do any of the foregoing), or permit any of its Restricted Subsidiaries to do any of the foregoing; provided, however, that any Loan Party and its Restricted Subsidiaries may make Permitted Dispositions. Notwithstanding any provision to the contrary contained in this Agreement, at no time may any Restricted Subsidiary contribute or otherwise transfer (including by way of an exclusive license) any material Intellectual Property or any Government Contract that is a Material Contract that is owned by such Restricted Subsidiary on the Closing Date to any Restricted Subsidiary that is not a Loan Party. (d) Change in Nature of Business. (i) Engage in any business other than the business engaged in by such Loan Party or Restricted Subsidiary on the Closing Date and any business reasonably related, similar, ancillary, complementary or incidental thereto or reasonable extensions thereof. (ii) Modify or change, or permit any of its Restricted Subsidiaries to modify or change, its method of accounting or accounting principles from those utilized in the preparation of the Financial Statements (other than as may be required to conform to GAAP). (e) Loans, Advances, Investments, Etc. Make or commit or agree to make, or permit any of its Restricted Subsidiaries make or commit or agree to make, any Investment in any other Person except for Permitted Investments. (f) Sale and Leaseback Transactions. Enter into, or permit any of its Restricted Subsidiaries to enter into, any Sale and Leaseback Transaction other than as permitted pursuant to clause (y) of the definition of Permitted Dispositions. (g) Amendments of Subordinated Indebtedness. Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any documents in respect of any Subordinated Indebtedness without the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned). (h) Restricted Payments. Make or permit any of its Restricted Subsidiaries to make any Restricted Payment other than Permitted Restricted Payments. Notwithstanding anything to the contrary in any Loan Document, the Borrower may make regularly scheduled payments of interest and fees on any Subordinated Indebtedness, and may make any payments required by the terms of such Indebtedness in order to avoid the application of Section 163(e)(5) of the Internal Revenue Code to such Indebtedness. (i) Federal Reserve Regulations; Investment Company Act. (i) Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board. (ii) Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Restricted Subsidiaries to do any of the foregoing, that would cause it or any of its Restricted Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

120 (j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Restricted Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) transactions consummated for fair consideration and on terms no less favorable to it or its Restricted Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, (ii) transactions (A) with another Loan Party and (B) with any other Restricted Subsidiary not otherwise prohibited under this Agreement, (iii) transactions not prohibited by Section 7.02(b), Section 7.02(c), Section 7.02(e), Section 7.02(f) and Section 7.02(h) and any transactions required in order to comply with Section 7.01(a) and Section 7.01(q), (iv) sales of Qualified Equity Interests of the Borrower to Affiliates of the Borrower not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith, (v) reasonable and customary current and former director, officer, employee and consultant compensation (including bonuses, stock option programs and other health, disability, insurance, severance and other similar incentive plans and programs), benefits and indemnification and expense reimbursement arrangements, in each case in this clause (v) approved by the Board of Directors (or a committee thereof) of such Loan Party or such Restricted Subsidiary or otherwise required pursuant to the applicable provisions of the applicable organizational documents or applicable law, (vi) transactions involving the provision of services (and consideration therefor) by any Loan Party or Restricted Subsidiary thereof to any other Loan Party or Restricted Subsidiary thereof in the ordinary course of business, (vi) [reserved], (vii) any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the Board of Directors, managers or equivalent governing body of the Borrower from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to the Borrower or the other Loan Party or Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate, (viii) the Transactions, and (ix) any transaction set forth on Schedule 7.02(j). (k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Restricted Subsidiary owned by any Loan Party or any of its Restricted Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Restricted Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Restricted Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Restricted Subsidiaries, or permit any of its Restricted Subsidiaries

121 to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with: (A) this Agreement and the other Loan Documents; (B) any agreement in effect on the date of this Agreement and described on Schedule 7.02(k), or any amendment, extension, replacement or continuation of any such agreement; provided, that, any such encumbrance or restriction contained in such extended, replaced or continued agreement shall not be, taken as a whole, materially more restrictive with respect to such encumbrance or restriction than those in effect prior to such amendment, extension, replacement or continuation (in each case, giving due regard to current market terms at the time of such amendment, extension, replacement or continuation); (C) any Requirements of Law (including applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances); (D) (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto; (E) customary restrictions on dispositions of Real Property interests in reciprocal easement agreements; (F) customary restrictions in agreements in connection with any Disposition on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets; (G) customary restrictions in contracts that prohibit the assignment of such contract; (H) agreements that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Subsidiary, so long as such agreements were not entered into in contemplation of such Person becoming a Subsidiary; (I) restrictions regarding licensing or sublicensing by the Borrower and its Restricted Subsidiaries of Intellectual Property in the ordinary course of business; (J) restrictions on cash earnest money deposits in favor of sellers in connection with Acquisitions not prohibited hereunder; (K) customary provisions in Governing Documents, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such person; (L) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

122 (M) restrictions in the Governing Documents of any joint venture, unconsolidated Subsidiary or Excluded Subsidiary to the extent that the Investment in the same is a Permitted Investment; (N) restrictions imposed on any Foreign Subsidiary pursuant to any documentation governing Permitted Indebtedness to the extent that such restrictions apply solely to such Foreign Subsidiary and its property; (O) any encumbrance or restriction contained in other Indebtedness of the Borrower or any Restricted Subsidiary that is incurred subsequent to the Closing Date and otherwise permitted hereunder, provided that (i) such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Borrower’s ability to make anticipated principal or interest payments under this Agreement (as determined by the Borrower in good faith) or (ii) such encumbrances and restrictions contained in any agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in this Agreement (as determined by the Borrower in good faith); (P) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; or (Q) amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments, agreements or obligations referred to in the clauses above; provided, that the terms of any such amendment or refinancing shall not be, taken as a whole, materially more restrictive with respect to such encumbrances or restrictions than those in effect prior to such amendment or refinancing (in each case, as determined by the Borrower in good faith and giving due regard to current market terms at the time of such amendment or refinancing). (l) Limitations on Negative Pledges. Enter into, incur or permit to exist, or permit any Restricted Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Restricted Subsidiary of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement and the other Loan Documents, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 7.02(b) of this Agreement, (iii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or Equity Interests of a Restricted Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Equity Interests of such Restricted Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, (iv) customary provisions in leases, subleases, licenses, sublicenses, licensing agreements and other contracts restricting the assignment, sublet, pledge or transfer thereof, (v) any restrictions or conditions contained in any agreements, instruments, deeds, leases or other arrangements in effect at the time a Person becomes a Restricted Subsidiary after the Closing Date so long as the same (A) were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary and (B) does not otherwise conflict in any material respect with the provisions of this Agreement or any other Loan Document, (vi) to the extent not arising in connection with Indebtedness, customary restrictions imposed as a result of, or in connection with, any Permitted Lien, (vii) restrictions in the Governing Documents of any joint venture, unconsolidated Subsidiary or Excluded Subsidiary to the extent that the Investment in the same is a Permitted Investment, (viii) restrictions arising under or as a result of applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit issued by any Governmental Authority and (ix) other restrictions or encumbrances imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or

123 refinancing of the contracts, instruments or obligations referred to in the foregoing clauses of this Section 7.02(l); provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to the relevant amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing. (m) Modifications of Organizational Documents. (i) amend, modify or otherwise change its name, jurisdiction of organization or registration, organizational or registration identification number or (if applicable) FEIN, except that a Loan Party or Restricted Subsidiary thereof may (A) change its name, jurisdiction of organization or registration, organizational or registration identification number or (if applicable) FEIN in connection with a transaction permitted by Section 7.02(c) so long as it complies with the following clause (B) and (B) change its name or jurisdiction of organization upon at least 3 days’ prior written notice by the Borrower to the Administrative Agent (or such later date as the Administrative Agent agrees) of such change and so long as, at the time of such written notification (or such later date as the Administrative Agent agrees), such Person provides such financing statements and/or fixture filings necessary to perfect and continue perfected the Administrative Agent’s Liens; and (ii) amend, modify or otherwise change any of its Governing Documents (including by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity Interests (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (ii) that either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. (n) Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower or such Subsidiary were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. ARTICLE VIII FINANCIAL COVENANTS Each Loan Party covenants and agrees that until the Termination Date (the “Financial Covenants”): Section 8.01 Financial Covenants. (a) Total Net Leverage Ratio. The Loan Parties shall not permit the Total Net Leverage Ratio calculated as of the last day of any fiscal quarter of the Borrower (commencing with the fiscal quarter ending June 30, 2025), to be greater than 4.25:1.00; provided that, (i) the Borrower may, by written notice to the Administrative Agent, elect to increase the maximum Total Net Leverage Ratio to 4.75

124 to 1.00 for a period of four consecutive fiscal quarters in connection with a Permitted Acquisition occurring during the first of such four fiscal quarters if the aggregate consideration paid or to be paid in respect of such Permitted Acquisition exceeds $50,000,000 (each such period, an “Adjusted Covenant Period”) and (ii) notwithstanding the foregoing clause (i), (x) there shall be no more than four Adjusted Covenant Periods during the term of this Agreement, (y) the maximum Total Net Leverage Ratio shall revert to 4.25 to 1.00 for at least one full fiscal quarter before another Adjusted Covenant Period is elected and (z) each such increase to the maximum Total Net Leverage Ratio permitted by this Section 8.01(a) shall be effective solely for purposes of determining compliance with this Section 8.01(a), determining whether the subject Acquisition constitutes a Permitted Acquisition and for determining availability under the Ratio Incremental Amount and not for any other purpose under this Agreement. (b) Consolidated Interest Coverage Ratio. The Loan Parties shall not permit the Consolidated Interest Coverage Ratio as of the last day of any fiscal quarter (beginning with the fiscal quarter ending June 30, 2025) to be less than 2.50:1.00. ARTICLE IX EVENTS OF DEFAULT Section 9.01 Events of Default. Each of the following events shall constitute an event of default (each, an “Event of Default”): (a) the Borrower shall fail to pay (i) any principal of any Loan when due (whether by scheduled maturity, required repayment, acceleration or otherwise), (ii) any interest on any Loan when due or (iii) any indemnity or other amount payable under this Agreement or any other Loan Document, in each case under these clauses (ii) and (iii) within five (5) Business Days after the applicable due date (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); (b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any certificate or other writing delivered to any Secured Party pursuant to any Loan Document shall have been incorrect in any material respect (or in any respect if such representation or warranty is qualified or modified as to materiality or “Material Adverse Effect” in the text thereof) when made or deemed made; (c) any Loan Party shall fail to perform or comply with any covenant or agreement contained in (i) Section 7.01(d) (solely with respect to the Borrower), Section 7.01(f), Section 7.01(k)(i), Section 7.01(n), Section 7.01(r), Section 7.02 or Article VIII or (ii) Section 7.01(a) or Section 7.01(p) and such failure, in the case of this clause (c)(ii), shall remain unremedied for five (5) Business Days after the earlier of the date a Senior Officer of the Borrower has knowledge of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party; (d) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 30 days after the earlier of the date a Senior Officer of any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by the Administrative Agent to such Loan Party; (e) any Loan Party or any Restricted Subsidiary shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or

125 other amount payable in respect of any Material Indebtedness (excluding Indebtedness evidenced by this Agreement), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Material Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Material Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as a result of the sale or transfer or other Disposition (including a casualty event) of the property or assets securing such Indebtedness permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; (f) any Loan Party or any Restricted Subsidiary (i) shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f); (g) any proceeding shall be instituted against any Loan Party or any Restricted Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 consecutive days or any of the actions sought in such proceeding (including the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; (h) any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof or as a result of any action or inaction on the part of any Agent or Secured Party) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document (or than any such denial by a Loan Party that it has been released from the Obligations in accordance with the terms of the Loan Documents); (i) except in connection with any transaction permitted by this Agreement or any other Loan Document (including in connection with any release of any Loan Party from the Obligations or any release of any security interest in or Lien on any property of any Loan Party), any Security Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien (subject only to Permitted Liens) in favor of the Collateral Agent for the benefit of the Administrative Agent and the Lender on any Collateral purported to be covered thereby, other than any such loss of perfection or priority results from the failure

126 of the Administrative Agent to maintain possession of certificates actually delivered to it representing Equity Interests pledged pursuant to the Security Agreement or to file UCC continuation statements; (j) one or more judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $30,000,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against any Loan Party or any Restricted Subsidiary and remain unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 60 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal; (k) any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party incurs a withdrawal liability in an annual amount which would reasonably be expected to result in a Material Adverse Effect; (l) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by the Administrative Agent, both (i) such Termination Event (if correctable) shall not have been corrected, and (ii) as a result of such Termination Event any Loan Party incurs (or would incur) a liability that would reasonably be expected to result in a Material Adverse Effect; (m) the subordination provisions of the documents evidencing or governing any Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or (n) a Change of Control shall have occurred. then, and in any such event, the Administrative Agent may, and shall at the request of the Required Lenders, by notice to the Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans and Letters of Credit then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans and Letters of Credit, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by the Administrative Agent or any Lender, all Commitments shall automatically terminate and all Loans and Letters of Credit then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party. Notwithstanding anything to the contrary, the Administrative Agent shall, at the request of the Required Lenders, rescind and annul any acceleration of the Loans and other Obligations under this Agreement by written instrument filed with the Borrower. Section 9.02 [Reserved].

127 Section 9.03 Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders: (a) all payments received on account of the Obligations shall, subject to Section 4.04, be applied by the Administrative Agent as follows: (i) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 12.04 and amounts pursuant to Section 2.06(a) payable to the Administrative Agent in its capacity as such); (ii) second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 12.04) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them; (iii) third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them; (iv) fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements, (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Article III or Section 4.04, and (C) to the payment of that portion of the Obligations with respect to scheduled periodic payments then due with respect to Bank Product Obligations and Swap Obligations and any interest with respect to any Bank Product Obligations and Swap Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of such Obligations owed to them on the date of any such distribution), in each case, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to clause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Article III or Section 4.04, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 9.03; (v) fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders and the Issuing Banks based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and (vi) finally, the balance, if any, after all Obligations have been Paid in Full, to the Borrower or as otherwise required by law.

128 (b) if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. ARTICLE X AGENTS Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) and each Issuing Bank hereby irrevocably appoints, authorizes and empowers the Administrative Agent to perform the duties of each such Agent as set forth in this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto, including: (i) to receive on behalf of each Lender and Issuing Bank any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and the Issuing Bank and paid to the Administrative Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender and Issuing Bank its Pro Rata Share of all payments so received; (ii) to distribute to each Lender and Issuing Bank copies of all material notices and agreements received by the Administrative Agent and not required to be delivered to each Lender and Issuing Bank pursuant to the terms of this Agreement, provided that the Administrative Agent shall not have any liability to the Lenders and the Issuing Bank for any inadvertent failure to distribute any such notices or agreements to the Lenders and the Issuing Bank; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, the Letters of Credit and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans for the Administrative Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders and the Issuing Bank with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by the Administrative Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; (viii) subject to Section 10.03, to take such action as the Administrative Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to the Administrative Agent by the terms hereof or the other Loan Documents (including the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations); and (ix) to act with respect to all Collateral under the Loan Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection of the Loans), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), and such instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) shall be binding upon all Lenders and all makers of Loans; provided, however, the Administrative Agent shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

129 Section 10.02 Nature of Duties; Delegation. (a) The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature. The Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or Issuing Bank. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender and each Issuing Bank shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender or Issuing Bank with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender or Issuing Bank, the Administrative Agent shall provide to such Lender or Issuing Bank any documents or reports delivered to the Administrative Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If the Administrative Agent seeks the consent or approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) to the taking or refraining from taking any action hereunder, the Administrative Agent shall send notice thereof to each Lender. The Administrative Agent shall promptly notify each Lender any time that the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) have instructed the Administrative Agent to act or refrain from acting pursuant hereto. (b) The Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney- in-fact and any other Person (including any Lender). Any such Person shall benefit from this Article X to the extent provided by the Administrative Agent. (c) No Arranger shall have any obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder. Section 10.03 Rights, Exculpation, Etc. The Administrative Agent and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Administrative Agent (i) may treat the payee of any Loan as the owner thereof until the Administrative Agent receive written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Administrative Agent; (ii) may consult with legal counsel (including counsel to the Administrative Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including the books and records) of any Person; (v) shall not be

130 responsible to any Lender or Issuing Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Administrative Agent shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.03, and if any such apportionment or distribution is subsequently determined to have been made in error, and the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Administrative Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders (unless unanimity is required). Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents). Section 10.04 Reliance. The Administrative Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it, which may be counsel to the Borrower or any of its Restricted Subsidiaries. Section 10.05 Indemnification. To the extent that the Administrative Agent or Issuing Bank is not reimbursed and indemnified by any Loan Party, and whether or not the Administrative Agent or Issuing Bank has made demand on any Loan Party for the same, the Lenders will, within five days of written demand by the Administrative Agent or Issuing Bank, reimburse the Administrative Agent or Issuing Bank for and indemnify the Administrative Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including client charges and expenses of counsel or any other advisor to the Administrative Agent or Issuing Bank), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent or Issuing Bank in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Administrative Agent or Issuing Bank under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Pro Rata Share, including advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from the Administrative Agent’s or Issuing Bank’s gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement. Section 10.06 Agents Individually. With respect to its Pro Rata Share of the Commitments hereunder, the Loans made by it and Letters of Credit issued by it, the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms

131 “Lenders”, “Issuing Bank” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, an Issuing Bank, or one of the Required Lenders, as applicable. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders or the Issuing Bank. Section 10.07 Successor Agent. (a) Any Agent may at any time give at least 30 days prior written notice of its resignation to the Lenders, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Agent, which shall be a bank, trust company or other similar financial institution with an office in the United States, or an Affiliate of any such bank, trust company or similar financial institution with an office in the United States. Upon receipt of any such notice of resignation by the Required Lenders, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed nor shall it be required during the existence of an Event of Default), to appoint a successor Administrative Agent or Collateral Agent, as the case may be, and the Collateral Agent (at the direction of the Required Lenders) shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed nor shall it be required during the existence of an Event of Default), to appoint a successor Administrative Agent. If no such successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Bank, appoint a successor Agent, which shall be a bank, trust company or other similar financial institution with an office in the United States, or an Affiliate of any such bank, trust company or similar financial institution with an office in the United States. Whether or not a successor Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by such Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as a successor Agent shall have been appointed as provided for above. Upon the acceptance of a successor’s Agent’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article, Section 12.04 and Section 12.14 shall continue in effect for the benefit of such retiring Agent in respect of any actions taken or omitted to be taken by it while the retiring Agent was acting as Agent. Section 10.08 Collateral Matters. (a) The Lenders hereby irrevocably authorize the Administrative Agent to release any Guarantor which is a Subsidiary of the Borrower (a “Subsidiary Guarantor”) from its obligations under the Guaranty upon (i) such Subsidiary Guarantor ceasing to be a Restricted Subsidiary of the Borrower or (ii) such Subsidiary Guarantor becoming an Excluded Subsidiary; provided, however that no such release shall occur pursuant to this clause (ii) with respect to any Subsidiary Guarantor that becomes an Excluded Subsidiary as a result of clause (b) of the definition thereof, unless such release was a result of a disposition

132 of Equity Interests in such Subsidiary Guarantor to a third party Person pursuant to a bona fide transaction and not for the purpose of, or primarily in contemplation of, this clause (ii). (b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Commitments and payment and satisfaction of all Loans, all LC Exposure and all other Obligations (other than Contingent Indemnity Obligations) in accordance with the terms hereof; or constituting property being sold or disposed of in the ordinary course of any Loan Party’s business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders in accordance with Section 12.02. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.08(b). (c) Without in any manner limiting the Collateral Agent’s authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary or reasonably requested by any Loan Party to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party. (d) Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, each Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guaranty (other than as a result of set-off rights pursuant to Section 12.05), it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof, (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and (iii) the Collateral Agent, as agent for and representative of the Agents and the Lenders (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Collateral Agent under the provisions of the UCC (including pursuant to Sections 9-610 or 9-620 of the UCC), (C) at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of any Debtor Relief Law (including Section 363 of the Bankruptcy Code), to use and apply all or any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. (e) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is

133 entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein. (f) In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Bank Product Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Bank Product Provider shall be deemed to have appointed the Administrative Agent to serve as administrative agent and the Collateral Agent to serve as collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph. Section 10.09 Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing. Section 10.10 No Reliance on any Agent’s Customer Identification Program. (a) Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly 31 C.F.R. § 103.121), as hereafter amended or replaced (“CIP Regulations”), or any other anti-terrorism laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations. (b) Each Lender or assignee or participant of a Lender that is not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the

134 United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to each Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (A) within ten (10) days after the Closing Date, and (B) as such other times as are required under the USA PATRIOT Act. (c) The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, any Agent or Lender may from time to time request, and each Loan Party shall provide to such Agent or Lender, such Loan Party’s name, address, tax identification number and/or such other identifying information as shall be necessary for such Agent or such Lender to comply with the USA PATRIOT Act and any other anti-terrorism law. Section 10.11 No Third-Party Beneficiaries. The provisions of this Article are solely for the benefit of the Secured Parties, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions. Section 10.12 No Fiduciary Relationship. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Section 10.13 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84- 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub- sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the

135 requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless the immediately preceding clause (a)(i) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in the immediately preceding clause (a)(iv), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). Section 10.14 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 12.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an

136 acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party is deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid. Section 10.15 Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Collateral Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent hereunder and under the other Loan Documents. Section 10.16 Posting of Communications. (a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”). (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving

137 or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approve distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution. (c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform. (d) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address. (e) Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies. (f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. Section 10.17 Erroneous Payments. (a) If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender,

138 Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 10.17(b)) that any funds received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this Section 10.17(a) shall be conclusive, absent manifest error. (b) Without limiting the provisions of Section 10.17(a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case: (i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Administrative Agent pursuant to this Section 10.17(b). (c) Each Lender, Issuing Bank or Secured Party hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by Administrative Agent to such Lender, Issuing Bank or Secured Party under any Loan Document, against any amount due to Administrative Agent under Section 10.17(a) or under the indemnification provisions of this Agreement. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by Administrative Agent for any reason, after demand therefor by Administrative Agent in accordance with Section 10.17(a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon

139 Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by Administrative Agent in such instance), and is hereby (together with Borrower) deemed to execute and deliver an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to Borrower or Administrative Agent, (ii) Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether Administrative Agent may be equitably subrogated, Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”). (e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment. (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (g) Each party’s obligations, agreements and waivers under this Section 10.17 shall survive the resignation or replacement of Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof).

140 ARTICLE XI GUARANTY Section 11.01 Guaranty. (a) Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under any Loan Document or any Bank Product Agreements, whether for principal, interest (including all interest that accrues after the commencement of any Insolvency Proceeding of the Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding), LC Exposure, Bank Product Obligations, fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrower, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including reasonable and documented out-of-pocket counsel fees and expenses) incurred by the Secured Parties (or any of them) in enforcing any rights under the guaranty set forth in this Article XI. (b) Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the applicable Guaranteed Obligations and would be owed by the Borrower to the Secured Parties (as applicable) under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Borrower. Notwithstanding any of the foregoing, Guaranteed Obligations shall not include any Excluded Hedge Liabilities. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law. Section 11.02 Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. Each Guarantor agrees that this Article XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Secured Party to any Collateral. The obligations of each Guarantor under this Article XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Article XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following: (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise; (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

141 (d) the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including any Secured Party; (e) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or (f) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety. This Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made. Section 11.03 Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XI and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Article XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor (other than a defense of payment in full of the Guaranteed Obligations (other than Contingent Indemnity Obligations)). Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article XI, and acknowledges that this Article XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future. Section 11.04 Continuing Guaranty; Assignments. This Article XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including all or any portion of its Commitments and its Loans and the LC Exposure owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07. Section 11.05 Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Article XI, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such

142 claim, remedy or right, unless and until all of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XI thereafter arising. If (i) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article XI shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor. Notwithstanding anything to the contrary contained in this Section 11.05, no Guarantor shall exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and shall not proceed or seek recourse against or with respect to any property or asset of, any Loan Party (including after payment in full of the Guaranteed Obligations and any other amounts payable under this Article or after termination of the Commitments) if all or any portion of the Obligations shall have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Loan Party whether pursuant to the Security Agreement or otherwise. Section 11.06 Contribution. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 11.06, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including in respect of this Section 11.06), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 11.06. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 11.06 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 11.06.

143 ARTICLE XII MISCELLANEOUS Section 12.01 Notices, Etc. (a) Notices Generally. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telecopier. In the case of notices or other communications to any Loan Party, Administrative Agent, the Collateral Agent or any Issuing Bank, as the case may be, they shall be sent to the respective address set forth below (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01): if to the Borrower or other Loan Party, to it at the following address: c/o VSE Corporation 3361 Enterprise Way Miramar, Florida 33025 Attention: Adam R. Cohn, CFO Email: arcohn@vsecorp.com with a copy (which shall not constitute notice) to: VSE Corporation 3361 Enterprise Way Miramar, Florida 33025 Attention: Michael Perlman, VP, Investor Relations & Treasury Email: Msperlman@vsecorp.com with a copy (which shall not constitute notice) to: Jones Day 1420 Peachtree Street, N.E., Suite 800 Atlanta, Georgia 30309 Attention: Todd Roach Email: troach@jonesday.com if to the Administrative Agent or the Collateral Agent, to it at the following address: Citizens Bank, N.A. 20 Cabot Rd Medford, MA 02155 Attn: CML Agency Servicing Email: cmlagencyservicing@citizensbank.com in each case, with a copy (which shall not constitute notice) to: Cadwalader, Wickersham & Taft LLP 650 S. Tryon Street Charlotte, NC 28202

144 Attention: Patrick Yingling Telephone: (704) 348-5236 Email: Patrick.Yingling@cwt.com All notices or other communications sent in accordance with this Section 12.01, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (i) notices sent by overnight courier service shall be deemed to have been given when received and (ii) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), provided further that notices to any Agent or Issuing Bank pursuant to Article II shall not be effective until received by such Agent or Issuing Bank. (b) Electronic Communications. (i) Each Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II and III if such Lender or Issuing Bank, as applicable, has notified the Agents that it is incapable of receiving notices under such Article by electronic communication. (ii) Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. Section 12.02 Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document (excluding the Fee Letter), and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Lenders or extending an existing Lien over additional property, by the Agents and the Borrower, (y) in the case of any other waiver or consent, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and (z) in the case of any other amendment, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower; provided, however, that no amendment, waiver or consent shall: (i) increase the Commitment of any Lender, reduce or forgive the principal of, or interest on the Loans payable to any Lender, reduce or forgive the amount of any fee or other amounts payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest, fees or other amounts on, the Loans or LC Exposure payable to any Lender, in each case, without the written consent of such Lender (except (1) in connection with the waiver of default rate

145 interest (which shall be effective with the consent of the Required Lenders) and (2) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the stated rate of interest or a reduction of fees for purposes of this clause (i)); (ii) amend, modify or waive the rights or obligations of any Agent or the Issuing Bank hereunder without the written consent of the applicable Agent or the Issuing Bank, as applicable; (iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender; (iv) amend the definition of “Required Lenders” or “Pro Rata Share”, or change any provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, in each case without the written consent of each Lender; (v) release all or substantially all of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), or release the Borrower or any Guarantor (except in connection with a Disposition of the Equity Interests thereof permitted by Section 7.02(c)(ii), in each case, in accordance with the provisions of Section 7.02(c) and Section 10.08(a)), or subordinate the Lien on all or substantially all of the Collateral granted in favor of the Collateral Agent for the benefit of the Secured Parties or subordinate the right of payment of the Obligations to any other Indebtedness (except pursuant to a transaction in which participation in such other Indebtedness for borrowed money is offered to the Lenders on a pro rata basis or in connection with a “debtor in possession” financing, on the same terms (including fees) as are offered to all other providers of such financing), or release all or substantially all of the value of the Guaranty, in each case, without the written consent of each Lender; (vi) amend, modify or waive this Section 12.02 or Section 12.07 (to impose any additional restriction on Lender’s ability to assign any of its rights or obligations) of this Agreement without, in each case, the written consent of each Lender; or (vii) amend the definition of “Collateral”, Section 2.05(d), Section 4.01, Section 4.02, Section 4.03, Section 4.04, Section 9.03 and/or or any similar provision that requires pro rata application, or any provision that permits any Loan Party or any Affiliates to purchase Loans on a non-pro rata basis, become an eligible assignee pursuant to Section 12.07 and/or make offers to make optional prepayments on a non-pro rata basis without, in each case, the written consent of each Lender. Notwithstanding the foregoing, (A) no amendment, waiver or consent shall, unless in writing and signed by an Agent, the Swingline Lender or the Issuing Bank, as the case may be, affect the rights or duties of such Agent, the Swingline Lender or the Issuing Bank, as applicable, under this Agreement or the other Loan Documents and (B) the consent of the Borrower shall not be required to change any order of priority set forth in Section 4.03 or Section 9.03. Notwithstanding anything to the contrary herein, no Defaulting Lender, Loan Party, or any of their respective Affiliates that is a Lender shall have any right to approve or disapprove any amendment, waiver or consent under the Loan Documents and any Loans held by such Person for purposes hereof shall be automatically deemed to be voted pro rata according to the Loans of all other Lenders in the aggregate (other than such Defaulting Lender, Loan Party or Affiliate), except, in the case of any Defaulting Lender, with respect to any amendment, waiver or other modification referred to in clause (i) above and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification.

146 (b) If any action to be taken by the Lenders hereunder requires the consent, authorization, or agreement of all of the Lenders or any Lender affected thereby, and a Lender other than the Collateral Agent and the Administrative Agent and their respective Affiliates and Related Funds (the “Holdout Lender”) fails to give its consent, authorization, or agreement, then the Borrower, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute lenders (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 12.07. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make its Pro Rata Share of Loans. (c) Notwithstanding anything to the contrary contained herein and for the avoidance of doubt, (i) at the Administrative Agent’s reasonable discretion, any written consent, amendment, or waiver contemplated by Section 12.02 may include a consent, amendment, or waiver made via electronic mail with appropriate confirmations or agreements from the recipients or senders of such consent, amendment, or waiver, as applicable, so long as the Administrative Agent has expressly agreed in writing (including via electronic mail) that such electronic mail constitutes a consent, amendment or waiver, as applicable, hereunder, (ii) each of the parties hereto acknowledges and agrees that the process with respect to executing, negotiating, delivering and/or obtaining amendments, consents, or waivers hereunder or under any Loan Document may be expensive with respect to attorneys’ fees, costs and expenses and the applicable parties negotiating any such amendments, consents, or waivers shall use commercially reasonable efforts to minimize such attorneys’ fees, costs and expenses, including, without limitation, by executing, negotiating, delivering and/or obtaining any such amendments, consents, or waivers via electronic mail as contemplated by the foregoing clause (i) of this sentence, and (iii) any such amendment, consent, or waiver made via electronic mail in accordance with the foregoing provisions of this sentence shall be deemed a “Loan Document” so long as identified and acknowledged and agreed to as such by the parties to such amendment, consent, or waiver. Section 12.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person. Section 12.04 Expenses; Attorneys’ Fees. The Borrower will pay (or cause to be paid) no later than thirty (30) days after receipt of a reasonably detailed invoice therefor, all reasonable and documented out-of-pocket fees, costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (d) through (l) (and in respect of clause (l), solely to the extent such advice relates to clauses (d) through (l) below) below, each Lender), including (x) reasonable and documented out-of-pocket fees, costs,

147 client charges and expenses of one primary outside counsel for the Agents, one local counsel for the Agents and the Lenders (taken as a whole) in each relevant material jurisdiction (which may include a single counsel acting in multiple jurisdictions), and, solely if an actual or perceived conflict arises as notified to the Borrower in writing, the reasonable and documented out-of-pocket fees, costs, client charges and expenses of one conflicts counsel, and (y) to the extent permitted hereunder, accounting, due diligence, investigations, searches and filings, the rating of the Loans (subject to the limits set forth in clause (l) below), title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, in each case of clauses (x) and (y), arising from or relating to: (a) the structuring, arrangement and syndication of the credit facilities provided for herein, as well as the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of the Agents’ or any of the Lenders’ rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents’ or the Lenders’ claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs (x) incurred as permitted hereunder in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility, (y) incurred in connection with any Environmental Lien or (z) otherwise related to any Loan Party, or

148 (l) the receipt by any Agent or any Lender of any advice from any accountants, auditors, appraisers, advisors or consultants with respect to any of the foregoing, in each case, unless such fees, costs or expenses result from (1) the gross negligence, bad faith or willful misconduct of such Agent or such Lender, as determined by a final and non-appealable judgment of a court of competent jurisdiction, or (2) any proceeding, claim or counterclaim brought by any Agent or any Lender against another Agent or Lender (other than any proceeding, claim or counterclaim against the Administrative Agent or the Collateral Agent in their respective capacities as such; provided, however that the foregoing to the contrary notwithstanding, no Loan Party shall have any obligation to any Agent under this Section 12.04 with respect to any Environmental Liabilities and Costs (x) that a court of competent jurisdiction finally determines to have resulted from the gross negligence, bad faith, or willful misconduct of such Agent or its officers, directors, employees, attorneys, or agents; (y) which arise after any Lender has taken title to or possession of any Real Property of any Loan Party, whether by foreclosure, deed-in- lieu thereof or otherwise or (z) that are attributable solely to acts of any of the Agents. Without limitation, (x) the Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents and (y) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed within 15 Business Days by the Borrower. This Section 12.04 shall not apply to Taxes (other than Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim). The obligations of the Borrower under this Section 12.04 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents. Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent, any Lender or any Affiliate of any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding any deposits held in any Excluded Accounts) at any time held and other Indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of any Loan Party against any and all Obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent, such Lender or such Affiliate shall have made any demand hereunder or thereunder and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set- off, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.04 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender or any of their respective Affiliates provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents, the Lenders and the Affiliates of the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents, the Lenders and the Affiliates of the Lenders may have under this Agreement or any other Loan Documents of law or otherwise. Section 12.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Section 12.07 Assignments and Participations.

149 (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign, delegate or otherwise transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of the Administrative Agent and each Lender and any such assignment without the Lenders’ prior written consent shall be null and void. (b) Subject to the conditions set forth in clause (c) below, each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its (i) Term Loan Commitment and any Term Loan and (ii) Revolving Commitments and any Revolving Loans, in each case, made by it with the written consent of the Administrative Agent and the Borrower, and in the case of an assignment of Revolving Commitment or Revolving Loans, the Swingline Lender and the Issuing Bank, in each case, not be to unreasonably delayed or withheld; provided, however, that no written consent of (x) the Administrative Agent shall be required in connection with an assignment to a Lender or an Affiliate or a Related Fund of a Lender and (y) the Borrower shall be required (A) in connection with any assignment of Term Loans or Term Loan Commitment to a Lender, an Affiliate of such Lender or a Related Fund of such Lender, (B) in connection with any assignment of Revolving Commitments or Revolving Loans, to a Revolving Lender, an Affiliate of such Lender or a Related Fund of such Lender, or (C) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender; provided further, that the written consent of the Borrower (1) shall not be required during the existence of a Specified Event of Default (other than with respect to an assignment to a Defaulting Lender or a natural Person) and (2) shall be deemed given (other than with respect to an assignment to a Defaulting Lender or a natural Person) if the Borrower fails to respond within 5 Business Days of the date on which the Borrower’s shall have received a request from the applicable Lender. (c) Assignments shall be subject to the following additional conditions: (i) Each such assignment shall be in an amount which is at least (A) $1,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender’s Commitment) in the case of an assignment with respect to the Term Loans, or (B) $2,500,000 or a multiple of $2,500,000 in excess thereof (or the remainder of such Lender’s Commitment) in the case of an assignment with respect to the Revolving Loans or Revolving Commitment; and (ii) The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Administrative Agent, for the benefit of the Administrative Agent, a processing and recordation fee of $3,500; and (iii) No such assignment shall be made to (A) any Loan Party or any of their Affiliates, (B) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural Person). (d) Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance and recordation on the Register, which effective date shall be at least 3 Business Days after the delivery thereof to the Administrative Agent (or such shorter period as shall be agreed to by the Administrative Agent and the parties to such assignment), (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall,

150 to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). (e) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Restricted Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender. (f) (i) The Administrative Agent shall, acting solely for this purpose as an agent of the Borrower, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) and LC Exposure owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. (ii) [reserved]. (iii) This Section 12.07 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations. (g) Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to any consent required from the Administrative Agent pursuant to Section 12.07(b) (which consent of the Administrative Agent must be evidenced by the Administrative Agent’s execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment, record the information contained therein in the Register (as adjusted to reflect any principal payments on or amounts capitalized and added to the principal balance of the Loans and/or Commitment reductions made subsequent to the effective date of the applicable assignment, as confirmed in writing by the corresponding assignor and assignee in conjunction with delivery of the assignment to the

151 Administrative Agent) and provide to the Collateral Agent a copy of the fully executed Assignment and Acceptance. (h) A Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Loan (and the registered note, if any, evidencing the same) is registered on the Register as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary. (i) In the event that any Lender (or an Affiliate or Related Fund) sells participations in a Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrower, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Loans held by it (or such Affiliate or Related Fund) and the principal amount (and stated interest thereon) of the portion of the Loan that is the subject of the participation (the “Participant Register”). A Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. This Section 12.07 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (j) Any assignee or other Transferee who purchases or is assigned or participates in any portion of a Loan, whether as an assignee, an Affiliate, a Related Fund or a participant, shall comply with Section 2.09(d) (it being understood that the documentation required under Section 2.09(d) shall, to the extent permissible, be delivered to the Lender if such Person is an Affiliate, a Related Fund or a participant, except the Lender shall, to the extent subject to Requirements of Law, provide any such documentation that it receives to the Administrative Agent and Borrower pursuant to Section 2.09(d)) promptly after reasonable request therefor. (k) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans made by it and its Pro Rata Share of the LC Exposure); provided that (i) such Lender’s obligations under this Agreement (including its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly

152 effecting an extension of the maturity dates or decrease in the principal amount of the Loans and LC Exposure, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.09 and Section 2.10 of this Agreement (subject to the obligations and limitations therein and the obligations and limitations in Section 2.12) (it being understood that the documentation required under Section 2.09(e) shall be delivered to the participating Lender, except the Lender shall, to the extent permissible, subject to Requirements of Law, provide any such documentation that it receives to the Administrative Agent and Borrower pursuant to Section 2.09(d) promptly after reasonable request therefor) with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender; provided that such participant shall not be entitled to receive any greater payment under Section 2.09 (Taxes) or Section 2.10 (Increased Costs and Reduced Return), with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation. (l) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank or loans made to such Lender pursuant to securitization or similar credit facility (a “Securitization”); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Loan Parties shall cooperate with such Lender and its Affiliates to effect the Securitization, including by providing such information as may be reasonably requested by such Lender in connection with the rating of its Loans or the Securitization. (m) Notwithstanding anything in this Agreement to the contrary, the Borrower or any of its Restricted Subsidiaries may, at any time and from time to time, make open market purchases (including on a non-pro rata basis) of Term Loans (each, an “Open Market Purchase”), so long as the following conditions are satisfied: (i) immediately and automatically, without any further action on the part of the Borrower, any Lender, any Agent or any other Person, upon the effectiveness of such assignment of Loans from a Lender to the Borrower, such Loans and all rights and obligations as a Lender related thereto shall, for all purposes under this Agreement, the other Loan Documents and otherwise, be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and the Borrower shall neither obtain nor have any rights as a Lender hereunder or under the other Loan Documents by virtue of such assignment; (ii) no Default or Event of Default shall have occurred and be continuing before or immediately after giving effect to such assignment; (iii) With respect to all purchases of Term Loans made pursuant to this clause (m), (x) the Borrower or such Restricted Subsidiary shall pay on the settlement date of each such purchase all accrued and unpaid interest, if any, on the purchased Term Loans up to the settlement date of such purchase (except to the extent otherwise set forth in the relevant purchase documents as agreed by the respective selling Lender) and (y) such purchases (and the payments made therefor and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments. At the time of purchases of Term Loans pursuant to any Open Market Purchase, the then remaining scheduled amortization payments shall be reduced by the aggregate principal amount (taking the face amount thereof) of Term Loans repurchased pursuant to such Open Market Purchase, with

153 such reduction to be applied to such scheduled payments on a pro rata basis (based on the then remaining principal amount of each such scheduled payments); and (iv) no proceeds of the Revolving Loans may be used to purchase Term Loans. Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis. Section 12.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTS OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION. Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR

154 OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. Section 12.11 WAIVER OF JURY TRIAL, ETC. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PARTY HERETO CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH PARTY HERETO HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES HERETO ENTERING INTO THIS AGREEMENT. Section 12.12 [Reserved.] Section 12.13 Reinstatement; Certain Payments. If any claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received by such Secured Party in payment or on account of any of the Obligations, such Secured Party shall give prompt notice of such claim to each other Agent and Lender and the Borrower, and if such Secured Party repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Party or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Secured Party with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Secured Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Secured Party. Section 12.14 Indemnification; Limitation of Liability for Certain Damages. (a) In addition to each Loan Party’s other Obligations under this Agreement, the Borrower agrees to indemnify and hold harmless each Secured Party and all of their respective Affiliates, successors and permitted assigns and their officers, directors, employees, advisors, and agents and members of each of the foregoing (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees, costs and expenses of one primary outside counsel and one firm of local counsel to the Indemnitees (taken as a whole) in each relevant material jurisdiction (which may include a single counsel acting in multiple jurisdictions) (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict in writing and thereafter retains its own counsel, another firm of counsel to each group of affected Indemnitees similarly situated taken as a whole)) incurred by such Indemnitees, whether prior to or from and after the Closing Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the structuring, arrangement and syndication of the credit facilities provided for herein, as well as the negotiation, preparation, execution or

155 performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent’s or any Lender’s furnishing of funds to the Borrower or the Issuing Bank’s issuing of Letters of Credit for the account of the Borrower under this Agreement or the other Loan Documents, including the management of any such Loans or the LC Exposure or the Borrower’s use of the proceeds thereof, (iii) the Agents and the Lenders relying on any instructions of the Borrower or the handling of the Loan Account and Collateral of the Borrower as herein provided, (iv) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by any Loan Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter (x) caused by the gross negligence, bad faith or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction or (y) arising from any proceeding, claim or counterclaim that does not involve or arise from an act or omission by the Borrower or Guarantors or any of their respective Affiliates and is brought by any Indemnitee against another Indemnitee (other than any proceeding, claim or counterclaim against any Arranger, the Administrative Agent or the Collateral Agent in their respective capacity as such). This Section 12.14 shall not apply to Taxes (other than Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim). (b) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees set forth in this Section 12.14 are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.14 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. (c) Notwithstanding anything contained in this Section 12.14 or otherwise in any Loan Document, in no event shall (i) any Indemnitee or (ii) the Borrower and any of its Restricted Subsidiaries be liable on any theory of liability for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, any other agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby and thereby, any Loan or the use of the proceeds thereof, whether or not known or unknown, except any indemnity or reimbursement obligations hereunder in respect of any losses, claims, damages, liabilities and expenses incurred or paid by a Indemnitee to a third party. (d) The indemnities and waivers set forth in this Section 12.14 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents. Section 12.15 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including the fees set forth in the Fee Letter, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error. Section 12.16 Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective

156 successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof. Section 12.17 Highest Lawful Rate. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall, subject to the last sentence of this Section 12.17, be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrower). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.17 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.17. For purposes of this Section 12.17, the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America. The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

157 Section 12.18 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information (which shall not include information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry) supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information); provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Affiliates and to its and its Affiliates’ respective equityholders (including partners), directors, officers, employees, agents, trustees, counsel, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 12.18); (ii) to any other party hereto; (iii) to any assignee or participant (or prospective assignee or participant) or any party to a Securitization, or to any credit insurers and reinsurers, so long as such assignee or participant (or prospective assignee or participant), party to a Securitization or credit insurers and reinsurers first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.18; (iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority; (v) to the National Association of Insurance Commissioners or any similar organization, any examiner, auditor or accountant or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify Loan Parties; (vi) in connection with any litigation to which any Agent or any Lender is a party; (vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; or (viii) with the consent of the Borrower. Section 12.19 Public Disclosure. Each Loan Party hereby authorizes each Agent and each Lender, after review and approval by the Borrower (such approval not to be unreasonably withheld, delayed, conditioned or denied), to advertise the closing of the transactions contemplated by this Agreement, and to make appropriate announcements of the financial arrangements entered into among the parties hereto, as such Agent or such Lender shall deem appropriate, including on a home page or similar place for dissemination of information on the Internet or worldwide web, or in announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as such Agent or such Lender shall deem appropriate. Section 12.20 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. Section 12.21 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrower, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrower in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.

158 Section 12.22 Keepwell. Each Loan Party, if it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 12.22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12.22, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 12.22 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents. Each Qualified ECP Loan Party intends that this Section 12.22 constitute, and this Section 12.22 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Borrower and Guarantor for all purposes of Section 1(a)(18)(A)(v)(II) of the CEA. Section 12.23 Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Loan Document it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any of the Loan Documents in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the Exchange Rate at which the Administrative Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given. In the event that there is a change in the rate of Exchange Rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by the Administrative Agent of the amount due, the Borrower will, on the date of receipt by the Administrative Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Administrative Agent on such date is the amount in the Judgment Currency which when converted at the Exchange Rate prevailing on the date of receipt by the Administrative Agent is the amount then due under this Agreement or such other Loan Document in the Currency Due. If the amount of the Currency Due which the Administrative Agent is able to purchase is less than the amount of the Currency Due originally due to it, the Borrower shall indemnify and save the Administrative Agent harmless from and against loss or damage arising as a result of such deficiency. Section 12.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability;

159 (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. Section 12.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Credit Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written. VSE CORPORATION, as Borrower By: /s/ Adam Cohn Name: Adam Cohn Title: Chief Financial Officer

[Signature Page to Credit Agreement] GUARANTORS: VSE AVIATION SERVICES, INC., a Florida corporation By: /s/ Adam Cohn__________________________ Name: Adam Cohn Title: Chief Financial Officer and Treasurer VSE AVIATION SERVICES, LLC, a Kansas limited liability company By: /s/ Adam Cohn__________________________ Name: Adam Cohn Title: Chief Financial Officer and Treasurer VSE AVIATION, INC., a Delaware corporation By: /s/ Adam Cohn__________________________ Name: Adam Cohn Title: Chief Financial Officer and Treasurer VSE AVIATION, INC., a Florida corporation By: /s/ Adam Cohn__________________________ Name: Adam Cohn Title: Chief Financial Officer and Treasurer GLOBAL PARTS GROUP, INC., a Kansas corporation By: /s/ Adam Cohn__________________________ Name: Adam Cohn Title: Chief Financial Officer and Treasurer VSE AVIATION SERVICES, CO., a Kansas corporation By: /s/ Adam Cohn__________________________ Name: Adam Cohn Title: Chief Financial Officer and Treasurer

[Signature Page to Credit Agreement] DESSER HOLDING COMPANY, LLC, a Delaware limited liability company By: /s/ Adam Cohn__________________________ Name: Adam Cohn Title: Chief Financial Officer and Treasurer DESSER TIRE & RUBBER CO., LLC, a Delaware limited liability company By: /s/ Adam Cohn__________________________ Name: Adam Cohn Title: Chief Financial Officer and Treasurer AERO WHEEL & BRAKE SERVICE CORPORATION, a California corporation By: /s/ Adam Cohn__________________________ Name: Adam Cohn Title: Chief Financial Officer and Treasurer CEE BAILEY’S AIRCRAFT PLASTICS, a California corporation By: /s/ Adam Cohn__________________________ Name: Adam Cohn Title: Chief Financial Officer and Treasurer KELLSTROM AEROSPACE GROUP, INC., a Delaware corporation By: /s/ Adam Cohn__________________________ Name: Adam Cohn Title: Chief Financial Officer and Treasurer KELLSTROM COMMERCIAL AEROSPACE, INC., a Delaware corporation By: /s/ Adam Cohn__________________________ Name: Adam Cohn Title: Chief Financial Officer and Treasurer

[Signature Page to Credit Agreement] VORTEX AVIATION, INC., a Florida corporation By: /s/ Adam Cohn__________________________ Name: Adam Cohn Title: Chief Financial Officer and Treasurer TAG ONE, INC., an Arizona corporation By: /s/ Adam Cohn__________________________ Name: Adam Cohn Title: Chief Financial Officer and Treasurer TURBINE CONTROLS, LLC, a Delaware limited liability company By: /s/ Adam Cohn__________________________ Name: Adam Cohn Title: Chief Financial Officer and Treasurer TURBINE CONTROLS, LLC, a Florida limited liability company By: /s/ Adam Cohn__________________________ Name: Adam Cohn Title: Chief Financial Officer and Treasurer

[Signature Page to Credit Agreement] CITIZENS BANK, N.A., as Administrative Agent, Collateral Agent, Issuing Bank, Lender and Swingline Lender By: /s/ Darran Wee Name: DARRAN WEE Title: SENIOR VICE PRESIDENT

[Signature Page to Credit Agreement] Bank of America N.A. as a Lender By: /s/ David R. Feliciano Name: David R. Feliciano Title: Senior Vice President

[Signature Page to Credit Agreement] Wells Fargo Bank, National Association, as a Lender By: /s/ Timothy Favinger Name: Timothy Favinger Title: Executive Director

[Signature Page to Credit Agreement] PNC BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Ryan Garr Name: Ryan Garr Title: Senior Vice President

[Signature Page to Credit Agreement] ROYAL BANK OF CANADA, as a Lender By: /s/ Nikhil Madhok Name: Nikhil Madhok Title: Authorized Signatory

[Signature Page to Credit Agreement] M&T Bank, as a Lender By: /s/ Mark Wolfram Name: Mark Wolfram Title: Senior Vice President

[Signature Page to Credit Agreement] Truist Bank, as a Lender By: /s/ Anika Kirs Name: Anika Kirs Title: Director

[Signature Page to Credit Agreement] TD Bank, N.A., as a Lender By: /s/ Allison Damico Name: Allison Damico Title: Managing Director

[Signature Page to Credit Agreement] First Citizens Bank & Trust Co. as a Lender By: /s/ Fernando Rizzo Name: Fernando Rizzo Title: Director